PROSPECTUS SUPPLEMENT NO.3	Filed Pursuant to Rule 424(b)(3)
(To the Prospectus dated April 5, 2022)	Registration No. 333-263923

Up to 7,003,383 Shares of Common Stock

This prospectus supplement updates and supplements the prospectus dated April 5, 2022 (as amended, the "Prospectus"), which forms a part of our Registration Statement on Form S-1 (No. 333-263923). This prospectus supplement is being filed to update and supplement the information in the Prospectus with the information contained in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, filed with the Securities and Exchange Commission on November 14, 2022 (the "Report"). Accordingly, we have attached the Report to this prospectus supplement.

The Prospectus and this prospectus supplement relate to the issuance by us of an aggregate of up to 7,003,383 shares of our common stock, $0.0001 par value per share (the “Common Stock”), by Lincoln Park Capital Fund, LLC (the “Selling Securityholder”). The shares included in this prospectus consist of shares of Common Stock that we have issued or that we may, in our discretion, elect to issue and sell to the Selling Securityholder, from time to time after the date of this prospectus, pursuant to a common stock purchase agreement we entered into with the Selling Securityholder on February 18, 2022 (the “Purchase Agreement”), in which the Selling Securityholder has committed to purchase from us, at our direction, up to $50,000,000 of our Common Stock, subject to terms and conditions specified in the Purchase Agreement. Concurrently with our execution of the Purchase Agreement on February 18, 2022, we issued 100,000 shares of Common Stock to the Selling Securityholder as consideration for its irrevocable commitment to purchase shares of our Common Stock at our election in our sole discretion, from time to time after the date of this prospectus, upon the terms and subject to the satisfaction of the conditions set forth in the Purchase Agreement. See the section titled “Committed Equity Financing” for a description of the Purchase Agreement and the section titled “Selling Securityholder” for additional information regarding the Selling Securityholder.

The Common Stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “SRZN”. On November 14, 2022, the last reported sales price of the Common Stock as reported on Nasdaq was $1.79 per share.

This prospectus supplement should be read in conjunction with the Prospectus, including any amendments or supplements thereto, which is to be delivered with this prospectus supplement. This prospectus supplement is qualified by reference to the Prospectus, including any amendments or supplements thereto, except to the extent that the information in this prospectus supplement updates and supersedes the information contained therein.

This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus, including any amendments or supplements thereto.

We are an “emerging growth company” as defined under U.S. federal securities laws and, as such, have elected to comply with reduced public company reporting requirements. This prospectus supplement complies with the requirements that apply to an issuer that is an emerging growth company. We are incorporated in Delaware.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” beginning on page 9 of the Prospectus, and under similar headings in any amendments or supplements to the Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the accuracy or adequacy of this prospectus supplement or the Prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated November 15, 2022

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 10-Q

(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended September 30, 2022

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from to

Commission File Number: 001-39635

Surrozen, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	98-1556622
( State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
171 Oyster Point Blvd, Suite 400, South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 489-9000

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SRZN	The Nasdaq Capital Market
Redeemable warrants, each whole warrant exercisable for one share of Common Stock	SRZNW	The Nasdaq Capital Market

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

As of November 10, 2022, there were 35,122,863 shares of common stock, par value $0.0001 per share, issued and outstanding.

Table of Contents

		Page
PART I.	FINANCIAL INFORMATION
Item 1.	Financial Statements	1
	Unaudited Condensed Consolidated Balance Sheets as of September 30, 2022 and December 31, 2021	1
	Unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss for the three and nine months ended September 30, 2022 and 2021	2
	Unaudited Condensed Consolidated Statements of Stockholders’ Equity for the three and nine months ended September 30, 2022	3
	Unaudited Condensed Consolidated Statements of Redeemable Convertible Preferred Stock and Stockholders’ Equity for the three and nine months ended September 30, 2021	4
	Unaudited Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 2022 and 2021	5
	Notes to Unaudited Condensed Consolidated Financial Statements	6
Item 2.	Management’s Discussion and Analysis of Financial Condition and Results of Operations	17
Item 3.	Quantitative and Qualitative Disclosures About Market Risk	26
Item 4.	Controls and Procedures	26

PART II.	OTHER INFORMATION
Item 1.	Legal Proceedings	28
Item 1A.	Risk Factors	28
Item 2.	Unregistered Sales of Equity Securities and Use of Proceeds	43
Item 3.	Defaults Upon Senior Securities	43
Item 4.	Mine Safety Disclosures	43
Item 5.	Other Information	43
Item 6.	Exhibits	44
Signatures		45

i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in this Report constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. These forward-looking statements include statements about future financial and operating results of Surrozen; statements about the plans, strategies and objectives of management for future operations of Surrozen; and statements regarding future performance. In some cases, you can identify these forward-looking statements by the use of terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words or phrases.

These statements are based upon information available to us as of the date of this Report, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and such statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements. Except to the extent required by applicable law, we are under no obligation (and expressly disclaim any such obligation) to update or revise our forward-looking statements whether as a result of new information, future events, or otherwise.

There are no guarantees that the transactions and events described will happen as described (or that they will happen at all). The forward-looking statements contained in this Report are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from those expressed in any forward-looking statement. For a further discussion of these and other factors that could cause the our future results, performance or transactions to differ significantly from those expressed in any forward-looking statement, please see the section of this Report titled “Risk Factors” and “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on March 28, 2022.

ii

PART I—FINANCIAL INFORMATION

Item 1. Financial Statements

SURROZEN, INC.

Condensed Consolidated Balance Sheets

(In thousands, except per share amounts)

	September 30, 2022	December 31, 2021
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$25,531	$33,091
Short-term marketable securities	52,864	68,760
Prepaid expenses and other current assets	4,324	3,338
Total current assets	82,719	105,189

Property and equipment, net	3,906	4,794
Operating lease right-of-use assets	3,558	4,582
Long-term marketable securities	—	21,655
Restricted cash	405	405
Other assets	846	549
Total assets	$91,434	$137,174

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$362	$2,718
Accrued and other liabilities	6,133	8,662
Lease liabilities, current portion	2,159	2,193
Total current liabilities	8,654	13,573

Lease liabilities, noncurrent portion	3,957	5,600
Warrant liabilities	1,332	8,301
Total liabilities	13,943	27,474

Commitments and contingencies (Note 7)

Stockholders’ equity:
Preferred stock, $0.0001 par value, 10,000 shares authorized; no shares issued and outstanding as of September 30, 2022 and December 31, 2021	—	—
Common stock, $0.0001 par value, 500,000 shares authorized as of September 30, 2022 and December 31, 2021; 35,123 and 35,034 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	4	4
Additional paid-in capital	255,789	252,464
Accumulated other comprehensive loss	(424)	(119)
Accumulated deficit	(177,878)	(142,649)
Total stockholders’ equity	77,491	109,700
Total liabilities and stockholders’ equity	$91,434	$137,174

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

SURROZEN, INC.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Operating expenses:
Research and development	$8,624	$10,418	$27,576	$29,284
General and administrative	4,981	3,287	14,594	10,112
Total operating expenses	13,605	13,705	42,170	39,396
Loss from operations	(13,605)	(13,705)	(42,170)	(39,396)
Interest income	198	14	307	30
Other income (expense), net	50	(328)	6,634	(328)
Net loss	(13,357)	(14,019)	(35,229)	(39,694)
Unrealized gain (loss) on marketable securities, net of tax	52	(16)	(305)	(16)
Comprehensive loss	$(13,305)	$(14,035)	$(35,534)	$(39,710)

Net loss per share attributable to common stockholders, basic and diluted	$(0.38)	$(0.51)	$(1.01)	$(1.86)

Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	34,968	27,402	34,926	21,291

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

SURROZEN, INC.

Condensed Consolidated Statements of Stockholders’ Equity

(Unaudited)

(In thousands)

			Additional	Accumulated other		Total
	Common stock		paid-in	comprehensive	Accumulated	stockholders’
	Shares	Amount	capital	loss	deficit	equity
Balance at December 31, 2021	35,034	$4	$252,464	$(119)	$(142,649)	$109,700
Issuance of common stock under Equity Purchase Agreement	100	—	273	—	—	273
Repurchase of early exercised stock options	(8)	—	—	—	—	—
Vesting of early exercised stock options	—	—	30	—	—	30
Stock-based compensation expense	—	—	916	—	—	916
Other comprehensive loss	—	—	—	(310)	—	(310)
Net loss	—	—	—	—	(7,947)	(7,947)
Balance at March 31, 2022	35,126	4	253,683	(429)	(150,596)	102,662
Repurchase of early exercised stock options	(2)	—	—	—	—	—
Vesting of early exercised stock options	—	—	27	—	—	27
Stock-based compensation expense	—	—	979	—	—	979
Other comprehensive loss	—	—	—	(47)	—	(47)
Net loss	—	—	—	—	(13,925)	(13,925)
Balance at June 30, 2022	35,124	4	254,689	(476)	(164,521)	89,696
Repurchase of early exercised stock options	(1)	—	—	—	—	—
Vesting of early exercised stock options	—	—	23	—	—	23
Stock-based compensation expense	—	—	1,077	—	—	1,077
Other comprehensive income	—	—	—	52	—	52
Net loss	—	—	—	—	(13,357)	(13,357)
Balance at September 30, 2022	35,123	$4	$255,789	$(424)	$(177,878)	$77,491

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

SURROZEN, INC.

Condensed Consolidated Statements of Redeemable Convertible Preferred Stock and Stockholders’ Equity

(Unaudited)

(In thousands)

	Redeemable convertible				Additional	Accumulated other		Total
	preferred stock		Common stock		paid-in	comprehensive	Accumulated	stockholders’
	Shares	Amount	Shares	Amount	capital	loss	deficit	equity
Balance at December 31, 2020, as previously reported	95,290	$133,097	8,649	$1	$2,196	$—	$(88,001)	$(85,804)
Retroactive application of recapitalization	(95,290)	(133,097)	9,608	1	133,096	—	—	133,097
Balance at December 31, 2020, after effect of Business Combination	—	—	18,257	2	135,292	—	(88,001)	47,293
Exercises of stock options	—	—	76	—	196	—	—	196
Restricted stock granted	—	—	123	—	—	—	—	—
Reclassification to liability for early exercised stock options	—	—	—	—	(120)	—	—	(120)
Vesting of early exercised stock options	—	—	—	—	30	—	—	30
Stock-based compensation expense	—	—	—	—	475	—	—	475
Net loss	—	—	—	—	—	—	(13,022)	(13,022)
Balance at March 31, 2021, after effect of Business Combination	—	—	18,456	2	135,873	—	(101,023)	34,852
Exercises of stock options	—	—	50	—	109	—	—	109
Restricted stock granted	—	—	70	—	—	—	—	—
Restricted stock forfeited	—	—	(16)	—	—	—	—	—
Reclassification to liability for early exercised stock options	—	—	—	—	(65)	—	—	(65)
Vesting of early exercised stock options	—	—	—	—	47	—	—	47
Repurchase of early exercised stock options	—	—	(1)	—	—	—	—	—
Stock-based compensation expense	—	—	—	—	532	—	—	532
Net loss	—	—	—	—	—	—	(12,653)	(12,653)
Balance at June 30, 2021, after effect of Business Combination	—	—	18,559	2	136,496	—	(113,676)	22,822
Issuance of common stock upon Business Combination and PIPE Financing, net of transaction costs and warrant liabilities	—	—	16,440	2	114,246	—	—	114,248
Exercises of stock options	—	—	28	—	72	—	—	72
Reclassification to liability for early exercised stock options	—	—	—	—	(40)	—	—	(40)
Vesting of early exercised stock options	—	—	—	—	48	—	—	48
Stock-based compensation expense	—	—	—	—	616	—	—	616
Other comprehensive loss	—	—	—	—	—	(16)	—	(16)
Net loss	—	—	—	—	—	—	(14,019)	(14,019)
Balance at September 30, 2021	—	$—	35,027	$4	$251,438	$(16)	$(127,695)	$123,731

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

SURROZEN, INC.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Nine Months Ended September 30,
	2022	2021
Operating activities:
Net loss	$(35,229)	$(39,694)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,477	1,528
Stock-based compensation	2,972	1,623
Non-cash operating lease expense	1,024	958
Amortization of premium on marketable securities, net	270	—
Change in fair value of warrant liabilities	(6,969)	(64)
Other expense related to the commitment shares issued to Lincoln Park	273	—
Transaction costs allocated to warrants in connection with Business Combination	—	392
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(885)	(2,793)
Other assets	(398)	(886)
Accounts payable	(2,365)	129
Accrued and other liabilities	(2,433)	3,120
Operating lease liabilities	(1,677)	(1,583)
Net cash used in operating activities	(43,940)	(37,270)

Investing activities:
Purchases of property and equipment	(580)	(945)
Purchases of marketable securities	(20,894)	(74,342)
Sales of marketable securities	—	1,100
Proceeds from maturities of marketable securities	57,870	13,100
Net cash provided by (used in) investing activities	36,396	(61,087)

Financing activities:
Proceeds from issuance of common stock upon Business Combination and PIPE Financing, net of transaction costs	—	124,095
Proceeds from exercise of stock options	—	377
Repurchase of early exercised stock options	(16)	(1)
Net cash (used in) provided by financing activities	(16)	124,471

Net (decrease) increase in cash, cash equivalents and restricted cash	(7,560)	26,114
Cash, cash equivalents and restricted cash at beginning of period	33,496	35,387
Cash, cash equivalents and restricted cash at end of period	$25,936	$61,501

Supplemental disclosure of noncash investing and financing activities:
Conversion of redeemable convertible preferred stock into common stock	$—	$133,097
Assumption of warrant liabilities in Business Combination	$—	$8,372
Transaction costs in Business Combination included in accrued liabilities	$—	$1,867
Purchases of property and equipment included in accounts payable	$9	$208
Vesting of early exercises of stock options	$80	$125
Reclassification of early exercised stock options to liability	$—	$225
Increase in right-of-use assets and lease liabilities due to lease extension	$—	$257

The following table presents a reconciliation of the Company’s cash, cash equivalents and restricted cash in the Company’s unaudited condensed consolidated balance sheets:

	September 30,
	2022	2021
Cash and cash equivalents	$25,531	$61,096
Restricted cash	405	405
Cash, cash equivalents and restricted cash	$25,936	$61,501

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

SURROZEN, INC.

Notes to the Unaudited Condensed Consolidated Financial Statements

Note 1. Organization and Business

Organization

Surrozen, Inc., or the Company, formerly known as Consonance-HFW Acquisition Corp., or Consonance, is a clinical stage biotechnology company committed to discovering and developing drug candidates to selectively modulate the Wnt pathway, a critical mediator of tissue repair, in a broad range of organs and tissues, for human diseases. The Company, a Delaware corporation, is located in South San Francisco, California.

Business Combination and Private Investment in Public Entity Financing

Consonance was a blank check company incorporated as a Cayman Islands exempted company on August 21, 2020. It was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

On August 11, 2021, Consonance consummated a business combination, or the Business Combination, among Consonance, Perseverance Merger Sub Inc., a subsidiary of Consonance, and Surrozen, Inc., or Legacy Surrozen, a Delaware company incorporated on August 12, 2015. Upon closing of the Business Combination, Consonance became a Delaware corporation and was renamed to Surrozen, Inc., Legacy Surrozen, was renamed to Surrozen Operating, Inc., and Legacy Surrozen continued as a wholly-owned subsidiary of the Company. See Note 3, “Recapitalization” for additional details.

In May 2022, Surrozen Netherlands, B.V. was incorporated and located in Rotterdam, Netherlands as a wholly-owned subsidiary of Surrozen Operating, Inc.

Liquidity

The Company has incurred net losses since inception. The Company has historically financed the operations primarily through private placements of redeemable convertible preferred stock. As of September 30, 2022, the Company had cash, cash equivalents and marketable securities of $78.4 million. As of September 30, 2022, the Company had an accumulated deficit of approximately $177.9 million. The Company expects operating expenses to continue to increase in connection with our ongoing clinical studies and anticipates the need to raise additional capital to continue to execute its long-range business plan.

In October 2022, the Company executed a Collaboration and License Agreement, or CLA, with Boehringer Ingelheim International GmbH, or BI, pursuant to which the Company is eligible to receive a non-refundable upfront payment of $12.5 million (see Note 11). The Company expects to receive approximately $10.5 million of the upfront payment in the fourth quarter of 2022 and the remaining $2.0 million during the first six months of 2023.

Management believes that the existing cash, cash equivalents, and marketable securities, plus the gross cash proceeds of $12.5 million that will be received pertaining to the CLA, before deducting the fees of $1.3 million to be paid to Stanford and The Regents of the University of California (see Note 11), are sufficient for the Company to continue operating activities for at least the next 12 months from the date of issuance of its unaudited condensed consolidated financial statements. However, if the Company’s anticipated cash burn is greater than anticipated, the Company could use its capital resources sooner than expected which may result in the need to reduce future planned expenditures and/or raise additional capital to continue to fund the operations.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

The Company’s unaudited condensed consolidated financial statements and accompanying notes have been prepared in accordance with generally accepted accounting principles in the United States of America, or GAAP, and pursuant to the regulations of the U.S. Securities and Exchange Commission, or SEC. As permitted under those rules, certain footnotes or other financial information that are normally required by GAAP have been condensed or omitted and accordingly, the condensed consolidated balance sheet as of December 31, 2021 has been derived from the Company’s audited consolidated financial statements at that date but does not include all of the information required by GAAP for complete consolidated financial statements. These unaudited condensed consolidated financial statements have been prepared on the same basis as the Company’s annual consolidated financial statements and, in the opinion of management, reflect all adjustments (consisting of normal recurring adjustments) that are necessary for a fair presentation of the Company’s consolidated financial statements. The results of operations for the three and nine months ended September 30, 2022 are not necessarily indicative of the results to be expected for the year ended December 31, 2022 or for any other interim period or future year.

The unaudited condensed consolidated financial statements include the accounts of the Company and its subsidiaries. All intercompany transactions and balances have been eliminated.

The Business Combination discussed in Note 1 was accounted for as a reverse recapitalization with Legacy Surrozen as the accounting acquirer and Consonance as the acquired company for accounting purposes. Accordingly, all historical financial information presented in the unaudited condensed consolidated financial statements represents the accounts of Legacy Surrozen at their historical cost as if Legacy Surrozen is the predecessor to the Company. The unaudited condensed consolidated financial statements following the closing of the Business Combination reflect the results of the combined entity’s operations. All issued and outstanding common stock, redeemable convertible preferred stock and stock awards of Legacy Surrozen and per share amounts contained in the unaudited condensed consolidated financial statements for the periods presented prior to the closing of the Business Combination on August 11, 2021 have been retroactively restated to reflect the exchange ratio established in the Business Combination. See Note 3, “Recapitalization” for additional details.

The accompanying condensed consolidated financial statements and related financial information should be read in conjunction with the audited consolidated financial statements and the related notes thereto for the year ended December 31, 2021 included in the Company’s Annual Report on Form 10-K, filed with the SEC on March 28, 2022.

Use of Estimates

The preparation of unaudited condensed consolidated financial statements in conformity with GAAP requires management to make judgments, estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the unaudited condensed consolidated financial statements and the reported amounts of expenses during the reporting periods. Significant estimates and assumptions made in the accompanying unaudited condensed consolidated financial statements include, but are not limited to, certain accrued expenses for research and development activities, the fair value of common stock prior to the Business Combination, stock-based compensation expense and income taxes. Management bases its estimates on historical experience and on various other market-specific and relevant assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results could materially differ from those estimates.

Concentration of Credit Risk

Financial instruments, which potentially subject the Company to significant concentration of credit risk, consist of cash, cash equivalents and marketable securities. The Company's cash is held by one financial institution that management believes is creditworthy. Such deposits held with the financial institution may at times exceed federally insured limits, however, its exposure to credit risk in the event of default by the financial institution is limited to the extent of amounts recorded on the unaudited condensed consolidated balance sheets. The Company performs evaluations of the relative credit standing of these financial institutions to limit the amount of credit exposure. The Company's policy is to invest cash in institutional money market funds and marketable securities with high credit quality to limit the amount of credit exposure. The Company currently maintains a portfolio of cash equivalents and marketable securities in a variety of securities, including money market funds, U.S. government bonds, commercial paper and corporate debt securities. The Company has not experienced any realized losses on its cash equivalents and marketable securities.

Marketable Securities

The Company invests its excess cash in U.S. government bonds, commercial paper and corporate debt securities. All marketable securities have been classified as available-for-sale and are carried at estimated fair value as determined based upon quoted market prices or pricing models for similar securities. The Company does not buy or hold securities principally for the purpose of selling them in the near future. The Company’s policy is focused on the preservation of capital, liquidity and return. From time to time, the Company may sell certain securities, but the objectives are generally not to generate profits on short-term differences in price.

Short-term marketable securities have maturities less than or equal to one year as of the balance sheet date. Long-term marketable securities have maturities greater than one year as of the balance sheet date. These marketable securities are carried at estimated fair value with unrealized holding gains or losses included in accumulated other comprehensive loss in stockholders’ equity until realized. Gains and losses on marketable security transactions are reported on the specific-identification method. Interest income is recognized in the unaudited condensed consolidated statements of operations and comprehensive loss when earned.

The Company periodically evaluates its available-for-sale marketable securities for impairment. When the fair value of a marketable security is below its amortized cost basis, the amortized cost is reduced to its fair value if it is more likely than not that the Company is required to sell the impaired security before recovery of its amortized cost, or the Company has the intention to sell the security. If neither of these conditions are met, the Company determines whether the impairment is due to credit losses by comparing the present value of the expected cash flows of the security with its amortized cost basis. The amount of impairment recognized is limited to the excess of the amortized cost basis over the fair value of the security. An allowance for credit losses for the excess of amortized cost basis over the expected cash flows, if any, is recorded in other income (expense), net on the unaudited condensed consolidated statements of operations. Impairment losses that are not credit-related are included in accumulated other comprehensive loss in stockholders’ equity.

Warrant Liabilities

The Company's Public Warrants, Private Placement Warrants and PIPE Warrants were classified as liabilities (see Note 9). At the end of each reporting period, any changes in fair value during the period are recognized in other income, net within the unaudited condensed consolidated statements of operations and comprehensive loss. The Company will continue to adjust the warrant liabilities for changes in the fair value until the earlier of a) the exercise or expiration of the warrants or b) the redemption of the warrants, at which time such warrants will be reclassified to additional paid-in capital.

Net Loss Per Share

Basic net loss per share is calculated by dividing the net loss attributable to common stock by the weighted-average number of shares of common stock outstanding for the period, without consideration for potential dilutive securities. Since the Company was in a loss position for the periods presented, basic net loss per share is the same as diluted net loss per share as the effects of potentially dilutive securities are antidilutive. The following table presents the potential shares of common stock outstanding that were excluded from the computation of diluted net loss per share of common stock as of the periods presented because including them would have been antidilutive (in thousands):

	September 30,
	2022	2021

Options outstanding	3,811	1,701
Unvested restricted stock	117	178
Unvested common stock subject to repurchase	29	102
Warrants to purchase common stock	7,219	7,219
Total	11,176	9,200

Note 3. Recapitalization

On August 11, 2021, Consonance consummated the Business Combination (see Note 1). Immediately after the consummation of the Business Combination, certain investors subscribed for and purchased an aggregate of 12.0 million units, each consisting of one share of the Company’s common stock and one-third of one redeemable warrant, for a purchase price of $10.00 per unit through a private investment in public entity financing, or PIPE Financing. In connection with the Business Combination and PIPE Financing, Legacy Surrozen received the aggregate cash consideration of $128.8 million, after deducting the transaction fees incurred by Consonance. The cash consideration was comprised of $8.6 million in proceeds from issuance of common stock upon the closing of the Business Combination and $120.2 million in proceeds from the PIPE Financing. The Company incurred transaction costs of $6.3 million, consisting of legal, accounting and other professional services directly related to the Business Combination, $0.4 million of which were allocated to the warrant liabilities assumed and recognized as other expenses when incurred. The remaining $5.9 million were recorded as a reduction of additional paid-in capital in the unaudited condensed consolidated balance sheet. Legacy Surrozen was deemed the accounting acquirer in the Business Combination and the Business Combination was accounted for as a reverse recapitalization based on the following predominant factors:

•
Legacy Surrozen’s stockholders have the greatest voting interest in the Company;
•
The Company’s board and senior management are primarily composed of individuals associated with Legacy Surrozen; and
•
Legacy Surrozen is the larger entity based on historical operating activity and has the larger employee base at the time of the Business Combination.

Accordingly, for accounting purposes, the reverse recapitalization was treated as the equivalent of Legacy Surrozen issuing stock for the net assets of Consonance, accompanied by a recapitalization. The net assets of Consonance are stated at historical cost, with no goodwill or other intangible assets recorded.

Pursuant to the business combination agreement, upon the closing of the Business Combination, (i) each share of redeemable convertible preferred stock of Legacy Surrozen (on an as converted to common stock basis) and each share of common stock of Legacy Surrozen, whether vested or unvested, was converted into 0.175648535 shares of the Company’s common stock and (ii) each outstanding option to purchase common stock of Legacy Surrozen was converted into an option to purchase shares of the Company’s common stock based on an exchange ratio of 0.175648535, or the Exchange Ratio, with corresponding adjustments to the exercise price. All issued and outstanding common stock, preferred stock and stock awards of Legacy Surrozen and corresponding capital amounts contained in the unaudited condensed consolidated financial statements for the periods presented prior to the closing of the Business Combination have been retroactively restated to reflect the conversion.

Note 4. Fair Value Measurement

The following tables summarize the Company’s financial assets and liabilities that are measured at fair value on a recurring basis (in thousands):

	September 30, 2022
	Level 1	Level 2	Level 3	Total
Assets:
Money market funds(1)	$22,865	$—	$—	$22,865
Commercial paper	—	18,223	—	18,223
Corporate bonds	—	16,946	—	16,946
Government bonds	—	17,695	—	17,695
Total financial assets measured at fair value	$22,865	$52,864	$—	$75,729

Liabilities(2):
Public Warrants	$566	$—	$—	$566
Private Placement Warrants	—	27	—	27
PIPE Warrants	—	739	—	739
Total financial liabilities measured at fair value	$566	$766	$—	$1,332

	December 31, 2021
	Level 1	Level 2	Level 3	Total
Assets:
Money market funds(1)	$32,310	$—	$—	$32,310
Commercial paper	—	49,136	—	49,136
Corporate bonds	—	19,480	—	19,480
Government bonds	—	18,082	—	18,082
Foreign bonds	—	3,717	—	3,717
Total financial assets measured at fair value	$32,310	$90,415	$—	$122,725

Liabilities(2):
Public Warrants	$3,527	$—	$—	$3,527
Private Placement Warrants	—	166	—	166
PIPE Warrants	—	4,608	—	4,608
Total financial liabilities measured at fair value	$3,527	$4,774	$—	$8,301

(1)
Money market funds are included in cash and cash equivalents on the unaudited condensed consolidated balance sheets as of September 30, 2022 and December 31, 2021.
(2)
See the definition and discussion of Public Warrants, Private Placement Warrants and PIPE Warrants in Note 9.

There were no changes to the valuation methods utilized and there were no transfers of financial instruments between Level 1, Level 2, and Level 3 during the nine months ended September 30, 2022.

Corporate bonds, commercial paper, foreign bonds and government bonds are classified as Level 2 as they were valued based upon quoted market prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which all significant inputs are observable in the market or can be corroborated by observable market data for substantially the full term of the assets.

The Public Warrants are classified as Level 1 due to the use of an observable market quote in an active market. The Private Placement Warrants and PIPE Warrants are classified as Level 2 due to the use of observable market data for identical or similar liabilities. The fair value of each Private Placement Warrant and PIPE Warrant was determined to be consistent with that of a Public Warrant because the Private Placement Warrants and PIPE Warrants are also subject to the make-whole redemption feature, which allows the Company to redeem both types of warrants on similar terms when the stock price is in the range of $10 to $18 per share.

The following tables provide the Company’s marketable securities by security type (in thousands):

	September 30, 2022
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Commercial paper	$18,223	$—	$—	$18,223
Corporate bonds	17,006	—	(60)	16,946
Government bonds	18,059	—	(364)	17,695
Total short-term marketable securities	$53,288	$—	$(424)	$52,864

	December 31, 2021
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Commercial paper	$49,136	$—	$—	$49,136
Corporate bonds	15,920	4	(17)	15,907
Foreign bonds	3,725	—	(8)	3,717
Total short-term marketable securities	$68,781	$4	$(25)	$68,760

Government bonds	$18,165	$—	$(83)	$18,082
Corporate bonds	3,588	—	(15)	3,573
Total long-term marketable securities	$21,753	$—	$(98)	$21,655

The following table indicates the length of the time that individual securities have been in a continuous unrealized loss position as of September 30, 2022 (dollars in thousands):

		Less Than 12 Months
	Number of Investments	Fair Value	Unrealized Losses
Corporate bonds	7	$16,946	$60
Government bonds	3	17,695	364
Total	10	$34,641	$424

As of September 30, 2022 and December 31, 2021, all short-term marketable securities had maturities of one year or less. There have been no significant realized gains or losses on the short-term and long-term marketable securities during the three and nine months ended September 30, 2022 and 2021. The Company periodically reviews the available-for-sale investments for other-than-temporary impairment loss. All investments with unrealized losses have been in a loss position for less than 12 months. The Company determined that the unrealized loss was primarily attributed to changes in current market interest rates and not to credit quality. The Company does not intend to sell the marketable securities that are in an unrealized loss position, nor is it more likely than not that the Company will be required to sell the marketable securities before the recovery of the amortized cost basis, which may be at maturity. As a result, the Company did not recognize any other-than-temporary impairment losses as of September 30, 2022.

Note 5. Balance Sheet Components

Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consist of the following (in thousands):

	September 30, 2022	December 31, 2021
Prepaid insurance	$1,687	$1,485
Prepaid research and development expenses	1,400	141
Prepaid rent	290	53
Interest and other receivables	167	762
Other	780	897
Prepaid expenses and other current assets	$4,324	$3,338

Accrued and Other Liabilities

Accrued and other liabilities consist of the following (in thousands):

	September 30, 2022	December 31, 2021
Accrued payroll and related expenses	$3,779	$2,887
Accrued research and development expenses	1,405	3,666
Accrued legal and audit fees	501	1,520
Liability for early exercised stock options	110	205
Other	338	384
Accrued and other liabilities	$6,133	$8,662

Note 6. License Agreements

Stanford License Agreements

In March 2016, the Company entered into a license agreement with Stanford University, or the 2016 Stanford Agreement, which was amended in July 2016, October 2016 and January 2021, pursuant to which the Company obtained from Stanford a worldwide, exclusive, sublicensable license under certain patents, rights, or licensed patents and technology related to its engineered Wnt surrogate molecules to make, use, import, offer to sell and sell products that are claimed by the licensed patents or that use or incorporate such technology, or licensed products, for the treatment, diagnosis and prevention of human and veterinary diseases. The Company agreed to pay Stanford an aggregate of up to $0.9 million for the achievement of specified development and regulatory milestones, and an aggregate of up to $5.0 million for achievement of specified sales milestones. Stanford is also entitled to receive royalties from the Company equal to a very low single digit percentage of the Company’s and its sublicensees’ net sales of licensed products that are covered by a valid claim of a licensed patent. Additionally, the Company agreed to pay Stanford a low double-digit percentage of non-royalty sublicense consideration received by the Company in connection with any sublicense granted to a third-party and, if the Company is acquired, a one-time change of control fee in the low six figures.

In June 2018, the Company entered into another license agreement with Stanford, or the 2018 Stanford Agreement, pursuant to which the Company obtained from Stanford a worldwide, exclusive, sublicensable license under certain patent rights related to its surrogate R-spondin proteins, or the licensed patents, to make, use, import, offer to sell and sell products that are claimed by the licensed patents, or licensed products, for the treatment, diagnosis and prevention of human and veterinary diseases, or the exclusive field. Additionally, Stanford granted the Company a worldwide, non-exclusive, sublicensable license under the licensed patents to make and use licensed products for research and development purposes in furtherance of the exclusive field and a worldwide, non-exclusive license to make, use and import, but not to offer to sell or sell, licensed products in any other field of use. The Company agreed to pay Stanford an aggregate of up to $0.4 million for the achievement of specified development and regulatory milestones. Stanford is also entitled to receive royalties from the Company equal to a sub-single digit percentage of the Company’s and its sublicensees’ net sales of licensed products. Additionally, Stanford is entitled to receive a one-time payment in the low six figures for each sublicense of the licensed patents that the Company grants to a third party and, if the Company is acquired, a one-time nominal change of control fee.

For the three and nine months ended September 30, 2022, the Company incurred de minimis and $0.1 million research and development expenses under the Stanford agreements. For the three and nine months ended September 30, 2021, the Company incurred de minimis research and development expenses under the Stanford agreements. No milestones have been achieved as of September 30, 2022.

UCSF License and Option Agreements

In September and October 2016, the Company entered into two separate license and option agreements with The Regents of the University of California, or the UCSF Agreements, pursuant to which the Company obtained exclusive licenses from UCSF for internal research and antibody discovery purposes and an option to negotiate with UCSF to obtain an exclusive license under UCSF’s rights in the applicable library to make, use, sell, offer for sale and import products incorporating antibodies identified or resulting from the Company’s use of such library, or licensed products.

In January 2020, the Company amended and restated the UCSF Agreements to provide non-exclusive licenses to make and use a certain human Fab naïve phage display library and to make and use a certain phage display llama VHH single domain antibody library for internal research and antibody discovery purposes and an option to negotiate with UCSF to obtain a non-exclusive commercial license under UCSF’s rights in the applicable library to make, use, sell, offer for sale and import products incorporating antibodies identified or resulting from the Company’s use of such library, or licensed products.

In March 2022, the Company exercised the option under the UCSF Agreements and entered into a non-exclusive commercial license agreement to make and use licensed products derived from the phage display llama VHH single domain antibody library. Under the commercial license agreement, the Company paid UCSF a nominal license issue fee and agreed to pay a nominal annual license maintenance fee, five- to six-digit payments per licensed product upon achievement of a regulatory milestone, nominal minimum annual royalties, and earned royalties equal to a sub-single digit percentage of the Company’s and the Company’s sublicensees’ net sales of licensed products.

For the three and nine months ended September 30, 2022, the Company incurred de minimis and $0.1 million research and development expenses under the UCSF Agreements and the commercial license agreement. For the three and nine months ended September 30, 2021, the Company incurred de minimis research and development expenses under the UCSF Agreements and the commercial license agreement. No milestones have been achieved as of September 30, 2022.

Distributed Bio Subscription Agreement

In September 2016, the Company entered into, and in January 2019, the Company amended, an antibody library subscription agreement with Charles River Laboratories International, Inc., formerly known as Distributed Bio, Inc., or the Distributed Bio Agreement, in which the Company obtained from Distributed Bio a non-exclusive license to use Distributed Bio’s antibody library to identify antibodies directed to an unlimited number of the Company’s proprietary targets and to make, use, sell, offer for sale, import and exploit products incorporating the antibodies that the Company identifies, or licensed products. The Company agreed to pay Distributed Bio an annual fee in the low six figures after the first three years. Additionally, the Company agreed to pay Distributed Bio an aggregate of $5.9 million for each licensed product that achieves specified development, regulatory and commercial milestones and royalties equal to a very low single digit percentage of the Company’s and its sublicensees’ net sales of licensed products. The Company’s obligation to pay royalties will end for each licensed product ten years after its first commercial sale.

For the three and nine months ended September 30, 2022, the Company incurred $0.1 million research and development expenses under the Distributed Bio Agreement as the Company achieved a milestone with regard to the initiation of the Phase 1 clinical trial for SZN-1326 in May 2022. For the three and nine months ended September 30, 2021, the Company incurred de minimis research and development expenses under the Distributed Bio Agreement.

Note 7. Commitments and Contingencies

Lease Agreements

In August 2016, the Company entered into a lease agreement for office and lab space, which consists of approximately 32,813 square feet of rental space in South San Francisco, California. The office space lease is classified as an operating lease. The initial lease term commenced in May 2017 and ends in April 2025, with rent payments escalating each year. The Company has options to extend the lease for additional years, but the exercise of the option was not reasonably certain. In connection with the lease, the Company maintains a letter of credit for the benefit of the landlord in the amount of $0.4 million, which is recorded as restricted cash in the unaudited condensed consolidated balance sheets.

In January 2020, the Company entered into a lease agreement for a term of 18 months commencing June 2020 for approximately 6,478 square feet of office space. This office space lease, which was amended in September 2021, was classified as an operating lease and expired in June 2022.

The operating lease expense for the three and nine months ended September 30, 2022 and 2021 was $0.4 million, $1.5 million, $0.5 million and $1.5 million, respectively.

Aggregate future minimum rental payments under the operating leases as of September 30, 2022, were as follows (in thousands):

Remaining three months ending December 31, 2022	$636
Year ending December 31, 2023	2,596
Year ending December 31, 2024	2,670
Year ending December 31, 2025	891
Total lease payments	6,793
Less: Imputed interest	(677)
Operating lease liabilities	$6,116

Note 8. Stockholders’ Equity

Equity Purchase Agreement

In February 2022, the Company entered into the Equity Purchase Agreement with Lincoln Park, pursuant to which Lincoln Park is obligated to purchase up to $50.0 million of the Company’s common stock with a maximum of 7,003,383 shares from time to time at the Company’s sole discretion over a 36-month period commencing on April 27, 2022. The Company also entered into a registration rights agreement with Lincoln Park pursuant to which the Company filed with the SEC the registration statement to register for resale under the Securities Act of 1933, as amended, the shares of common stock that have been or may be issued to Lincoln Park under the Equity Purchase Agreement. The registration statement was effective on April 5, 2022.

Upon execution of the Equity Purchase Agreement, the Company issued 0.1 million shares of common stock to Lincoln Park with the fair value of $0.3 million as consideration for Lincoln Park’s commitment to purchase the Company’s common stock, which was included in other income (expense), net on the unaudited condensed consolidated statements of operations and comprehensive loss. In the event that the Company sells its common stock under the Equity Purchase Agreement for an aggregate price equal to or greater than $30.0 million, the Company shall pay an additional commitment fee of $0.1 million in cash to Lincoln Park.

As contemplated by the Equity Purchase Agreement, and so long as the closing price of the Company’s common stock exceeds $1.00 per share, the Company may direct Lincoln Park, at its sole discretion, to purchase up to 30,000 shares of its common stock, or the Regular Purchase Share Limit, on any business day at a purchase price per share equal to the lower of: (i) the lowest price of the Company’s common stock on the applicable purchase date and (ii) the average of the 3 lowest closing prices of the Company’s common stock during the 10 consecutive business days preceding such purchase date. The Regular Purchase Share Limit may be increased to up to 35,000 shares and 40,000 shares if the closing price of the Company’s common stock is not below $10.00 per share and $12.00 per share, respectively. Any single purchase of the Company’s common stock shall not exceed $3.5 million.

The Company may also direct Lincoln Park to purchase additional shares no less than the Regular Purchase Share Limit and no greater than 500,000 shares at a purchase price per share equal to 96% of the lower of (i) the closing price of the Company’s common stock on the purchase date and (ii) the volume weighted average price of the Company’s common stock on the purchase date.

As of September 30, 2022, the Company has not sold any shares of common stock under the Equity Purchase Agreement.

Note 9. Common Stock Warrants

In connection with the Business Combination, Legacy Surrozen, as the accounting acquirer, was deemed to assume warrants held by Consonance’s stockholders, or the Public Warrants, and warrants held by Consonance's sponsor, or the Private Placement Warrants. In addition, in the PIPE Financing, certain investors subscribed for and purchased an aggregate of 12.0 million units, each consisting of one share of the Company’s common stock and one-third of one redeemable warrant, or PIPE Warrants. All of these warrants were outstanding as of September 30, 2022. The following table sets forth the common stock warrants outstanding as of September 30, 2022 (in thousands, except exercise price per warrant):

Type	Classification	Expiration Date	Exercise Price per Warrant	Number of Warrants	Fair Value
Public Warrants	Liability	August 12, 2026	$11.50	3,067	$566
Private Placement Warrants	Liability	August 12, 2026	11.50	145	27
PIPE Warrants	Liability	August 12, 2026	11.50	4,007	739
Total				7,219	$1,332

Public Warrants

Each whole Public Warrant entitles the holder to purchase one share of the Company’s common stock at a price of $11.50 per share, at any time commencing on November 23, 2021 and terminating at the earlier of August 12, 2026 or upon redemption or liquidation. The exercise price and number of shares issuable upon exercise of the Public Warrants may be adjusted in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. The Company would not be obligated to deliver any shares of common stock pursuant to the exercise of a Public Warrant and would have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act with respect to the common stock underlying the Public Warrants is then effective. The registration statement on Form S-1 to register for resale under the Securities Act of 1933, as amended, was effective in November 2021. The Company shall use its efforts to maintain the effectiveness of the registration statement until the expiration or redemption of the Public Warrants. If the Company fails to have maintained an effective registration statement, the Public Warrant holders have the right to exercise the Public Warrants on a cashless basis until such time as there is an effective registration statement.

The Company may redeem the outstanding Public Warrants at a price of $0.01 per warrant if the closing price of common stock equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and similar transaction). Additionally, the Company may redeem the outstanding Public Warrants at a price of $0.10 per warrant if the closing price of common stock equals or exceeds $10.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and similar transaction). Notice of redemption shall be mailed to the Public Warrant holders no less than 30 days prior to the redemption date, or the Redemption Period. If the closing price of common stock equals or exceeds $10.00 per share and is less than $18.00 per share, during the Redemption Period, the Public Warrant holders may elect to exercise their Public Warrants on a cashless basis based on a make-whole table.

In no event will the Company be required to net cash settle the Public Warrants. The Public Warrant holders do not have the rights or privileges of common stockholders and any voting rights until they exercise their Public Warrants and receive common stock.

Private Placement Warrants

The Private Placement Warrants have terms and provisions that are identical to those of the Public Warrants, except that so long as they are held by Consonance's sponsor or any of its permitted transferees, the Private Placement Warrants: (i) may be exercised for cash or on a cashless basis, (ii) may not be transferred, assigned or sold until 30 days after the completion of the Business Combination, (iii) shall not be redeemable by the Company if the closing price of common stock equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and similar transaction) and (iv) shall only be redeemable if the closing price of common stock is less than $18.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and similar transaction). If the Private Placement Warrants are held by holders other than Consonance's sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company in all redemption scenarios and exercisable by the holders on the same basis as the Public Warrants.

PIPE Warrants

Each whole PIPE Warrant entitles the holder to purchase one share of the Company’s common stock at a price of $11.50 per share, at any time commencing on November 23, 2021 and terminating on August 12, 2026. The PIPE Warrants are the same in all respects as the Public Warrants except that the PIPE Warrants are not redeemable before August 12, 2022.

Classification

The Public Warrants, Private Placement Warrants and PIPE Warrants are not considered indexed to the Company’s common stock as certain provisions of the warrant agreements could change the settlement amount of these warrants. As a result, they were classified as liabilities and recorded at fair value with subsequent change in their respective fair value recognized in the other income (expense), net within the unaudited condensed consolidated statements of operations and comprehensive loss at each reporting date. See Note 4 for the discussion of warrant valuations.

Note 10. Stock-Based Compensation Plan

The Company maintains the 2021 Equity Incentive Plan, or the 2021 Plan, which provides for the granting of stock awards to employees, directors and consultants. Options granted under the 2021 Plan may be either incentive stock options, or ISOs, or nonqualified stock options, or NSOs. Options granted under the 2021 Plan expire no later than 10 years from the date of grant. Options under the 2021 Plan generally vest 25% upon one year of continued service to the Company, with the remainder in monthly increments over three additional years. As of September 30, 2022, there were 4.5 million shares of common stock available for issuance under the 2021 Plan.

The Company adopted the 2021 Employee Stock Purchase Plan, or the ESPP, in August 2021. The ESPP allows eligible employees to purchase shares of the Company’s common stock at a discount through payroll deductions of up to 15% of their eligible compensation, subject to plan limitations. An offering period under the ESPP consists of four six-month purchase periods, unless otherwise determined by the Company. The eligible employees are able to purchase shares at 85% of the lower of the fair market value of the Company’s common stock on the first trading day of the offering period or on the purchase day. As of September 30, 2022, there were 0.9 million shares of common stock available for issuance under the ESPP. No shares have been issued under the ESPP as of September 30, 2022.

Stock-based compensation expense under the ESPP is measured at the beginning of the offering period using the Black-Scholes option-pricing model and recognized on a straight-line basis over the offering period.

Stock Options

A summary of stock option activity is set forth below:

	Options outstanding
			Weighted
		Weighted	Average	Aggregate
	Number of	Average	Remaining	Intrinsic
	Options	Exercise	Contractual Life	Value
	(In thousands)	Price	(In years)	(In thousands)
Outstanding – December 31, 2021	1,794	$6.31	8.43
Granted	2,106	3.32
Forfeited	(77)	6.18
Expired	(12)	5.92
Outstanding – September 30, 2022	3,811	4.66	8.65	$602
Exercisable – September 30, 2022	1,194	4.17	7.47	574

The aggregate intrinsic values of options outstanding and exercisable are the differences between the exercise price of the options and the fair value of the Company’s common stock at September 30, 2022.

During the nine months ended September 30, 2022, the Company granted options with a weighted-average grant-date fair value of $2.31 per share.

The fair value of options is estimated at the grant date using the Black-Scholes option-pricing model with the following weighted-average assumptions:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Expected term (in years)	6.05	6.08	6.00	6.00
Expected volatility	83.43%	81.99%	80.94%	69.98%
Risk-free rate	2.95%	0.99%	1.94%	0.85%
Dividend yield	—	—	—	—

Restricted Stock Awards

The following table summarizes the Company’s restricted stock award activity:

		Weighted
	Number of	Average
	Shares	Grant Date
	(In thousands)	Fair Value
RSAs, unvested at December 31, 2021	161	$9.39
Vested	(44)	8.46
RSAs, unvested at September 30, 2022	117	9.74

The fair value of restricted stock awards vested during the nine months ended September 30, 2022 was $0.1 million.

Stock-Based Compensation

The total stock-based compensation expense recorded in the unaudited condensed consolidated statements of operations and comprehensive loss related to stock options, restricted stock awards and ESPP was as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Research and development	$359	$187	$1,047	$534
General and administrative	718	429	1,925	1,089
Total stock-based compensation expense	$1,077	$616	$2,972	$1,623

As of September 30, 2022, there was approximately $10.1 million of stock-based compensation expense to be recognized over a weighted-average period of approximately 2.67 years.

Note 11. Subsequent Events

Option Exchange

In October 2022, the Company’s Compensation Committee authorized and approved a stock option exchange whereby certain outstanding stock options held by current employees were exchanged for stock options on a one-for-one basis with an exercise price at the current market price on the date of the exchange. As a result of this exchange, 1.3 million outstanding stock options, with a weighted average exercise price of $8.81 per share, were exchanged for 1.3 million new stock options under the 2021 Plan with an exercise price of $2.16 per share. The vesting terms and expiration dates of the new stock options remain unchanged from the original stock options.

Collaboration and License Agreement

In October 2022, the Company executed the CLA with BI to research, develop and commercialize Fzd4 bi-specific antibodies designed using the Company’s SWAP™ technology, including SZN-413. BI and the Company will conduct partnership research focused on SZN-413 during a one-year period, which BI has the right to extend by up to 6 months. After completion of the partnership research, BI will have an exclusive, royalty-bearing, worldwide, sublicensable license to be responsible for all further research, preclinical and clinical development, manufacturing, regulatory approvals and commercialization of the licensed products at its expense.

Under the terms of the CLA, the Company will receive a non-refundable upfront payment of $12.5 million and will be eligible to receive success-based milestone payments up to $587 million plus mid-single digit to low-double digit royalties on net sales of the licensed products should any reach commercialization. In relation to the CLA, the Company was obligated to pay a fee of $1.2 million and $0.1 million to Stanford University and The Regents of the University of California, respectively.

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis should be read in conjunction with our unaudited condensed consolidated financial statements and related notes included elsewhere in this Quarterly Report on Form 10-Q, or this Report, and our consolidated financial statements and related notes thereto for the year ended December 31, 2021 included in the Annual Report on Form 10-K filed on March 28, 2022. Unless otherwise indicated, the terms “Surrozen,” “we,” “us,” or “our” refer to Surrozen Operating, Inc., or Legacy Surrozen, prior to the Business Combination with Consonance-HFW Acquisition Corp. and Surrozen, Inc., formerly known as Consonance-HFW Acquisition Corp., together with its consolidated subsidiaries after giving effect to the Business Combination.

Forward-Looking Statements

The following discussion of our financial condition and results of operations contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. All statements other than statements of historical facts are “forward-looking statements” for purposes of these provisions, including those relating to future events or our future financial performance and financial guidance. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “project,” “believe,” “estimate,” “predict,” “potential,” “intend” or “continue,” the negative of terms like these or other comparable terminology, and other words or terms of similar meaning in connection with any discussion of future operating or financial performance. These statements are only predictions.

All forward-looking statements included in this document are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements. Any or all of our forward-looking statements in this document may turn out to be wrong. Actual events or results may differ materially. Our forward-looking statements can be affected by inaccurate assumptions we might make or by known or unknown risks, uncertainties and other factors. In evaluating these statements, you should specifically consider various factors, including the risks outlined under the caption “Risk Factors” set forth in Item 1A of Part II of this Report, as well as those contained from time to time in our other filings with the SEC. We caution investors that our business and financial performance are subject to substantial risks and uncertainties.

Overview

We are discovering and developing biologic drug candidates to selectively modulate the Wnt pathway, a critical mediator of tissue repair, in a broad range of organs and tissues, for human diseases. Building upon the seminal work of our founders and scientific advisors who discovered the Wnt gene and key regulators of the Wnt pathway, we have made breakthrough discoveries that we believe will overcome previous limitations in harnessing the potential of Wnt biology. These breakthroughs enable us to rapidly and flexibly design tissue-targeted therapeutics that modulate Wnt signaling. As a result of our discoveries, we are pioneering the selective activation of Wnt signaling, designing and engineering Wnt pathway mimetics, and advancing tissue-specific Wnt candidates.

Our lead product candidates are multi-specific, antibody-based therapeutics that mimic the roles of naturally occurring Wnt or R-spondin proteins, which are involved in activation and enhancement of the Wnt pathway, respectively. Given Wnt signaling is essential in tissue maintenance and regeneration throughout the body, we have the potential to target a wide variety of severe diseases, including certain diseases that afflict the intestine, liver, retina, cornea, lung, kidney, cochlea, skin, pancreas and central nervous system. In each of these areas, we believe our approach has the potential to change the treatment paradigm for the disease and substantially impact patient outcomes.

Our strategy is to exploit the full potential of Wnt signaling by identifying disease states responsive to Wnt modulation, design tissue-specific therapeutics, and advance candidates into clinical development in targeted indications with high unmet need. Our unique approach and platform technologies have led to the discovery and advancement of two lead product candidates.

We initiated a Phase 1 clinical trial in the second quarter of 2022 for SZN-1326, our candidate in development for moderate to severe inflammatory bowel disease, or IBD, with ulcerative colitis, or UC, as our first proposed indication. SZN-1326, a Fzd5 targeted bi-specific antibody, is the first development candidate designed using Surrozen’s SWAP™ technology and targets the Wnt-signaling pathway in the intestinal epithelium. In preclinical animal models of acute and chronic colitis, SZN-1326 has been shown to transiently activate Wnt signaling in the diseased intestine, stimulate intestinal epithelial regeneration, reduce inflammation and reduce disease activity with no treatment related adverse effects observed in 13-week toxicology evaluations in rats and non-human primates (NHPs).

In November 2022, we announced that we voluntarily paused enrollment in the single ascending dose, or SAD, portion of our Phase 1 clinical trial evaluating SZN-1326 in healthy volunteers following the observation of treatment-related adverse events. Several subjects experienced asymptomatic liver transaminase elevations including three subjects with grade 3 ALT and AST elevations. There were no corresponding increases in total bilirubin, nor any changes in liver function markers such as coagulation markers or albumin. No other clinically significant laboratory abnormalities were observed, and the transaminase elevations resolved spontaneously in all subjects.

No serious adverse events were observed during the study. We intend to further analyze available clinical data with the study investigator and conduct additional pre-clinical experiments to identify the potential mechanism of the transaminase elevations to determine next steps in the development program.

We initiated a Phase 1 clinical trial in the second quarter of 2022 for SZN-043, our candidate in development for severe alcoholic hepatitis, or AH. SZN-043, a hepatocyte-specific R-spondin mimetic bispecific fusion protein targeting ASGR1, is the first development candidate using Surrozen’s SWEETS™ technology which is designed to mimic the regenerative properties of the protein R-Spondin by enhancing Wnt signaling in a cell-targeted manner. In multiple preclinical animal models of liver injury and fibrosis, SZN-043 has been shown to selectively activate Wnt signaling in the liver, stimulate transient hepatocyte proliferation, improve liver function and reduce fibrosis with no treatment-related adverse effects observed in 4-week GLP toxicology evaluations in mice and NHPs. Surrozen is developing SZN-043 for severe liver diseases, initially focusing on severe alcoholic hepatitis.

In November 2022, we provided an update on the ongoing SAD portion of the SZN-043 trial in healthy volunteers. Grade 1 and 2 treatment-related asymptomatic liver transaminase elevations were present in several subjects dosed with SZN-043. There were no corresponding increases in total bilirubin or GGT nor any changes in liver function markers such as coagulation markers or albumin in these subjects. No other clinically significant laboratory abnormalities were observed and the transaminase increases for these subjects resolved spontaneously. No serious adverse events have been observed to date in the ongoing study. We will be re-evaluating the overall clinical development timeline for this program.

In the first quarter of 2022, we nominated SZN-413, a Fzd4 targeted bi-specific antibody, as a development candidate for the treatment of retinal vascular associated diseases. Fzd4 mediated Wnt signaling is known to play a critical role in retinal vascular integrity and function. Data generated in preclinical models of retinopathy demonstrated SZN-413 stimulated Wnt signaling and was able to induce normal retinal vessel regrowth while suppressing pathological vessel growth. We recently entered into a Collaboration and Licensing Agreement, or CLA, with Boehringer Ingelheim International GmbH, or BI, to research, develop and commercialize Fzd4 bi-specific antibodies designed using the Company’s SWAP™ technology, including SZN-413.

The chart below represents a summary of our wholly owned product candidates:

By leveraging our scientific capabilities and approach, we have identified more than 20 potential tissue types to explore. We are assessing the potential to drive tissue repair in diseases resulting in tissue injury to organs including the lung, lacrimal gland, cornea, pancreas and skin.

The chart below represents a summary of our wholly-owned research programs:

Since our inception in 2015, we have devoted substantially all of our efforts and financial resources to organizing and staffing our company, business planning, raising capital, developing and optimizing our Wnt therapeutics platform, identifying potential product candidates, undertaking research and development activities, engaging in strategic transactions, establishing and enhancing our intellectual property portfolio, and providing general and administrative support for these operations. We have incurred net losses since inception. During the three months ended September 30, 2022 and 2021, we incurred net losses of $13.4 million and $14.0 million. During the nine months ended September 30, 2022 and 2021, we incurred net losses of $35.2 million and $39.7 million. As of September 30, 2022, we had an accumulated deficit of $177.9 million and cash, cash equivalents and marketable securities of $78.4 million.

We expect to continue to incur losses for the foreseeable future and expect to incur increased expenses as we expand our pipeline and advance our product candidates through clinical development and regulatory submissions. Specifically, in the near term we expect to incur substantial expenses relating to our Phase 1 clinical trials, the development and validation of our manufacturing processes, and other research and development activities.

Impacts of the Conflict between Russia and Ukraine and the COVID-19 Pandemic

Russia invaded Ukraine in February 2022 and is still engaged in active armed conflict against the country. The global COVID-19 pandemic continues to evolve, and we will continue to monitor developments closely. To date, our financial condition and operations have not been significantly impacted by the conflict between Russia and Ukraine and the COVID-19 pandemic. The extent of the impact on our business, operations and clinical development timelines and plans remains uncertain and will depend on certain developments, including the actions of U.S. and foreign governments to impose sanctions on Russia and to slow the spread of the COVID-19 and their impact on our preclinical development activities, regulatory agencies, clinical research organizations, or CROs, third-party manufacturers, other third parties with whom we do business, and, if we obtain regulatory approval to commence dosing in humans, trial enrollment and trial sites. We will continue to actively monitor the rapidly evolving situation and may take actions that alter our operations, including those that may be required by federal, state or local authorities or that we determine are in the best interests of our employees and other third parties with whom we do business.

Impact of Inflation

Inflation has increased and is expected to continue to increase for the near future. Inflation generally affects us by increasing our labor costs, research and clinical trial costs. While we do not believe that inflation has had a material effect on our financial condition and results of operations during the periods presented, it may result in increased costs in the foreseeable future and adversely affect our business and financial condition. In addition, inflation may cause us to experience greater uncertainty in general economic conditions and additional volatility in the market price of our common stock, which are already subject to the effects of rising interest rates and the ongoing military conflict in Ukraine. If these conditions worsen or do not improve, our ability to raise capital and our shareholders ability to sell their shares will be adversely affected.

Intellectual Property and Licensing Arrangements

As of September 30, 2022, our patent portfolio consisted of over 20 pending patent application families, including 15 families that have entered national phase in the United States and other countries, two families with pending Patent Cooperation Treaty, or PCT, applications, which have also been filed in certain non-PCT countries (e.g., Taiwan), and five families with pending U.S. provisional applications. These patent applications are directed to, for example, the SWAP™ and SWEETS™ platforms, the parental constructs of our two lead product candidate molecules, SZN-043 and SZN-1326, the recently out-licensed SZN-413, as well as methods of treating disorders of the liver, intestine, retina, cornea, lacrimal gland, and kidney.

We also have entered into patent and research tool license arrangements with third-parties, as described in Note 6 of the footnotes to the financial statements of this Report. The license agreements require milestone payments upon the achievement of certain regulatory and developmental stages. In addition, we will be required to pay royalties on sales of certain licensed products. As of September 30, 2022, we have incurred nominal fees and milestone payments under our license agreements. Upon the achievement of further regulatory and developmental milestones and the sale of licensed products, we may incur significant fees and royalties under these licenses.

As described in Note 11 of the footnotes to the financial statements of this Report, we executed the CLA with BI in October 2022 to research, develop and commercialize Fzd4 bi-specific antibodies designed using the Company’s SWAP™ technology, including SZN-413. We and BI will conduct partnership research focused on SZN-413 during a one-year period, which BI has the right to extend by up to six months. After completion of the partnership research, BI will have an exclusive, royalty-bearing, worldwide, sublicensable license, under our applicable patents and know-how, to develop, manufacture and commercialize such antibodies and their derivatives for all uses, and BI shall be responsible for all further research, preclinical and clinical development, manufacturing, regulatory approvals, and commercialization of licensed products at its expense.

Components of Results of Operations

Revenue

We had not generated any revenue through September 30, 2022 and prior to the execution of the CLA in October 2022. Under the CLA, we are eligible to receive a non-refundable upfront payment of $12.5 million as described in Note 11 of the footnotes to the financial statements of this Report. We do not expect to generate any revenue from the sale of our products unless and until we obtain regulatory clearance or approval.

Operating Expenses

We classify operating expenses into two main categories: (i) research and development expenses and (ii) general and administrative expenses.

Research and Development Expenses

Since our inception, we have focused significant resources on our research and development activities. Our research and development expenses consist of external and internal expenses incurred in connection with our research activities and development programs.

External expenses include:

•
costs incurred under agreements with third parties, including CROs and other third parties conducting research and development activities on our behalf;
•
costs of outside consultants, including their fees, stock-based compensation and related travel expenses;
•
costs of laboratory supplies and acquiring, developing and manufacturing drug candidate materials; and
•
license payments under our license agreements made for intellectual property used in research and development activities.

Internal expenses include:

•
personnel-related costs, including salaries, bonuses, benefits and stock-based compensation for individuals involved in our research and product development activities; and
•
facilities, depreciation, and other allocated costs, which include rent and insurance.

We track external expenses that are directly attributable to our clinical development candidates. We allocate internal expenses to our clinical development candidates on a program-specific basis. The internal expenses for early-stage research and discovery programs are not allocated as our internal resources, employees and infrastructure are typically deployed across multiple programs. As such, we do not provide financial information regarding the costs incurred for early-stage research and discovery programs on a program-specific basis.

We expect our research and development expenses will increase significantly for the foreseeable future as we identify and develop product candidates, in particular as we seek to continue clinical trials and pursue regulatory approval and commercialization for SZN-1326 and SZN-043.

The successful development of our product candidates is highly uncertain. At this time, we cannot reasonably estimate the nature, timing or costs required to complete the remaining development of SZN-1326, SZN-043 and SZN-413 or any future product candidates. This is due to the numerous risks and uncertainties associated with the development of product candidates, many of which are outside of our control, including those associated with:

•
our ability, and the ability of our primary business partners, to hire and retain key personnel;
•
the timing and progress of preclinical and clinical development activities;
•
the number and scope of preclinical and clinical programs we decide to pursue;
•
our ability to maintain our current research and development programs and to establish new ones;
•
establishing an appropriate safety profile with IND-enabling studies;
•
the number of sites and patients included in the clinical trials;
•
the countries in which the clinical trials are conducted;
•
per patient trial costs;

•
successful patient enrollment in, and the initiation of, clinical trials, as well as drop out or discontinuation rates, particularly in light of the lingering effects of the COVID-19 pandemic, the availability of alternate treatments and the limited pool of eligible patients in certain disease areas;
•
the successful completion of clinical trials with safety, tolerability and efficacy profiles that are satisfactory to the FDA or any comparable foreign regulatory authority;
•
the number of trials required for regulatory approval;
•
the timing, receipt and terms of any regulatory approvals from applicable regulatory authorities;
•
our ability to establish new licensing or collaboration arrangements;
•
the performance of our current and future business partners, if any;
•
establishing commercial manufacturing capabilities or making arrangements with third-party manufacturers;
•
significant and changing government regulation and regulatory guidance;
•
the impact of any business interruptions to our operations or to those of the third parties with whom we work, particularly in light of the conflict between Russia and Ukraine and the current COVID-19 pandemic environment;
•
the impact of inflation on our expenses;
•
launching commercial sales of our drug candidates, if approved, whether alone or in collaboration with others;
•
the effect of products that may compete with our product candidates or other market developments; and
•
maintaining a continued acceptable safety profile of the drug candidates following approval.

Any changes in the outcome of any of these variables could mean a significant change in the costs and timing associated with the development of our drug candidates.

General and Administrative Expenses

General and administrative expenses consist primarily of personnel-related costs, including salaries, bonuses, benefits and stock-based compensation expense for personnel in executive, finance, human resources, business and corporate development, legal, information technology and other administrative functions. General and administrative expenses also include legal fees, professional fees paid for accounting, auditing, consulting, tax and investor relations services, insurance costs, and facility costs not otherwise included in research and development expenses, and costs associated with compliance with the rules and regulations of the SEC and Nasdaq. We expect that our general and administrative expenses will increase significantly for the foreseeable future to support our expanding headcount and operations.

Interest Income

Interest income consists primarily of interest earned on our cash equivalents and marketable securities.

Other Income (Expense), Net

Other income (expense), net consists of the gain on the change in fair value of warrant liabilities and expenses pertaining to the commitment shares issued to Lincoln Park Capital Fund, LLC, or Lincoln Park, under the Equity Purchase Agreement.

Results of Operations

Comparison of the Three Months Ended September 30, 2022 and 2021

The following table summarizes results of operations for the periods presented (dollars in thousands):

	Three Months Ended September 30,		$	%
	2022	2021	Change	Change
Operating expenses:
Research and development	$8,624	$10,418	$(1,794)	-17%
General and administrative	4,981	3,287	1,694	52%
Total operating expenses	13,605	13,705	(100)	-1%
Loss from operations	(13,605)	(13,705)	100	-1%
Interest income	198	14	184	*
Other income (expense), net	50	(328)	378	-115%
Net loss	$(13,357)	$(14,019)	$662	-5%

*Percentage is not meaningful

Research and Development Expenses

The following table summarizes research and development expenses for the periods presented (dollars in thousands):

	Three Months Ended September 30,		$	%
	2022	2021	Change	Change
SZN-1326	$2,808	$4,505	$(1,697)	-38%
SZN-043	3,545	2,023	1,522	75%
Discovery and preclinical stage programs	2,271	3,890	(1,619)	-42%
Total research and development expenses	$8,624	$10,418	$(1,794)	-17%

The decrease of $1.7 million, or 38%, in SZN-1326 program expenses for the three months ended September 30, 2022, compared to the three months ended September 30, 2021, is primarily due to the completion of manufacturing drug substance. The increase of $1.5 million, or 75%, in SZN-043 program expenses for the three months ended September 30, 2022, compared to the three months ended September 30, 2021, is primarily due to a $0.6 million increase in the allocated personnel costs and stock-based compensation expense and a $0.9 million decrease in the government grant from the National Institute of Health awarded in September 2020. There was a decrease of $1.6 million, or 42%, in discovery and preclinical stage program expenses for the three months ended September 30, 2022, compared to the three months ended September 30, 2021, as we shifted our resources to support our clinical programs.

General and Administrative Expenses

The increase of $1.7 million, or 52%, in general and administrative expenses for the three months ended September 30, 2022, compared to the three months ended September 30, 2021, is primarily attributable to a $1.0 million increase in personnel-related expenses due to an increase in headcount, a $0.3 million increase in professional fees and a $0.3 million increase in other expenses such as software licenses and computer supplies primarily due to the growth of operations and a $0.1 million increase in corporate insurance.

Interest Income

The increase of $0.2 million in interest income for the three months ended September 30, 2022, compared to the three months ended September 30, 2021, is primarily due to an increase in interest rates on our investments in money market funds and marketable securities.

Other Income (Expense), Net

The increase of $0.4 million, or 115%, in other income (expense), net, for the three months ended September 30, 2022, compared to the three months ended September 30, 2021, is primarily attributable to the transaction costs incurred during the three months ended September 30, 2021 related to the warrant liabilities issued in connection with the business combination consummated in August 2021. No such costs were incurred during the three months ended September 30, 2022.

Results of Operations

Comparison of the Nine Months Ended September 30, 2022 and 2021

The following table summarizes results of operations for the periods presented (dollars in thousands):

	Nine Months Ended September 30,		$	%
	2022	2021	Change	Change
Operating expenses:
Research and development	$27,576	$29,284	$(1,708)	-6%
General and administrative	14,594	10,112	4,482	44%
Total operating expenses	42,170	39,396	2,774	7%
Loss from operations	(42,170)	(39,396)	(2,774)	7%
Interest income	307	30	277	923%
Other income (expense), net	6,634	(328)	6,962	*
Net loss	$(35,229)	$(39,694)	$4,465	-11%

*Percentage is not meaningful

Research and Development Expenses

The following table summarizes research and development expenses for the periods presented (dollars in thousands):

	Nine Months Ended September 30,		$	%
	2022	2021	Change	Change
SZN-1326	$7,914	$11,613	$(3,699)	-32%
SZN-043	9,410	7,382	2,028	27%
Discovery and preclinical stage programs	10,252	10,289	(37)	0%
Total research and development expenses	$27,576	$29,284	$(1,708)	-6%

The decrease of $3.7 million, or 32%, in SZN-1326 program expenses for the nine months ended September 30, 2022, compared to the nine months ended September 30, 2021, is primarily due to the completion of manufacturing drug substance. The increase of $2.0 million, or 27%, in SZN-043 program expenses for the nine months ended September 30, 2022, compared to the nine months ended September 30, 2021, is primarily due to the higher personnel costs and stock-based compensation expense allocated to the program. The preclinical, discovery and other research and development costs for the nine months ended September 30, 2022 is close to those for the nine months ended September 30, 2021.

General and Administrative Expenses

The increase of $4.5 million, or 44%, in general and administrative expenses for the nine months ended September 30, 2022, compared to the nine months ended September 30, 2021, is primarily attributable to a $3.1 million increase in personnel-related expenses due to an increase in headcount and options granted to our employees, a $1.2 million increase in corporate insurance, a $0.4 million increase in other expenses such as software licenses and computer supplies primarily due to the growth of operations and a $0.2 million increase in recruiting costs, offset by a $0.4 million decrease in professional and consulting service fees related to the potential initial public offering prior to our decision to commence the business combination with Consonance-HFW Acquisition Corp.

Interest Income

The increase of $0.2 million, or 923%, in interest income for the nine months ended September 30, 2022, compared to the nine months ended September 30, 2021, is primarily due to an increase in investments in money market funds and marketable securities and an increase in interest rates on our investments in money market funds and marketable securities.

Other Income (Expense), Net

The increase of $7.0 million in other income (expense), net, for the nine months ended September 30, 2022, compared to the nine months ended September 30, 2021, is primarily attributable to a $6.9 million increase in gain on the change in fair value of warrant liabilities and a $0.4 million decrease in expenses related to the warrant liabilities issued in connection with the business combination consummated in August 2021, offset by a $0.3 million increase in expenses related to the commitment shares issued to Lincoln Park under the Equity Purchase Agreement in February 2022.

Liquidity and Capital Resources

Since inception, we have incurred significant net operating losses and negative cash flows from operations. Historically, we financed our operations primarily from the sales of our redeemable convertible preferred stock. As of September 30, 2022, we had cash, cash equivalents and marketable securities of $78.4 million and an accumulated deficit of $177.9 million.

We entered into a purchase agreement and a registration rights agreement with Lincoln Park in February 2022, pursuant to which Lincoln Park is obligated to purchase up to $50.0 million of our common stock from time to time at our sole discretion over a 36-month period commencing on April 27, 2022. To date we have not sold any shares of common stock under the purchase agreement.

We executed the CLA in October 2022 and will receive a non-refundable upfront payment of $12.5 million under the CLA. $10.5 million of the upfront payment is expected to be received in the fourth quarter of 2022 and the remaining $2.0 million is expected to be received during the first six months of 2023. In addition, we will be eligible to receive success-based milestone payments up to $587 million plus mid-single digit to low-double digit royalties on net sales of the licensed products.

We believe, based on our current operating plan, that our existing cash, cash equivalents, and marketable securities, plus the gross cash proceeds of $12.5 million that will be received pertaining to the CLA, before deducting the fees of $1.3 million to be paid to Stanford and The Regents of the University of California, will be sufficient to fund our operations for at least the next 12 months from the date of this Report. However, if the anticipated operating results are not achieved in future periods, we could use our capital resources sooner than expected which may result in the need to reduce future planned expenditures and/or raise additional capital to continue to fund the operations.

Future Funding Requirements

To date, we have only generated revenue from our partnership with BI in connection with the CLA executed in October 2022. We have not generated and do not expect to generate any revenue from sale of our products unless and until we obtain regulatory approval and commercialize one of our product candidates, and we do not know when, or if, that will occur. We will continue to require substantial additional capital to develop our products candidates and fund operations for the foreseeable future. Since our inception in 2015, we have devoted substantially all of our efforts and financial resources to organizing and staffing our company, business planning, raising capital, developing and optimizing our Wnt therapeutics platform, identifying potential product candidates, undertaking research and development activities, engaging in strategic transactions, establishing and enhancing our intellectual property portfolio, and providing general and administrative support for these operations. We expect our expenses to continue to increase in connection with our ongoing activities as we continue to advance our product candidates through clinical development and regulatory approval. In addition, we will continue to incur additional costs associated with operating as a public company.

We expect that our cash, cash equivalents and marketable securities, will provide the capital needed to fund our operations in the short-term. We expect that in the long-term we will need to raise additional capital through public or private equity offerings, debt financings or other capital sources, including government grants, potential collaborations with other companies or other strategic transactions as we do not expect sales of common stock to Lincoln Park and revenue derived from the CLA to be sufficient to provide all necessary financing until we are able to generate revenue on our own. There can be no assurance that sufficient funds will be available to us at all or on attractive terms when needed from these sources. If we are unable to obtain additional funding from these or other sources when needed, it may be necessary to significantly reduce expenses through reductions in staff and delaying, scaling back operations, or stopping certain research and development programs.

We have based our projections of operating capital requirements on assumptions that may prove to be incorrect and we may use all our available capital resources sooner than we expect. Because of the numerous risks and uncertainties associated with research, development and commercialization of pharmaceutical products, we are unable to estimate the exact amount of our operating capital requirements. Our future funding requirements will depend on many factors, including, but not limited to:

•
the scope, rate of progress, results and costs of researching and developing our lead product candidates or any future product candidates, conducting preclinical and clinical studies, in particular our current ongoing clinical studies of SZN-1326 and SZN-043;
•
the outcome, costs, and timing involved in obtaining regulatory approvals for our lead product candidates or our other product candidates;
•
the number and scope of clinical programs we decide to pursue;
•
the cost of acquiring, licensing, or investing in product candidates and technologies;
•
the costs associated with securing and establishing commercialization;
•
our ability to maintain, expand, and defend the scope of our intellectual property portfolio, including the amount and timing of any payments we may be required to make, or that we may receive, in connection with the licensing, filing, prosecution, defense, and enforcement of any patents or other intellectual property rights;
•
our need and ability to retain key management and hire scientific, technical, business, and medical personnel;
•
the effect of competing products and product candidates and other market developments;
•
the timing, receipt, and amount of sales from SZN-1326, SZN-043 and any other product candidates, if approved;
•
our need to implement additional internal systems and infrastructure, including financial and reporting systems;
•
the economic and other terms, timing of, and success of any collaboration, licensing, or other arrangements which we may enter in the future; and
•
the effects of the disruptions to and volatility in the credit and financial markets in the U.S. and worldwide from the conflict between Russia and Ukraine and the COVID-19 pandemic.

In addition, any future financing through sales of equity securities, including sales of common stock to Lincoln Park, will cause our stockholders to experience dilution. If we raise additional capital through debt financing, we may be subject to covenants that restrict our operations including limitations on our ability to incur liens or additional debt, pay dividends, repurchase our common stock, make certain investments, and engage in certain merger, consolidation, or asset sale transactions. Any debt financing or additional equity that we raise may contain terms that are not favorable to us or our stockholders. If we are unable to raise additional funds when needed, we may be required to delay, reduce, or terminate some or all of our development programs and clinical trials. We may also be required to sell or license to others our rights to any of our current or future product candidates or discovery programs in certain territories or indications that we would prefer to develop and commercialize ourselves.

Summary of Cash Flows

The following table sets forth the primary sources and uses of cash, cash equivalents and restricted cash for the periods presented below (in thousands):

	Nine Months Ended September 30,
	2022	2021

Net cash used in operating activities	$(43,940)	$(37,270)
Net cash provided by (used in) investing activities	36,396	(61,087)
Net cash (used in) provided by financing activities	(16)	124,471
Net (decrease) increase in cash, cash equivalents and restricted cash	$(7,560)	$26,114

Cash Used in Operating Activities

Cash used in operating activities of $43.9 million for the nine months ended September 30, 2022 was primarily due to the use of funds in our operations and the resulting net loss of $35.2 million, a net change of $7.8 million in our net operating assets and liabilities and $1.0 million in non-cash charges. The net change in our operating assets and liabilities was primarily due to the cash used in prepaid expenses, accounts payable and accrued liabilities. Cash used in operating activities of $37.3 million for the nine months ended September 30, 2021 was primarily due to the use of funds in our operations and the resulting net loss of $39.7 million and a net change of $2.0 million in our net operating assets and liabilities, partially offset by $4.4 million in non-cash charges. The net change in our operating assets and liabilities was primarily due to a net increase in prepaid expenses, accounts payable and accrued liabilities.

Cash Provided by (Used in) Investing Activities

Cash provided by investing activities of $36.4 million for the nine months ended September 30, 2022 was primarily related to the $57.9 million of proceeds from maturities of marketable securities, offset by $0.6 million of cash used for the purchase of laboratory and computer equipment and $20.9 million of cash used for the purchase of marketable securities. Cash used in investing activities of $61.1 million for the nine months ended September 30, 2021 consisted primarily of $74.3 million of cash used for the purchase of marketable securities and $0.9 million of cash used for the purchase of laboratory equipment, partially offset by $14.2 million of proceeds from sales and maturities of marketable securities.

Cash (Used in) Provided by Financing Activities

Cash used in financing activities of $16,000 for the nine months ended September 30, 2022 was related to the repurchase of early exercised options. Cash provided by financing activities of $124.5 million for the nine months ended September 30, 2021 consisted primarily of $124.1 million of net proceeds from the business combination consummated in August 2021 and $0.4 million of proceeds from the exercise of options.

Contractual Obligations and Commitments

Our contractual obligations as of September 30, 2022 have not materially changed from what we presented in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the year ended December 31, 2021.

Critical Accounting Policies, Significant Judgments and Use of Estimates

Our unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America, or GAAP. The preparation of these unaudited condensed consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the unaudited condensed consolidated financial statements, as well as the reported expenses incurred during the reporting periods. Our estimates are based on our historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ materially from these estimates.

During the nine months ended September 30, 2022, there were no material changes to our critical accounting policies or in the methodology used for estimates from those described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2021.

Emerging Growth Company Status

We are an emerging growth company, or EGC, as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. The JOBS Act permits companies with EGC status to take advantage of an extended transition period to comply with new or revised accounting standards, delaying the adoption of these accounting standards until they would apply to private companies. We have elected to use this extended transition period to enable us to comply with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date the Company (i) is no longer an EGC or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, our unaudited condensed consolidated financial statements may not be comparable to companies that comply with the new or revised accounting standards as of public company effective dates.

In addition, we intend to rely on the other exemptions and reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an EGC, we intend to rely on such exemptions, we are not required to, among other things: (i) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act; (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act; (iii) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board; and (iv) disclose certain executive compensation-related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive Officer’s compensation to median employee compensation.

We will remain an EGC under the JOBS Act until the earliest of (i) the last day of the fiscal year (a) of 2025, (b) the year in which we have total annual gross revenue of at least $1.235 billion, or (c) the year in which we are deemed to be a large accelerated filer; or (ii) the date on which we have issued more than $1 billion in non-convertible debt securities during the prior three-year period.

Item 3. Quantitative and Qualitative Disclosures About Market Risk.

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and are not required to provide the information otherwise required under this item.

Item 4. Controls and Procedures.

Management’s Evaluation of Disclosure Controls and Procedures

Our management is responsible for establishing and maintaining adequate internal control over financial reporting, as defined in Exchange Act Rule 13a-15(f). Our management, under the supervision and with the participation of our Chief Executive Officer and Chief Financial Officer, has evaluated the effectiveness of the design and operation of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) as of the end of the period covered by this Report. Based on the evaluation of our disclosure controls and procedures as required by Rule 13a-15 under the Exchange Act, our Chief Executive Officer and Chief Financial Officer have concluded that, as of the end of the period covered by this Report, our disclosure controls and procedures were not effective at the reasonable assurance level as a result of the material weakness described below.

Material Weakness

As previously reported, in connection with the audit of our financial statements for the year ended December 31, 2020, we and our independent registered public accounting firm identified one material weakness in our internal control over financial reporting. This material weakness continued to exist as of September 30, 2022. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. The material weakness that we identified relates to a lack of sufficient accounting and financial reporting personnel with requisite knowledge and experience in application of GAAP and SEC rules.

To respond to the material weakness, we have devoted, and plan to continue to devote, significant effort and resources to the remediation and improvement of our internal control over financial reporting. We are in the process of implementing measures designed to improve our internal control over financial reporting and remediate the control deficiencies that led to the material weakness, including hiring additional accounting personnel, obtaining advisory services from professional consultants with GAAP and SEC reporting experience in their industry, research materials and documents and increased communication among our personnel and third-party professionals with whom we consult regarding complex accounting applications and expanding the capabilities of the existing accounting and financial personnel through continuous training and education in the accounting and reporting requirements under GAAP and the SEC rules and regulations. The process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company.

Changes in Internal Control Over Financial Reporting

There has been no change in our internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) during our most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

Limitations on Effectiveness of Controls and Procedures

We do not expect that our disclosure controls and procedures will prevent all errors and all instances of fraud. Disclosure controls and procedures, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the disclosure controls and procedures are met. Further, the design of disclosure controls and procedures must reflect the fact that there are resource constraints, and the benefits must be considered relative to their costs. Because of the inherent limitations in all disclosure controls and procedures, no evaluation of disclosure controls and procedures can provide absolute assurance that we have detected all our control deficiencies and instances of fraud, if any. The design of disclosure controls and procedures also is based partly on certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions.

PART II—OTHER INFORMATION

Item 1. Legal Proceedings

From time to time, we may be subject to legal proceedings. We are not currently a party to or aware of any proceedings that we believe will have, individually or in the aggregate, a material adverse effect on our business, financial condition or results of operations. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources, and other factors.

Item 1A. Risk Factors.

Except as discussed below, there have been no material changes from the risk factors previously disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on March 28, 2022, under the heading “Item 1A. Risk Factors”, which are incorporated by reference herein to the extent they are not modified or updated below. Investing in our securities involves a high degree of risk. Before you make an investment decision with respect to our securities, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the risks and uncertainties described below and in our Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on March 28, 2022, under the heading “Item 1A. Risk Factors.” These risks should be considered along with all of the other information contained in this Report, including our consolidated financial statements and related notes, before deciding to invest in our securities. If any of the events or developments described in our risk factors were to occur, our business, prospects, operating results and financial condition could suffer materially, the trading price of our securities could decline and you could lose all or part of your investment. The risks and uncertainties described below and in our Annual Report are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.

The following risk factors supplement the risk factors included in the Annual Report.

Summary of Risk Factors

Below is a summary of the material factors that make an investment in our common stock speculative or risky. This summary does not address all of the risks that we face. Our business involves significant risks that may have a material adverse effect on our business, financial condition, results of operations, prospects and stock price. These risks are more fully described below and include, among others:

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We are an early stage biopharmaceutical company with a history of losses. We expect to continue to incur significant losses for the foreseeable future and may never achieve or maintain profitability, which could result in a decline in the market value of our common stock.
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Phase 1 clinical trials for SZN-1326 have been voluntarily paused following the observation of treatment-related adverse events. We will further analyze available clinical data and conduct additional pre-clinical experiments to understand and potentially resolve these observations; however, this additional work will cause delays in our development plans and require additional capital to resume and complete our clinical trials and development efforts with respect to SZN-1326. Clinical development of SZN-1326 may be further delayed or abandoned, and adversely affect our financial condition and results of operations.
•
Phase 1 clinical trials for SZN-043 in healthy volunteers are ongoing but treatment-related adverse events have been observed, and if these findings continue or worsen, we could experience delays in our development plans for SZN-043 and require additional capital to complete our clinical trials and development efforts for SZN-043.
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None of our products have received regulatory approval; our ability to achieve and sustain profitability depends on obtaining regulatory approval and successfully commercializing product candidates, either alone or with collaborators.
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If any current or future product candidate, after it begins clinical trials or receives marketing approval, demonstrates undesirable side effects caused by the product candidate, our ability to market and derive revenue from the product candidate could be compromised.
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We will need substantial additional funds to advance development of product candidates and our Wnt therapeutics platform, and we cannot guarantee that we will have sufficient funds available in the future to develop and commercialize our current or potential future product candidates.
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We rely on third parties to conduct our preclinical studies and plan to rely on third parties to conduct clinical trials, and those third parties may not perform satisfactorily.
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If we encounter difficulties enrolling patients in our clinical trials, our clinical development activities could be delayed or otherwise adversely affected.

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The manufacturing of our product candidates is complex. We and our third-party manufacturers may encounter difficulties in production. If we encounter any such difficulties, our ability to supply our product candidates for clinical trials or, if approved, for commercial sale, could be delayed or halted entirely.
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We face competition from entities that have developed or may develop product candidates for the treatment of the diseases that we may target, including companies developing novel treatments and therapeutic platforms. If these companies develop therapeutics or product candidates more rapidly than we do, or if their therapeutics or product candidates are more effective or have fewer side effects, our ability to develop and successfully commercialize product candidates may be adversely affected.
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We have identified a material weakness in our internal control over financial reporting. If our remediation of the material weakness is not effective, or if we experience additional material weaknesses in the future or otherwise fails to maintain an effective system of internal controls in the future, we may not be able to accurately report our financial condition or results of operations, which may adversely affect investor confidence in us and, as a result, the value of our common stock.
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Our future growth may depend, in part, on our ability to operate in foreign markets, where we would be subject to additional regulatory burdens and other risks and uncertainties.
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Our business, operations and clinical development plans and timelines could be adversely affected by the effects of the conflict between Russia and Ukraine, health epidemics, including the ongoing COVID-19 pandemic, natural disasters and other events on the manufacturing, clinical trial and other business activities performed by us or by third parties with whom it conducts business, including contract manufacturers, CROs, shippers and others.
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If we are unable to obtain or protect intellectual property rights related to our technology and current or future product candidates, or if our intellectual property rights are inadequate, we may not be able to compete effectively.
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Some intellectual property that we have in-licensed may have been discovered through government funded programs and thus may be subject to federal regulations such as “march-in” rights, certain reporting requirements and a preference for U.S.-based companies. Compliance with such regulations may limit our exclusive rights and limit our ability to contract with non-U.S. manufacturers.
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Clinical development includes a lengthy and expensive process with an uncertain outcome, we may have negative results and results of earlier studies and trials may not be predictive of future trial results.
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We have conducted certain of our clinical trials for our product candidates outside of the United States. However, the FDA and other foreign equivalents may not accept data from such trials, in which case its development plans will be delayed, which could materially harm its business.
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A few stockholders, including one of our directors, may control the voting rights with respect to a large number of shares of our common stock. They could exercise their voting power in a manner that adversely affects the Company or our stockholders.
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A few stockholders, including one of our directors, may control the voting rights with respect to a large number of shares of our common stock. They could exercise their voting power in a manner that adversely affects the Company or our stockholders.

Risks Related to Our Business

We are a clinical stage biopharmaceutical company with a history of losses. We expect to continue to incur significant losses for the foreseeable future and may never achieve or maintain profitability, which could result in a decline in the market value of our common stock.

We are a clinical stage biopharmaceutical company with a history of losses. Since its inception, we have devoted substantially all of its resources to research and development, preclinical studies, clinical trials, building our management team and building our intellectual property portfolio, and have incurred significant operating losses. Substantially all of our losses have resulted from expenses incurred in connection with its research and development programs and from general and administrative costs associated with our operations. To date, we have not generated any revenue from product sales, and have not sought or obtained regulatory approval for any product candidate. Furthermore, we do not expect to generate any revenue from product sales for the foreseeable future, and we expect to continue to incur significant operating losses for the foreseeable future due to the cost of research and development, preclinical studies and clinical trials and the regulatory approval process for our current and potential future product candidates.

We expect our net losses to increase substantially as our lead product candidates, SZN-1326, SZN-043 and SZN-413, advance through clinical development. However, the amount of our future losses is uncertain. Our ability to achieve or sustain profitability, if ever, will depend on, among other things, successfully developing product candidates, resuming clinical trials for SZN-1326, continuing clinical trials for SZN-043, successful development and testing of SZN-413 through our partnership with Boehringer Ingelheim International

GmbH, or BI, obtaining regulatory approvals to market and commercialize product candidates, manufacturing any approved products on commercially reasonable terms, entering into potential future alliances, establishing a sales and marketing organization or suitable third-party alternatives for any approved product and raising sufficient funds to finance business activities. If we, or our current and potential future collaborators, are unable to commercialize one or more of our product candidates, or if sales revenue from any product candidate that receives approval is insufficient, we will not achieve or sustain profitability, which could have a material and adverse effect on our business, financial condition, results of operations and prospects.

Phase 1 clinical trials for SZN-1326 in healthy volunteers have been voluntarily paused due to the observation of treatment-related adverse events, causing delays in our development plans and requiring additional capital, and we do not know when, or if, we will be able to resume and complete our clinical trials and development efforts for SZN-1326.

Clinical trials for SZN-1326 have been voluntarily paused following the observation of treatment-related adverse events. Several subjects experienced asymptomatic transaminase elevations including three subjects with Grade 3 ALT and AST elevations. The transaminase elevations resolved spontaneously in all subjects, and no serious adverse events were observed during the study. We intend to further analyze available clinical data and conduct additional pre-clinical experiments to understand and potentially resolve these observations; however, this additional work will cause delays in our development plans and require additional capital to resume and complete our development efforts and clinical trials for SZN-1326. If we are unable to identify the cause of these findings and develop a solution in a timely manner, or at all, development of SZN-1326 may be further delayed or fail in clinical development and adversely affect our financial condition and results of operations.

Phase 1 clinical trials for SZN-043 in healthy volunteers are ongoing but treatment-related adverse events have been observed, and if these findings continue or worsen, we may experience delays in our development plans for SZN-043 and require additional capital to complete our clinical trials and development efforts for SZN-043.

Clinical trials for SZN-043 are ongoing, but Grade 1 and 2 treatment-related asymptomatic transaminase elevations were present in several subjects dosed with SZN-043. The transaminase elevations for these subjects resolved spontaneously, and no serious adverse events were observed during the study. We intend to further analyze available clinical data and modify clinical studies as necessary to understand and safely resolve these observations. If these observations continue or worsen, we may need to pause the trials to perform additional pre-clinical experiments, causing delays in our development plans and requiring additional capital to resume and complete our development efforts and clinical trials for SZN-043. If we are unable to safely continue the trials for SZN-043 and resolve these observations, development of SZN-043 may be substantially delayed or abandoned and adversely affect our financial condition and results of operations.

We have no products on the market or that have gained regulatory approval. Only two of our product candidates have just begun clinical trials in humans; our ability to achieve and sustain profitability will depend on obtaining regulatory approvals for and successfully commercializing product candidates, either alone or with collaborators.

Before obtaining regulatory approval for the commercial distribution of our product candidates, we or a collaborator must conduct extensive preclinical studies, followed by clinical trials to demonstrate the safety, purity and potency, or efficacy of our product candidates in humans. There is no guarantee that the U.S. Food and Drug Administration, or the FDA, or other regulatory authorities will permit us to conduct clinical trials. Further, we cannot be certain of the timely completion or outcome of our preclinical studies and cannot predict if the FDA or other regulatory authorities will accept our proposed clinical programs, our clinical protocols or if the outcome of our preclinical studies will ultimately support the further development of our preclinical programs or testing in humans. As a result, we cannot be sure that we will be able to submit Investigational New Drugs, or INDs, or similar applications for our proposed clinical programs on the timeline we expect, if at all, and cannot be sure that submission of INDs or similar applications will result in the FDA or other regulatory authorities allowing clinical trials for any of our product candidates to begin.

SZN-043 is in clinical development and clinical trials for SZN-1326 are paused as discussed above. We are subject to the risks of failure inherent in the development of product candidates based on novel approaches, targets and mechanisms of action. Although we are working to resume the Phase 1 clinical trial of SZN-1326 in healthy volunteers and continue the Phase 1 clinical trial of SZN-043 in healthy volunteers and in patients with impaired liver function, there is no guarantee that we will be able to proceed with clinical development of either of these product candidates or that either product candidate will demonstrate a clinical benefit once we further advance these candidates. Accordingly, you should consider our prospects in light of the costs, uncertainties, delays and difficulties that we have encountered and that are frequently encountered by clinical stage biopharmaceutical companies such as us.

We may not be able to access the financial resources to resume or continue development of, or to enter into any collaborations for, SZN-1326, SZN-043 or any potential future product candidates. This may be exacerbated if we experience any issues that delay or prevent regulatory approval of, or our ability to commercialize, a product candidate, such as:

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negative or inconclusive results from our preclinical or clinical trials (including as discussed above) or the clinical trials of others for product candidates similar to ours, leading to a decision or requirement to conduct additional preclinical studies or clinical trials or abandon any or all of our programs;

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product-related side effects experienced by participants in our clinical trials (such as the asymptomatic transaminase elevations discussed above) or by individuals using drugs or therapeutic antibodies similar to ours, including immunogenicity;
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delays in submitting IND applications or comparable foreign applications, or delays or failures to obtain the necessary approvals from regulators to commence a clinical trial, or a suspension or termination of a clinical trial once commenced;
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conditions imposed by the FDA or other regulatory authorities regarding the scope or design of our clinical trials;
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delays in enrolling research subjects in clinical trials;
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high drop-out rates of research subjects;
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inadequate supply or quality of product candidate components or materials or other supplies necessary for the conduct of our clinical trials;
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chemistry, manufacturing and control, or CMC, challenges associated with manufacturing and scaling up biologic product candidates to ensure consistent quality, stability, purity and potency among different batches used in clinical trials;
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greater-than-anticipated clinical trial costs;
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poor potency or effectiveness of our product candidates during clinical trials;
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unfavorable FDA or other regulatory authority inspection and review of a clinical trial or manufacturing site;
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delays as a result of the COVID-19 pandemic or events associated with the pandemic;
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failure of our third-party contractors or investigators to comply with regulatory requirements or otherwise meet their contractual obligations in a timely manner, or at all;
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delays and changes in regulatory requirements, policies and guidelines; or
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the FDA or other regulatory authorities interpreting our data differently than it does.

Further, we and any potential future collaborator may never receive approval to market and commercialize any product candidate. Even if we or a potential future collaborator obtains regulatory approval, the approval may be for targets, disease indications or patient populations that are not as broad as were intended or desired or may require labeling that includes significant use or distribution restrictions or safety warnings. We or a potential future collaborator may be subject to post-marketing testing requirements to maintain regulatory approval.

SZN-1326, SZN-043, SZN-413 and any future product candidate that is tested in humans may not demonstrate the safety, purity and potency, or efficacy, necessary to become approvable or commercially viable.

We may ultimately discover that SZN-1326, SZN-043 and SZN-413 do not possess certain properties that we believe are helpful for therapeutic effectiveness and safety. For example, although SZN-043 and SZN-1326 exhibited encouraging results in animal studies, including improvement of liver function in multiple animal models of liver injury, it may not demonstrate the same properties in humans and may interact with human biological systems in unforeseen, ineffective or harmful ways, as shown by the observations of asymptomatic transaminase elevations discussed above. As a result, we may never succeed in developing a marketable product based on any of our current or future product candidates. If SZN-1326, SZN-043, SZN-413 or any of our potential future product candidates prove to be ineffective, unsafe or commercially unviable, our entire pipeline could have little, if any, value, which could require us to change our focus and approach to antibody-based discovery and development and materially and adversely affect our business, financial condition, results of operations and prospects.

We may not be successful in our efforts to use and expand our Wnt therapeutics platform to build a pipeline of product candidates.

A key element of our strategy is to use and expand our Wnt therapeutics platform to discover and develop a portfolio of Wnt product candidates that can facilitate the repair and/or regeneration of damaged tissue for patients suffering from a variety of severe diseases. Although our research and development efforts to date have resulted in the discovery and development of SZN-1326, SZN-043, SZN-413 and other potential product candidates, our current product candidates may not be safe or effective therapeutics and we may not be able to develop any successful product candidates. Our platform is evolving and may not reach a state at which building a pipeline of product candidates is possible. Even if we are successful in building its pipeline of product candidates, the potential product candidates that we identify may not be suitable for clinical development or generate acceptable clinical data, including as a result of being shown to have unacceptable toxicity or other characteristics that indicate that they are unlikely to be products that will receive marketing approval from the FDA or other regulatory authorities or achieve market acceptance. Observations of asymptomatic transaminase elevations in clinical trials of SZN-1326 and SZN-043, as announced in November 2022, could also impair our ability to build and expand our Wnt platform if we are unable to successfully resolve those observations. If we do not successfully develop and commercialize product candidates, we will not be able to generate product revenue in the future.

If SZN-1326, SZN-043, SZN-413 or any potential future product candidate causes undesirable side effects after it begins clinical trials or receives marketing approval, our ability to market and derive revenue from the product candidate could be compromised.

Undesirable side effects caused by SZN-1326, SZN-043, SZN-413 or any potential future product candidate could cause us or regulatory authorities to interrupt, delay or halt clinical trials and could result in a more restrictive label or the delay or denial of regulatory approval by the FDA or other regulatory authorities. While we have initiated clinical trials for SZN-1326 and SZN-043, we have already experienced findings that have caused us to voluntarily pause clinical trials for SZN-1326 and make adjustments to clinical trials for SZN-043. It is also likely that there will be side effects associated with the testing or use of our product candidates. Results of our clinical trials could reveal a high and unacceptable severity and prevalence of these side effects. In such an event, our trials could be suspended (as we have done for SZN-1326) or terminated and the FDA or other regulatory authorities could order us to cease further development of or deny approval of a product candidate for any or all targeted indications. Such side effects could also affect patient recruitment or the ability of enrolled patients to complete the trial or result in potential product liability claims. For example, certain researchers have noted that therapeutics targeting the Wnt pathway may lead to tumor formation or proliferation as a result of the downstream impacts of Wnt signaling. To date, we have not observed any such tumor formation with SZN-1326 or SZN-043 in our preclinical toxicology studies and clinical trials, but there can be no guarantee that our current or future product candidates will not result in tumor formation. Any of these occurrences or failure to resolve the findings related to SZN-1326 and SZN-043 may materially and adversely affect our business and financial condition and impair our ability to generate revenues.

Further, clinical trials by their nature use a sample of the potential patient population. With a limited number of patients and limited duration of exposure, rare and severe side effects of a product candidate may only be uncovered when a significantly larger number of patients are exposed to the product candidate or when patients are exposed for a longer period of time.

In the event that any of our current or potential future product candidates receive regulatory approval and we or others identify undesirable side effects caused by one of these products, any of the following adverse events could occur, which could result in the loss of significant revenue to us and materially and adversely affect our results of operations and business:

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regulatory authorities may withdraw their approval of the product or seize the product;
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we may be required to recall the product or change the way the product is administered to patients;
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additional restrictions may be imposed on the marketing of the particular product or the manufacturing processes for the product or any component thereof;
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we may be subject to fines, injunctions or the imposition of civil or criminal penalties;
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regulatory authorities may require the addition of labeling statements, such as a “black box” warning or a contraindication;
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regulatory authorities may require additional post-marketing safety studies or registries;
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we may be required to create a Medication Guide outlining the risks of such side effects for distribution to patients;
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we could be sued and held liable for harm caused to patients;
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the product may become less competitive; and
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our reputation may suffer.

We will need substantial additional funds to advance development of product candidates and our Wnt therapeutics platform, but sufficient funds may not be available when needed, or on terms favorable to us, due to various market conditions and factors, causing us to delay, limit or eliminate the development and commercialization of our product candidates.

The development of biopharmaceutical product candidates is capital-intensive. If SZN-1326, SZN-043, SZN-413 or potential future product candidates advance through preclinical studies and clinical trials, we will need substantial additional funds to expand our development, regulatory, manufacturing, marketing and sales capabilities. We have used substantial funds to develop our Wnt therapeutics platform, SZN-1326, SZN-043 and other product candidates and we will require significant funds to continue to develop our platform, resume clinical trials for SZN-1326, continue clinical trials for SZN-043 and conduct further research and development, including preclinical studies and clinical trials.

To date, we have primarily financed our operations through the sale of equity securities. Until such time as we can generate sufficient revenue from sales of our product candidates, if ever, we expect to finance our operations through public or private equity offerings, debt financings or other capital sources, including government grants, potential collaborations with other companies or other strategic transactions. In February 2022, we entered into a purchase agreement and a registration rights agreement with Lincoln Park Capital Fund, LLC, or Lincoln Park, pursuant to which we have the right, but not the obligation, to sell to Lincoln Park, and Lincoln Park is obligated to purchase up to $50.0 million of our common stock from time to time over a 36-month period, subject to certain conditions and limitations. We may not be able to receive any or all of the funds from Lincoln Park because of the limitations, restrictions, requirements, events of default and other provisions contained in the purchase agreement that could limit our ability to cause Lincoln

Park to purchase our common stock. If our stock price drops, we also may not be able to sell shares to Lincoln Park at all or in amounts sufficient to obtain necessary financing.

We may be unable to raise additional funds or to enter into such agreements or arrangements on favorable terms, or at all. Our ability to raise additional funds may be adversely impacted by potential worsening global economic conditions and the disruptions to, and volatility in, the credit and financial markets in the United States, and worldwide resulting from the COVID-19 pandemic and the conflict between Russia and Ukraine. The overall impact of these events on our business may be significantly affected by the actions of U.S. and foreign governments to slow the spread of COVID-19 and to impose sanctions on Russia. These events and actions could result in severely diminished liquidity and credit availability, declines in consumer confidence, declines in economic growth, increases in unemployment rates, and uncertainty about economic stability. If the equity and credit markets deteriorate, it may make any necessary debt or equity financing more difficult, more costly and more dilutive.

If we are unable to raise additional capital in sufficient amounts, in a timely manner or on terms acceptable to us, we may have to significantly delay, scale back, or discontinue the development of our product pipeline or other research and development initiatives. We also could be required to seek collaborators for our product pipeline and any future product candidates at an earlier stage than otherwise would be desirable or on terms that are less favorable than might otherwise be available or relinquish or license on unfavorable terms our rights to our product pipeline and any future product candidates in markets where we otherwise would seek to pursue development or commercialization ourselves.

Our future capital requirements and the period for which we expect existing resources to support our operations may vary significantly from what we expect. For example, we are uncertain (i) when we will be able to resume clinical trials for SZN-1326, if at all, and (ii) as to the amount of resources we will need to devote to get clinical trials for SZN-1326 back on track. Our monthly spending levels vary based on new and ongoing research and development and other corporate activities. Because the length of time and activities associated with successful research and development of product candidates is highly uncertain, we are unable to estimate the actual funds we will require for development and any approved marketing and commercialization activities. The timing and amount of our operating expenditures will depend largely on:

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the timing and progress of preclinical and clinical development of SZN-1326, SZN-043, SZN-413 and other potential future product candidates;
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the timing and progress of the development of our Wnt therapeutics platform;
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the price and pricing structure that we are able to obtain from our third-party contract manufacturers to manufacture our preclinical study and clinical trial materials and supplies;
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the extent to which prices for supplies and materials increase due to inflationary pressures and labor market constraints;
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the number and scope of preclinical and clinical programs we decide to pursue;
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our ability to maintain our current licenses, research and development programs and to establish new collaborations;
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the progress of the development efforts of parties with whom we may in the future enter into collaboration and research and development agreements;
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the costs involved in obtaining, maintaining, enforcing and defending patents and other intellectual property rights;
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the impact of the COVID-19 pandemic on our business;
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the cost and timing of regulatory approvals; and
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our efforts to enhance operational systems and hire additional personnel, including personnel to support development of our product candidates and satisfy our obligations as a public company.

If we are unable to raise sufficient capital when needed, our business, financial condition and results of operations will be harmed, and we will need to significantly modify our operational plans. We may also have to liquidate assets, and the value we receive for any assets in liquidation or dissolution could be significantly lower than the values reflected in our financial statements.

We may expend our limited resources to pursue a particular product candidate and fail to capitalize on product candidates that may be more profitable or for which there is a greater likelihood of success.

Because we have limited financial and managerial resources, we intend to focus our efforts on specific research and development programs, including clinical development of SZN-1326, SZN-043 and SZN-413. As a result, we may forgo or delay pursuit of other opportunities, including with potential future product candidates that later prove to have greater commercial potential. Our resource allocation decisions may cause us to fail to capitalize on viable commercial product candidates or profitable market opportunities. Our spending on current and future research and development programs and product candidates for specific indications may not yield any commercially viable product candidates. If we do not resume clinical trials for SZN-1326, we will not see a return on the capital spent to develop SZN-1326, resulting in adverse effects on our financial condition and ability to pursue other opportunities. If we do not accurately evaluate the commercial potential or target market for a particular product candidate, we may relinquish valuable rights to that product candidate through collaborations, licensing or other royalty arrangements in cases in which we would have been more advantageous for us to retain sole development and commercialization rights to such product candidate.

Interim, topline and preliminary data from our clinical trials that we announce or publish from time to time may change as more patient data become available or as additional analyses are conducted, and as the data are subject to audit and verification procedures that could result in material changes in the final data.

From time to time, we may publicly disclose interim, preliminary or topline data from our preclinical studies and clinical trials, which is based on a preliminary analysis of then-available data, and the results and related findings and conclusions are subject to change following a more comprehensive review of the data related to the particular trial. We also make assumptions, estimations, calculations and conclusions as part of its analyses of data, and we may not have received or had the opportunity to fully and carefully evaluate all data. As a result, the interim, preliminary or topline results that we report may differ from future results of the same trials, or different conclusions or considerations may qualify such results, once additional data have been received and fully evaluated. For example, in November 2022, we reported observations in connection with clinical studies on SZN-1326 and SZN-043, and these observations could differ materially from future findings. Topline data also remain subject to audit and verification procedures that may result in the final data being materially different from the preliminary data we previously published. As a result, topline data should be viewed with caution until the final data are available. From time to time, we may also disclose interim, preliminary or topline data from our clinical studies. Interim, topline or preliminary data from clinical trials that we may complete are subject to the risk that one or more of the clinical outcomes may materially change as patient enrollment continues and more patient data become available. Adverse differences between preliminary, topline or interim data and final data could significantly harm our business prospects.

Further, others, including regulatory agencies, may not accept or agree with our assumptions, estimates, calculations, conclusions or analyses or may interpret or weigh the importance of data differently, which could impact the value of the particular program, the approvability or commercialization of the particular product candidate or product and the value of us in general. In addition, the information we choose to publicly disclose regarding a particular study or clinical trial is based on what is typically extensive information, and you or others may not agree with what we determine is the material or otherwise appropriate information to include in our disclosure, and any information we determine not to disclose may ultimately be deemed significant with respect to future decisions, conclusions, views, activities or otherwise regarding a particular product, product candidate or our business. If the topline data that we report differs from actual results, or if others, including regulatory authorities, disagree with the conclusions reached, our ability to obtain approval for, and commercialize, our product candidates may be harmed, which could harm our business, operating results, prospects or financial condition

We may not be able to enter into strategic transactions on acceptable terms, if at all, which could adversely affect our ability to develop and commercialize current and potential future product candidates, impact our cash position, increase our expense, and present significant distractions to our management.

From time to time, we consider strategic transactions, such as collaborations, acquisitions of companies, asset purchases, joint ventures and out- or in-licensing of product candidates or technologies. For example, around the beginning of October 2022, we entered into a strategic partnership with BI for the research and development of SZN-413 for the treatment of retinal diseases. We will continue to evaluate and, if strategically attractive, seek to enter into collaborations, including with biotechnology or biopharmaceutical companies or hospitals. The competition for collaborators is intense, and the negotiation process is time-consuming and complex. If we are not able to enter into strategic transactions, we may not have access to required liquidity or expertise to further develop our potential future product candidates or our Wnt therapeutics platform. Any such collaboration, or other strategic transaction, may require us to incur non-recurring or other charges, increase its near- and long-term expenditures and pose significant integration or implementation challenges or disrupt our management or business.

We also may acquire additional technologies and assets, form strategic alliances or create joint ventures with third parties that it believes will complement or augment our existing business, but we may not be able to realize the benefit of acquiring such assets. Conversely, any new collaboration that we enter into may be on terms that are not optimal for us or our product candidates. These transactions would entail numerous operational and financial risks, including:

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exposure to unknown liabilities;
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disruption of our business and diversion of its management’s time and attention in order to manage a collaboration or develop acquired products, product candidates or technologies;
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incurrence of substantial debt or dilutive issuances of equity securities to pay transaction consideration or costs;
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higher-than-expected collaboration, acquisition or integration costs, write-downs of assets or goodwill or impairment charges, increased amortization expenses;
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difficulty and cost in facilitating the collaboration or combining the operations and personnel of any acquired business;
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impairment of relationships with key suppliers, manufacturers or customers of any acquired business due to changes in management and ownership; and

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the inability to retain key employees of any acquired business.

Accordingly, although there can be no assurance that we will undertake or successfully complete any transactions of the nature described above, any current or future partnerships and transactions may be subject to the foregoing or other risks and our business could be materially harmed by such transactions. Conversely, any failure to enter any collaboration or other strategic transaction that would be beneficial to us could delay the development and potential commercialization of our product candidates and have a negative impact on the competitiveness of any product candidate that reaches market.

In addition, to the extent that any current or future collaborators terminate a collaboration agreement, we may be forced to independently develop our current and future product candidates, including funding preclinical studies or clinical trials, assuming marketing and distribution costs and maintaining, enforcing and defending intellectual property rights, or, in certain instances, abandon product candidates altogether, any of which could result in a change to our business plan and materially harm its business, financial condition, results of operations and prospects.

We and our collaborators may not achieve projected discovery and development milestones and other anticipated key events in the time frames that such collaborators announce, which could have an adverse impact on our business and could cause our stock price to decline.

From time to time, we expect that we will make public statements regarding the expected timing of certain milestones and key events, such as the commencement and completion of preclinical and IND-enabling studies in our internal drug discovery programs as well as the commencement and completion of our planned clinical trials. The actual timing of these events can vary dramatically due to a number of factors such as delays or failures in our or any future collaborators’ drug discovery and development programs, the amount of time, effort and resources committed by us and any future collaborators, and the numerous uncertainties inherent in the development of drugs. As a result, there can be no assurance that we or any current or future collaborators’ programs will advance or be completed in the time frames we or they announce or expect. If we or any collaborators fail to achieve one or more of these milestones or other key events as planned, including the milestones in our agreement with BI, our business could be materially adversely affected and the price of Common Stock could decline.

Clinical trials are expensive, time-consuming and difficult to design and implement.

Human clinical trials are expensive and difficult to design and implement, in part because they are subject to rigorous regulatory requirements. Because our current and potential future product candidates are based on new technologies and discovery approaches, we expect that they will require extensive research and development and have substantial manufacturing and processing costs. In addition, because of the limited number of drug candidates that target the Wnt pathway, the FDA or other regulatory authorities may require us to perform additional testing before commencing or resuming clinical trials and be hesitant to allow us to enroll patients impacted with its targeted disease indications in Phase 1 trials. If we are unable to enroll patients impacted by the targeted disease indications in our current and planned Phase 1 trials, we may continue to be delayed or would be delayed in obtaining potential proof-of-concept data in humans, which could extend our development timelines. In addition, costs to treat patients and to treat potential side effects that may result from our product candidates may be significant. Accordingly, our clinical trial costs are likely to be high and could have a material and adverse effect on our business, financial condition, results of operations and prospects.

If we encounter difficulties enrolling patients in our clinical trials, our clinical development activities could be delayed or otherwise adversely affected.

We may not be able to initiate, resume or continue clinical trials for our current or potential future product candidates if we are unable to locate and enroll a sufficient number of eligible patients to participate in these trials as required by the FDA or other regulatory authorities. In particular, we are working to resume Phase 1 clinical trials for SZN-1326 in healthy volunteers, and continue SZN-043 through a Phase 1 clinical trial in healthy volunteers and in patients with impaired liver function. We cannot predict how difficult it will be to maintain enrollment of patients for trials in these populations. We may experience difficulties in patient enrollment in our clinical trials for a variety of reasons. The enrollment of patients depends on many factors, including:

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the severity of the disease under investigation;
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the patient eligibility criteria defined in the clinical trial protocol;
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the size of the patient population required for analysis of the trial’s primary endpoints;
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the proximity and availability of clinical trial sites for prospective patients;
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willingness of physicians to refer their patients to our clinical trials;
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our ability to recruit clinical trial investigators with the appropriate competencies and experience;
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clinicians’ and patients’ perceptions as to the potential advantages of the product candidate being studied in relation to other available therapies, including any new drugs that may be approved for the indications we are investigating;
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our ability to obtain and maintain patient consents;

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the risk that patients enrolled in clinical trials will drop out of the trials before completion; and
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factors we cannot control that may limit patients, principal investigators or staff or clinical site available, including restrictions related to the COVID-19 pandemic and the conflict between Russia and Ukraine.

In addition, our future clinical trials will compete with other clinical trials for product candidates that are in the same therapeutic areas as our product candidates, and this competition will reduce the number and types of patients available to us, because some patients who might have opted to enroll in our trials may instead opt to enroll in a trial being conducted by one of our competitors. Since the number of qualified clinical investigators is limited, we expect to conduct some of our clinical trials at the same clinical trial sites that some of our competitors use, which will reduce the number of patients who are available for their clinical trials at such clinical trial sites. Additionally, because some of our clinical trials will be in patients with advanced disease who may experience disease progression or adverse events independent from our product candidates, such patients may be unevaluable for purposes of the trial and, as a result, we may require additional enrollment. Delays in patient enrollment may result in increased costs or may affect the timing or outcome of the planned clinical trials, which could prevent completion of these trials and adversely affect our ability to advance the development of our product candidates.

If we are unable to resume clinical trials for SZN-1326 or clinical trials for our product candidates are prolonged, delayed or stopped, we may be unable to seek or obtain regulatory approval and commercialize our product candidates on a timely basis, or at all, which would require us to incur additional costs and delay our receipt of any product revenue.

We have experienced, and may further experience, delays in our ongoing or future preclinical studies or clinical trials, and we do not know whether preclinical studies or clinical trials will begin on time, resume in a timely manner, need to be redesigned, enroll an adequate number of patients on time or be completed on schedule, if at all. The resumption of clinical trials for SZN-1326 and the commencement or completion of our clinical trials could be substantially delayed or prevented by many factors, including:

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further discussions with the FDA or comparable foreign regulatory authorities regarding the scope or design of our clinical trials, including the endpoint measures required for regulatory approval and our statistical plan;
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the limited number of, and competition for, suitable study sites and investigators to conduct our clinical trials, many of which may already be engaged in other clinical trial programs with similar patients, including some that may be for the same indication as our product candidates;
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any delay or failure to obtain timely approval or agreement to commence a clinical trial in any of the countries where enrollment is planned;
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inability to obtain sufficient funds required for a clinical trial;
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clinical holds on, or other regulatory objections to, a new or ongoing clinical trial;
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delay or failure to manufacture sufficient quantities or inability to produce quantities of consistent quality, purity and potency of the product candidate for our clinical trials;
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delay or failure to reach agreement on acceptable clinical trial agreement terms or clinical trial protocols with prospective sites or CROs, the terms of which can be subject to extensive negotiation and may vary significantly among different sites or CROs;
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delay or failure to obtain institutional review board, or IRB, approval to conduct a clinical trial at a prospective site;
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the FDA or other comparable foreign regulatory authorities may require us to submit additional data or impose other requirements before permitting us to initiate a clinical trial;
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slower than expected rates of patient recruitment and enrollment;
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failure of patients to complete the clinical trial;
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the inability to enroll a sufficient number of patients in studies to ensure adequate statistical power to detect statistically significant treatment effects;
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unforeseen safety issues, including severe or unexpected drug-related adverse effects experienced by patients, including possible deaths;
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lack of efficacy or failure to measure a statistically significant clinical benefit within the dose range with an acceptable safety margin during clinical trials;
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termination of our clinical trials by one or more clinical trial sites;
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inability or unwillingness of patients or clinical investigators to follow our clinical trial protocols;
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inability to monitor patients adequately during or after treatment by us or our CROs;

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our CROs or clinical study sites failing to comply with regulatory requirements or meet their contractual obligations to us in a timely manner, or at all, deviating from the protocol or dropping out of a study;
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inability to address any noncompliance with regulatory requirements or safety concerns that arise during the course of a clinical trial;
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the impact of, and delays related to, health epidemics such as the COVID-19 pandemic;
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the need to suspend, repeat or terminate clinical trials as a result of non-compliance with regulatory requirements, inconclusive or negative results or unforeseen complications in testing; and
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the suspension or termination of our clinical trials upon a breach or pursuant to the terms of any agreement with, or for any other reason by, any future strategic collaborator that have responsibility for the clinical development of any of our product candidates.

Changes in regulatory requirements, policies and guidelines may also occur and we may need to significantly modify our clinical development plans to reflect these changes with appropriate regulatory authorities. These changes may require us to renegotiate terms with CROs or resubmit clinical trial protocols to IRBs for re-examination, which may impact the costs, timing or successful completion of a clinical trial. Our clinical trials may be suspended or terminated at any time by them, the FDA, other regulatory authorities, the IRB overseeing the clinical trial at issue, any of our clinical trial sites with respect to that site, or us.

Any failure or significant delay in commencing or completing clinical trials for our product candidates, any failure to obtain positive results from clinical trials, any safety concerns related to our product candidates, or any requirement to conduct additional clinical trials or other testing of our product candidates beyond those that it currently contemplates would adversely affect our ability to obtain regulatory approval and our commercial prospects and ability to generate product revenue will be diminished.

If the market opportunities for our current and potential future product candidates, including SZN-1326, SZN-043 and SZN-413, are smaller than we believe they are, our future product revenues may be adversely affected and our business may suffer.

Our understanding of the number of people who suffer from certain types of moderate to severe IBD, severe AH and retinal vascular associated diseases that SZN-1326, SZN-043 and SZN-413, respectively, may be able to treat are based on estimates. These estimates may prove to be incorrect, and new studies may reduce the estimated incidence or prevalence of these diseases. The number of patients in the United States or elsewhere may turn out to be lower than expected, may not be otherwise amenable to treatment with our current or potential future product candidates or patients may become increasingly difficult to identify and access, all of which would adversely affect our business prospects and financial condition. In particular, the treatable population for our candidates may further be reduced if its estimates of addressable populations are erroneous or sub-populations of patients do not derive benefit from SZN-1326, SZN-043 or SZN-413.

Further, there are several factors that could contribute to making the actual number of patients who receive our current or potential future product candidates less than the potentially addressable market. These include the lack of widespread availability of, and limited reimbursement for, new therapies in many underdeveloped markets.

Our international operations may expose us to business, political, operational and financial risks associated with doing business outside of the United States.

Our business is subject to risks associated with conducting business internationally. Some of our suppliers are located outside of the United States and we have conducted, and anticipate conducting additional future, clinical trials, including our Phase 1 trials for SZN-1326 and SZN-043, outside of the United States. Furthermore, if we or any current or future collaborator succeed in developing any products, we anticipate marketing them in the European Union (“EU”) and other jurisdictions in addition to the United States. If approved, we or any future collaborator may hire sales representatives and conduct physician and patient association outreach activities outside of the United States. Doing business internationally involves a number of risks, including but not limited to:

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multiple, conflicting and changing laws and regulations such as those relating to privacy, data protection and cybersecurity, tax laws, export and import restrictions, employment laws, regulatory requirements and other governmental approvals, permits and licenses;
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failure by us to obtain and maintain regulatory approvals for the use of our products in various countries;
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rejection or qualification of foreign clinical trial data by the competent authorities of other countries;
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additional potentially relevant third-party patent rights;
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complexities and difficulties in obtaining, maintaining, protecting and enforcing our intellectual property;
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difficulties in staffing and managing foreign operations;
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complexities associated with managing multiple payor reimbursement regimes, government payors or patient self-pay systems;

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limits in our ability to penetrate international markets;
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financial risks, such as longer payment cycles, difficulty collecting accounts receivable, the impact of local and regional financial crises on demand and payment for products and exposure to foreign currency exchange rate fluctuations;
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natural disasters, political and economic instability, wars (including the conflict between Russia and Ukraine), terrorism, political unrest, outbreak of disease (including the COVID-19 pandemic), boycotts, trade wars and other significant events;
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certain expenses including, among others, expenses for travel, translation and insurance; and
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regulatory and compliance risks that relate to anti-corruption compliance and record-keeping that may fall within the purview of the U.S. Foreign Corrupt Practices Act, its accounting provisions or our anti-bribery provisions or provisions of anti-corruption or anti-bribery laws in other countries.

Any of these factors could harm our ongoing international operations and supply chain, as well as any future international expansion and operations and, consequently, our business, financial condition, prospects and results of operations.

Our business entails a significant risk of product liability, and our inability to obtain sufficient insurance coverage could have a material and adverse effect on our business, financial condition, results of operations and prospects.

As we conduct preclinical studies and clinical trials of SZN-1326, SZN-043, SZN-413 and other potential future product candidates, we are and will be exposed to significant product liability risks inherent in the development, testing, manufacturing and marketing of these product candidates. Product liability claims could delay or prevent completion of development programs. If we succeed in marketing products, such claims could result in an FDA investigation of the safety and effectiveness of our products, manufacturing processes and facilities or marketing programs and potentially a recall of products or more serious enforcement action, limitations on the approved indications for which they may be used or suspension or withdrawal of approvals. Regardless of the merits or eventual outcome, liability claims may also result in decreased demand for our products, injury to our reputation, costs to defend the related litigation, a diversion of management’s time and our resources, substantial monetary awards to trial participants or patients and a decline in our stock price. Any insurance we have or may obtain may not provide sufficient coverage against potential liabilities. Furthermore, clinical trial and product liability insurance is becoming increasingly expensive. As a result, we or any current or future collaborators may be unable to obtain sufficient insurance at a reasonable cost to protect us against losses caused by product liability claims that could have a material and adverse effect on our business, financial condition, results of operations and prospects.

If we fail to comply with our obligations under any license, collaboration or other intellectual property-related agreements, we may be required to pay damages and could lose intellectual property rights that may be necessary for developing, commercializing and protecting our current or future technologies or product candidates or we could lose certain rights to grant sublicenses.

We are party to an exclusive license agreement with Stanford University covering patents relevant to one or more product candidates, are party to the CLA with BI related to SZN-413 and may need to obtain additional licenses from others to advance our research and development activities or allow the commercialization of our current and future product candidates we may identify and pursue. The license agreements with Stanford and BI impose, and any future license agreements we enter into are likely to impose, various development, commercialization, funding, milestone, royalty, diligence, sublicensing, insurance, patent prosecution and enforcement or other obligations on us. For a more detailed description of the license agreements with Stanford, see the section of our Form 10-K for the year ended December 31, 2021 titled “Business—Stanford License Agreements,” and for a more detailed description of the license agreement with BI, see our Current Report on Form 8-K filed with the SEC on October 6, 2022 and Exhibit 10.1 of this Report. If we breach any of these obligations, or uses the intellectual property licensed to us in an unauthorized manner, we may be required to pay damages and the licensor may have the right to terminate the license. License termination could result in our inability to develop, manufacture and sell products that are covered by the licensed technology or could enable a competitor to gain access to the licensed technology. Furthermore, we may not have the right to control the preparation, filing, prosecution, maintenance, enforcement and defense of patents and patent applications that we license from third parties. In certain circumstances, our licensed patent rights are subject to reimbursing licensors for their patent prosecution and maintenance costs. If our licensors and future licensors fail to prosecute, maintain, enforce and defend patents we may license, or lose rights to licensed patents or patent applications, our licensed rights may be reduced or eliminated. In such circumstances, our right to develop and commercialize any of our products or product candidates that is the subject of such licensed rights could be materially adversely affected.

Moreover, our current or future licensors may own or control intellectual property that has not been licensed to us and, as a result, we may be subject to claims, regardless of their merit, that it is infringing, misappropriating or otherwise violating the licensor’s intellectual property rights. In addition, while we cannot currently determine the amount of the royalty obligations we would be required to pay on sales of future products if infringement or misappropriation were found, those amounts could be significant. The amount of future royalty obligations will depend on the technology and intellectual property we use in products that it successfully develops and commercializes, if any. Therefore, even if we successfully develop and commercialize products, we may be unable to achieve or maintain profitability.

Moreover, disputes may arise regarding intellectual property subject to a licensing agreement, including:

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the scope of rights granted under the license agreement and other interpretation-related issues;
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the extent to which product candidates, technology and processes infringe on intellectual property of the licensor that is not subject to the licensing agreement;
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the sublicensing of patent and other rights under our collaborative development relationships;
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our diligence obligations under the license agreement and what activities satisfy those diligence obligations;
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the inventorship and ownership of inventions and know-how resulting from the joint creation or use of intellectual property by our licensors and us and our collaborators; and
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the priority of invention of patented technology.

In addition, the agreements under which we currently license intellectual property or technology from third parties are complex, and certain provisions in such agreements may be susceptible to multiple interpretations. The resolution of any contract interpretation disagreement that may arise could narrow what we believe to be the scope of our rights to the relevant intellectual property or technology, or increase what we believe to be our financial or other obligations under the relevant agreement, either of which could have a material adverse effect on Our business, financial condition, results of operations, and prospects. Moreover, if disputes over intellectual property that we have licensed prevent or impair its ability to maintain our current licensing arrangements on commercially acceptable terms, we may be unable to successfully develop and commercialize the affected product candidates, which could have a material adverse effect on our business, financial conditions, results of operations, and prospects.

Risks Related to Government Regulation

Clinical development includes a lengthy and expensive process with an uncertain outcome, and results of earlier studies and trials may not be predictive of future trial results.

Our product candidates SZN-1326 and SZN-043 have begun clinical development and their risk of failure is high. It is impossible to predict when or if our candidates or any potential future product candidates will prove effective in humans or will receive regulatory approval. Before obtaining marketing approval from regulatory authorities for the sale of any product candidate, we must complete preclinical studies and then conduct extensive clinical trials to demonstrate the safety, purity, and potency, or efficacy of that product candidate in humans. Clinical testing is expensive and can take many years to complete, and its outcome is inherently uncertain, particularly in light of recent observations relating to clinical trials for SZN-1326 and SZN-043. Failure can occur at any time during the development process. The results of preclinical studies and clinical trials of any of our current or potential future product candidates may not be predictive of the results of later-stage clinical trials. Product candidates in later stages of clinical trials may fail to show the desired safety and efficacy traits despite having progressed through preclinical studies and initial clinical trials. A number of companies in the pharmaceutical industry have suffered significant setbacks in advanced clinical trials due to lack of efficacy or safety profiles, notwithstanding promising results in earlier trials. We initiated first-in-human trials of SZN-1326 and SZN-043 in the third quarter of 2022. We have experienced (as discussed above), and may further experience, delays in initiating or completing our clinical studies. We do not know whether planned clinical trials will be completed on schedule or at all, or whether planned clinical trials will begin on time, need to be redesigned (as we must do with SZN-1326 and have done with SZN-043), will enroll patients on time or be completed on schedule, if at all. Our development programs may be delayed for a variety of reasons, including delays related to:

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unfavorable findings or observations that cause us to pause or modify our clinical trials, as we have done to some degree with SZN-1326 and SZN-043;
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the FDA or other regulatory authorities requiring additional data or imposing other requirements before permitting initiation of a clinical trial;
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obtaining regulatory approval to commence a clinical trial;
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reaching agreement on acceptable terms with prospective CROs and clinical trial sites, the terms of which can be subject to extensive negotiation and may vary significantly among different CROs and clinical trial sites;
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obtaining institutional review board, or IRB, or ethics committee, or EC, approval at each clinical trial site;
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recruiting suitable patients to participate in a clinical trial;
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having patients complete a clinical trial or return for post-treatment follow-up;
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clinical trial sites deviating from trial protocol or dropping out of a trial;
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adding new clinical trial sites; or
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manufacturing sufficient quantities of our product candidates for use in clinical trials.

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Furthermore, we expect to rely on CROs, collaborators such as BI and clinical trial sites to ensure the proper and timely conduct of our clinical trials and, while we expect to enter into agreements governing their committed activities, we may have limited influence over their actual performance.

We could encounter delays if prescribing physicians encounter unresolved ethical issues associated with enrolling patients in clinical trials of current or potential future product candidates in lieu of prescribing existing treatments that have established safety and efficacy profiles. Further, a clinical trial may be suspended or terminated by us, our collaborators, the IRBs of the institutions in which such trials are being conducted, the Data Safety Monitoring Board for such trial or by the FDA or other regulatory authorities due to a number of factors, including failure to conduct the clinical trial in accordance with regulatory requirements or our clinical protocols, inspection of the clinical trial operations or trial site by the FDA or other regulatory authorities resulting in the imposition of a clinical hold, unforeseen safety issues or adverse side effects, failure to demonstrate a benefit from using a drug or therapeutic biologic, changes in governmental regulations or administrative actions or lack of adequate funding to continue the clinical trial. If we experience delays in the completion of, or termination of, any clinical trial of any of our current or potential future product candidates, the commercial prospects of such product candidate will be harmed, and our ability to generate product revenue from such product candidates will be delayed. In addition, any delays in completing our clinical trials will increase our costs, slow our product development and approval process and jeopardize our ability to commence product sales and generate revenue. Any of these occurrences may materially and adversely affect our business, financial condition, results of operations and prospects. In addition, many of the factors that cause, or lead to, a delay in the commencement or completion of clinical trials may also ultimately lead to the denial of regulatory approval of our current or potential future product candidates.

We may be unable to obtain U.S. or foreign regulatory approval and, as a result, be unable to commercialize SZN-1326, SZN-043, SZN-413 or potential future product candidates.

SZN-1326, SZN-043, SZN-431 and any potential future product candidates are subject to extensive governmental regulations relating to, among other things, research, testing, development, manufacturing, safety, efficacy, approval, recordkeeping, reporting, labeling, storage, packaging, advertising and promotion, pricing, marketing and distribution of therapeutic biologics. Rigorous preclinical testing and clinical trials and an extensive regulatory approval process are required to be successfully completed in the U.S. and in many foreign jurisdictions before a new drug or therapeutic biologic can be marketed. Satisfaction of these and other regulatory requirements is costly, time-consuming, uncertain and subject to unanticipated delays. It is possible that none of the product candidates we may develop will obtain the regulatory approvals necessary for us or our potential future collaborators to begin selling them.

We have limited experience in conducting and managing the clinical trials necessary to obtain regulatory approvals, including approval by the FDA and other regulatory authorities. The time required to obtain FDA and other approvals is unpredictable but typically takes many years following the commencement of clinical trials, depending upon the type, complexity and novelty of the product candidate. The standards that the FDA and its foreign counterparts use when regulating us require judgment and can change, which makes it difficult to predict with certainty how they will be applied. Any analysis we perform of data from preclinical and clinical activities is subject to confirmation and interpretation by regulatory authorities, which could delay, limit or prevent regulatory approval. We may also encounter unexpected delays or increased costs due to new government regulations, for example, from future legislation or administrative action, or from changes in regulatory policy during the period of product development, clinical trials and FDA regulatory review in the United States and other jurisdictions. It is impossible to predict whether legislative changes will be enacted, or whether FDA or foreign regulations, guidance or interpretations will be changed, or what the impact of such changes, if any, may be.

Any delay or failure in obtaining required approvals could have a material and adverse effect on our ability to generate revenue from the particular product candidate for which we are seeking approval. Further, we and our potential future collaborators may never receive approval to market and commercialize any product candidate. Even if we or a potential future collaborator obtain regulatory approval, the approval may be for targets, disease indications or patient populations that are not as broad as it intended or desired or may require labeling that includes significant use or distribution restrictions or safety warnings. We or a potential future collaborator may be subject to post-marketing testing requirements to maintain regulatory approval. If any of our product candidates prove to be ineffective, unsafe or commercially unviable, we may have to re-engineer the product candidates, and our entire pipeline could have little, if any, value, which could require us to change our focus and approach to drug discovery and therapeutic development, which would have a material and adverse effect on our business, financial condition, results of operations and prospects.

We will also be subject to numerous foreign regulatory requirements governing, among other things, the conduct of clinical trials, manufacturing and marketing authorization, pricing and third-party reimbursement. The foreign regulatory approval process varies among countries and may include all of the risks associated with FDA approval described above as well as risks attributable to the satisfaction of local regulations in foreign jurisdictions. Moreover, the time required to obtain approval may differ from that required to obtain FDA approval.

We may conduct certain of our clinical trials for our product candidates outside of the United States. However, the FDA and other foreign equivalents may not accept data from such trials, in which case its development plans will be delayed, which could materially harm its business.

We have conducted and may further conduct clinical trials for our product candidates outside the United States. For example, we have conducted Phase 1 trials of SZN-1326 and SZN-043 in Australia and New Zealand. Although the FDA may accept data from clinical trials conducted outside the United States, acceptance of these data is subject to certain conditions imposed by the FDA. In cases where data from foreign clinical trials are intended to serve as the basis for marketing approval in the United States, the FDA will not approve the application on the basis of foreign data alone unless (i) those data are applicable to the U.S. population and U.S. medical practice; (ii) the studies were performed by clinical investigators of recognized competence; and (iii) the data are considered valid without the need for an on-site inspection by the FDA or, if the FDA considers such an inspection to be necessary, the FDA is able to validate the data through an on-site inspection or other appropriate means. Additionally, the FDA’s clinical trial requirements, including sufficient size of patient populations and statistical powering, must be met. For studies that are conducted only at sites outside of the United States and not subject to an IND, the FDA requires the clinical trial to have been conducted in accordance with GCPs, and the FDA must be able to validate the data from the clinical trial through an on-site inspection if it deems such inspection necessary. For such studies not subject to an IND, the FDA generally does not provide advance comments on the clinical protocols for the studies, and therefore there is an additional potential risk that the FDA could determine that the study design or protocol for a non-U.S. clinical trial was inadequate, which could require us to conduct additional clinical trials. There can be no assurance the FDA will accept data from clinical trials conducted outside of the United States. If the FDA does not accept data from our clinical trials of our product candidates, it would likely result in the need for additional clinical trials, which would be costly and time consuming and delay or permanently halt our development of our product candidates.

Many foreign regulatory bodies have similar approval requirements. In addition, such foreign trials would be subject to the applicable local laws of the foreign jurisdictions where the trials are conducted. There can be no assurance that the FDA or any similar foreign regulatory authority will accept data from trials conducted outside of the United States or the applicable jurisdiction. If the FDA or any similar foreign regulatory authority does not accept such data, it would result in the need for additional trials, which would be costly and time-consuming and delay aspects of Our business plan, and which may result in our product candidates not receiving approval or clearance for commercialization in the applicable jurisdiction or permanently halt our development of our product candidates.

Conducting clinical trials outside the United States also exposes us to additional risks, including risks associated with:

•
additional foreign regulatory requirements;
•
foreign exchange fluctuations;
•
compliance with foreign manufacturing, customs, shipment and storage requirements;
•
cultural differences in medical practice and clinical research; and
•
diminished protection of intellectual property in some countries.

Even if we receive regulatory approval for any of our current or potential future product candidates, we will be subject to ongoing regulatory obligations and continued regulatory review, which may result in significant additional expense. Additionally, our current or potential future product candidates, if approved, could be subject to labeling and other restrictions and market withdrawal and we may be subject to penalties if we fail to comply with regulatory requirements or experience unanticipated problems with our products.

Any regulatory approvals that we or our current or potential future collaborators obtain for SZN-1326, SZN-043, SZN-413 or any potential future product candidate may also be subject to limitations on the approved indicated uses for which a product may be marketed or to the conditions of approval, or contain requirements for potentially costly post-marketing testing, including “Phase 4” clinical trials, and surveillance to monitor the safety and efficacy of such product candidate. In addition, if the FDA or any other regulatory authority approves SZN-1326, SZN-043, SZN-413 or any of our future product candidates, the manufacturing processes, labeling, packaging, distribution, adverse event reporting, storage, import, export, advertising, promotion and recordkeeping for such product will be subject to extensive and ongoing regulatory requirements. These requirements include submissions of safety and other post-marketing information and reports, registration, as well as continued compliance with cGMP and good clinical practices for any clinical trials that we conduct post-approval. Later discovery of previously unknown problems with a product candidate, including adverse events of unanticipated severity or frequency, or with our third-party manufacturers or manufacturing processes, or failure to comply with regulatory requirements, may result in, among other things:

•
restrictions on the marketing or manufacturing of the product candidate, withdrawal of the product candidate from the market or voluntary or mandatory product recalls;
•
fines, warning letters or holds on clinical trials;
•
refusal by the FDA to approve pending applications or supplements to approved applications filed by us or our strategic collaborators;
•
suspension or revocation of product license approvals;
•
product seizure or detention or refusal to permit the import or export of products; and
•
injunctions or the imposition of civil or criminal penalties.

Furthermore, the FDA strictly regulates marketing, labeling, advertising, and promotion of products that are placed on the market. Products may be promoted only for the approved indications and in accordance with the provisions of the approved label. While physicians may prescribe, in their independent professional medical judgment, products for off-label uses as the FDA does not regulate the behavior of physicians in their choice of drug treatments, the FDA does restrict manufacturer’s communications on the subject of off-label use of their products. Companies may only share truthful and non-misleading information that is otherwise consistent with a product’s FDA approved labeling. The FDA and other authorities actively enforce the laws and regulations prohibiting the promotion of off-label uses and a company that is found to have improperly promoted off-label uses may be subject to significant liability including, among other things, adverse publicity, warning letters, corrective advertising and potential civil and criminal penalties. The federal government has levied large civil and criminal fines against companies for alleged improper promotion of off-label use and has enjoined companies from engaging in off-label promotion. The FDA and other regulatory authorities have also required that companies enter into consent decrees or permanent injunctions under which specified promotional conduct is changed or curtailed.

Occurrence of any of the foregoing could have a material and adverse effect on our business and results of operations. The FDA’s and other regulatory authorities’ policies may change, and additional government regulations may be enacted that could prevent, limit or delay regulatory approval of our product candidates. We cannot predict the likelihood, nature or extent of government regulation that may arise from future legislation or administrative action, either in the United States or abroad. If we are slow or unable to adapt to changes in existing requirements or the adoption of new requirements or policies, or if we are not able to maintain regulatory compliance, we may lose any marketing approval that we may have obtained and we may not achieve or sustain profitability, which would adversely affect our business.

Risks Related to Ownership of Our Shares

Our stock price may be volatile and purchasers of our common stock could incur substantial losses.

Our stock price is likely to be volatile. As a result of this volatility, investors may not be able to sell their common stock at or above the initial public offering price. The market price for our common stock may be influenced by many factors, including the other risks described in this section of the Report titled “Risk Factors” and the following:

•
our ability, or the ability of our business partners, to advance SZN-1326, SZN-043, SZN-413 or potential future product candidates into the clinic;
•
results of preclinical studies for SZN-1326, SZN-043, SZN-413 or potential future product candidates, or those of our competitors or current and potential future collaborators;
•
the impact of the ongoing COVID-19 pandemic on our business;
•
regulatory or legal developments in the United States and other countries, especially changes in laws or regulations applicable to our future products;
•
the success of competitive products or technologies;
•
introductions and announcements of new products by us, our future commercialization collaborators, or our competitors, and the timing of these introductions or announcements;
•
actions taken by regulatory authorities with respect to our future products, clinical trials, manufacturing process or sales and marketing terms;
•
actual or anticipated variations in our financial results or those of companies that are perceived to be similar to us;
•
the success of our efforts to acquire or in-license additional technologies, products or product candidates;
•
developments concerning any future collaborations, including, but not limited to, those with our sources of manufacturing supply and our commercialization collaborators;
•
market conditions in the pharmaceutical and biotechnology sectors;
•
announcements by us or our competitors of significant acquisitions, strategic alliances, joint ventures or capital commitments;
•
developments or disputes concerning patents or other proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our products;
•
our ability or inability to raise additional capital and the terms on which we raise it;
•
the recruitment or departure of key personnel;
•
changes in the structure of healthcare payment systems;

•
actual or anticipated changes in earnings estimates or changes in stock market analyst recommendations regarding our common stock, other comparable companies or our industry generally;
•
our failure or the failure of our competitors to meet analysts’ projections or guidance that we or our competitors may give to the market;
•
fluctuations in the valuation of companies perceived by investors to be comparable to us;
•
announcement and expectation of additional financing efforts;
•
speculation in the press or investment community;
•
trading volume of our common stock;
•
sales of our common stock by us or our stockholders;
•
the concentrated ownership of our common stock;
•
changes in accounting principles;
•
terrorist acts, acts of war or periods of widespread civil unrest;
•
natural disasters, public health crises and other calamities; and
•
general economic, industry and market conditions.

In addition, the stock markets in general, and the markets for pharmaceutical, biopharmaceutical and biotechnology stocks in particular, have experienced extreme volatility that has been often unrelated to the operating performance of the issuer. These broad market and industry factors may seriously harm the market price of our common stock, regardless of our operating performance.

Because our management will have flexibility in allocating our cash, you may not agree with how we use them and the cash may not be invested successfully.

We currently expect to use our cash, primarily obtained through prior stock offerings, to fund the development of SZN-1326 and SZN-043 through the resumption and continuation of first in human trials and to fund our other ongoing research and discovery programs, as well as for working capital and other general corporate purposes. We may also use a portion of our cash to in-license, acquire or invest in complementary businesses, technologies, products or assets. However, other than our CLA with BI, we have no current commitments or obligations to do so. Therefore, our management will have flexibility in allocating our cash. Accordingly, you will be relying on the judgment of our management with regard to the allocation of our cash, and you will not have the opportunity, as part of your investment decision, to assess whether the cash is being allocated appropriately. It is possible that the cash will be invested in a way that does not yield a favorable, or any, return for our company.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds.

All unregistered sales of our securities during the nine months ended September 30, 2022, were previously disclosed in a Current Report on Form 8-K.

Item 3. Defaults Upon Senior Securities.

None.

Item 4. Mine Safety Disclosures.

Not applicable.

Item 5. Other Information.

None.

Item 6. Exhibits.

Exhibit Number	Description

2.1†

Business Combination Agreement, dated as of April 15, 2021, by and among CHFW, Perseverance Merger Sub Inc., and Surrozen, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K (File No. 001-39635), filed with the SEC on April 15, 2021).

3.1	Certificate of Incorporation of Surrozen, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-39635), filed with the SEC on August 17, 2021).
3.2	Bylaws of Surrozen, Inc. (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K (File No. 001-39635), filed with the SEC on August 17, 2021).
4.1	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-1/A (File No. 333-249394), filed with the SEC on October 13, 2020).
4.2

Warrant Agreement, dated as of November 18, 2020, between Consonance-HFW Acquisition Corp. and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 001-39635), filed with the SEC on November 25, 2020).

4.3	Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1/A (File No. 333-249394), filed with the SEC on October 13, 2020).
4.4	Specimen Ordinary Share Certificate (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-1 (File No. 333-249394), filed with the SEC on October 13, 2020).
4.5

Certificate of Corporate Domestication of Consonance-HFW Acquisition Corp. (incorporated by reference to Exhibit 4.5 to the Current Report on Form 8-K (File No. 001-39635), filed with the SEC on August 17, 2021).

4.6*	Warrant Agreement, dated as of August 11, 2021, between Consonance-HFW Acquisition Corp. and Continental Stock Transfer & Trust Company.
4.7*	Description of Securities
10.1*††	Collaboration and License Agreement, dated as of September 30, 2022, by and between Boehringer Ingelheim International GmbH and Surrozen Operating, Inc.
31.1*	Certification of Principal Executive Officer Pursuant to Rules 13a-14(a) and 15d-14(a) under the Securities Exchange Act of 1934, as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
31.2*	Certification of Principal Financial Officer Pursuant to Rules 13a-14(a) and 15d-14(a) under the Securities Exchange Act of 1934, as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
32.1*	Certification of Principal Executive Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
32.2*	Certification of Principal Financial Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
101.INS	Inline XBRL Instance Document – the instance document does not appear in the Interactive Data File because XBRL tags are embedded within the Inline XBRL document.
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith.

+ Indicates management contract or compensatory plan or arrangement.

† Schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

†† The Company has redacted provisions or terms of this Exhibit pursuant to Regulation S-K Item 601(b)(10). The Company agrees to furnish an unredacted copy of the Exhibit to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SURROZEN, INC.

Date: November 14, 2022	By:	/s/ Craig Parker
Craig Parker
President and Chief Executive Officer and Director (Principal Executive Officer)

Date: November 14, 2022	By:	/s/ Charles Williams
Charles Williams
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Exhibit 4.6

WARRANT AGREEMENT

by and between

CONSONANCE-HFW ACQUISITION CORP.

and

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

Dated August 11, 2021

THIS WARRANT AGREEMENT (this “Agreement”), dated August 11, 2021, is by and between Consonance-HFW Acquisition Corp., a Cayman Islands exempted company (the “Company”), and Continental Stock Transfer & Trust Company, a New York limited purpose trust company, as warrant agent (in such capacity, the “Warrant Agent”).

WHEREAS, on April 15, 2021, the Company entered into those certain Subscription Agreements with the Investors named therein pursuant to which the Investors agreed to purchase an aggregate of 12,020,000 units (the “Private Placement Units”) at a purchase price of $10.00 per Private Placement Unit. The Private Placement Units include an aggregate of 4,006,667 private placement warrants, bearing the legend set forth in Exhibit B hereto (the “Private Placement Warrants”). Each Private Placement Unit includes one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and one-third of one Private Placement Warrant. The Units are being offered to facilitate the subscriptions, however, the shares of Common Stock and the Private Placement Warrants which comprise the Units are not attached and will trade separately without any instruction or detachment obligations on the part of the Investors, the Company or the Warrant Agent. Each whole Private Placement Warrant entitles the holder thereof to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment as described herein and only whole Warrants will be exercisable;

WHEREAS, the Subscription Agreement provides that the Company will file with the Securities and Exchange Commission (the “Commission”) a registration statement and a prospectus (the “Prospectus”), for the registration, under the Securities Act of 1933, as amended (the “Securities Act”), of the shares of Common Stock included in the Private Placement Units, the Private Placement Warrants and the shares of Common Stock underlying the Private Placement Warrants (collectively, the “Private Placement Securities”); and

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Private Placement Warrants; and

WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent and the holders of the Private Placement Warrants; and

WHEREAS, all acts and things have been done and performed which are necessary to make the Private Placement Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent (if a physical certificate is issued), as provided herein, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1.
Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company for the Private Placement Warrants, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the terms and conditions set forth in this Agreement.

2.
Warrants.

2.1.
Form of Warrant. Each Private Placement Warrant shall initially be issued in registered form only.

2.2.
Effect of Countersignature. If a physical certificate is issued, unless and until countersigned by the Warrant Agent pursuant to this Agreement, a certificated Private Placement Warrant shall be invalid and of no effect and may not be exercised by the holder thereof.

2.3.
Registration.

2.3.1.
Warrant Register. The Warrant Agent shall maintain books (the “Warrant Register”), for the registration of original issuance and the registration of transfer of the Private Placement Warrants. Upon the initial issuance of the Private Placement Warrants in book- entry form, the Warrant Agent shall issue and register the Private Placement Warrants in the names of the respective holders thereof in such denominations and otherwise in accordance with instructions delivered to the Warrant Agent by the Company. Ownership of beneficial interests in the Private Placement Warrants, as applicable, shall be shown on, and the transfer of such ownership shall be effected through, records maintained by institutions that have accounts with The Depository Trust Company (the “Depositary”) (such institution, with respect to a Private Placement Warrant in its account, a “Participant”).

If the Depositary subsequently ceases to make its book-entry settlement system available for the applicable Private Placement Warrants, the Company may instruct the Warrant Agent regarding making other arrangements for book-entry settlement. In the event that the Private Placement Warrants are not eligible for, or it is no longer necessary to have the Private Placement Warrants available in, book-entry form, the Warrant Agent shall provide written instructions to the Depositary to deliver to the Warrant Agent for cancellation each book- entry Private Placement Warrant, and the Company shall instruct the Warrant Agent to deliver to the Depositary definitive certificates in physical form evidencing such Private Placement Warrants (“Definitive Warrant Certificates”) which shall be in the form annexed hereto as Exhibit A.

Physical certificates, if issued, shall be signed by, or bear the facsimile signature of, the Chairman of the Board, Chief Executive Officer, Chief Financial Officer or other principal officer of the Company. In the event the person whose facsimile signature has been placed upon any Private Placement Warrant shall have ceased to serve in the capacity in which such person signed the Private Placement Warrant before such Private Placement Warrant is issued, it may be issued with the same effect as if he or she had not ceased to be such at the date of issuance.

2.3.2.
Registered Holder. Prior to due presentment for registration of transfer of any Private Placement Warrant, the Company and the Warrant Agent may deem and treat the person in whose name such Private Placement Warrant is registered in the Warrant Register (the “Registered Holder”) as the absolute owner of such Private Placement Warrants represented thereby, for the purpose of any exercise thereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

2

2.4.
Separate Trading of Stock and Units. The shares of Common Stock and Private Placement Warrants comprising the Private Placement Units shall trade separately. It is expected that the Private Placement Securities will be listed for trading on the Nasdaq Stock Market (the “Nasdaq”) following the date of the Prospectus, which shall be a date other than a Saturday, Sunday or federal holiday, on which banks in New York City are generally open for normal business (a “Business Day”).

2.5.
Fractional Warrants. The Company shall not issue fractional Private Placement Warrants other than as part of the Private Placement Units.

3.
Terms and Exercise of Warrants.

3.1.
Warrant Price. Each whole Private Placement Warrant shall entitle the Registered Holder thereof, subject to the provisions of such Private Placement Warrant and of this Agreement, to purchase from the Company the number of shares of Common Stock stated therein, at the price of $11.50 per share, subject to the adjustments provided in Section 4 hereof and in the last sentence of this Section 3.1. The term “Warrant Price” as used in this Agreement shall mean the price per share (including in cash or by payment of Private Placement Warrants pursuant to a “cashless exercise,” to the extent permitted hereunder) described in the prior sentence at which shares of Common Stock may be purchased at the time a Private Placement Warrant is exercised. The Company in its sole discretion may lower the Warrant Price at any time prior to the Expiration Date (as defined below) for a period of not less than fifteen (15) Business Days (unless otherwise required by the Commission, any national securities exchange on which the Private Placement Warrants are listed or applicable law); provided that the Company shall provide at least five (5) days’ prior written notice of such reduction to Registered Holders of the Private Placement Warrants; and provided further, that any such reduction shall be identical among all of the Private Placement Warrants and those certain other warrants issued by the Company under that certain Registration Statement for Form S-1 No. 333-249394 declared effective by the Commission on November 18, 2021 (the “IPO Warrants”) in connection with the Company’s initial public offering (the “IPO”).

3.2.
Duration of Warrants. A Warrant may be exercised only during the period (the “Exercise Period”) commencing on November 23, 2021 and terminating at 5:00 p.m., New York City time on the date that is fifth (5th) anniversary of the date hereof (the “Expiration Date”); provided, however, that the exercise of any Private Placement Warrant shall be subject to the satisfaction of any applicable conditions, as set forth in subsection 3.3.2 below, with respect to an effective registration statement or a valid exemption therefrom being available. Private Placement Warrants not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at 5:00 p.m. New York City time on the Expiration Date. The Company in its sole discretion may extend the duration of the Private Placement Warrants by delaying the Expiration Date; provided that the Company shall provide at least twenty (20) days prior written notice of any such extension to Registered Holders of the Private Placement Warrants and, provided further that any such extension shall be identical in duration among all of the Private Placement Warrants and the IPO Warrants.

3.3.
Exercise of Warrants.

3.3.1.
Payment. Subject to the provisions of the Private Placement Warrant and this Agreement, a Private Placement Warrant may be exercised by the Registered Holder thereof by delivering to the Warrant Agent at its corporate trust department (i) the Definitive Warrant Certificate evidencing the Private Placement Warrants to be exercised, or, in the case of a Private Placement

3

Warrant represented by a book-entry, the Private Placement Warrants to be exercised (the “Book-Entry Warrants”) on the records of the Depositary to an account of the Warrant Agent at the Depositary designated for such purposes in writing by the Warrant Agent to the Depositary from time to time, (ii) an election to purchase (“Election to Purchase”) any shares of Common Stock pursuant to the exercise of a Private Placement Warrant, properly completed and executed by the Registered Holder on the reverse of the Definitive Warrant Certificate or, in the case of a Book-Entry Warrant, properly delivered by the Participant in accordance with the Depositary’s procedures, and (iii) the payment in full of the Warrant Price for each share of Common Stock as to which the Private Placement Warrant is exercised and any and all applicable taxes due in connection with the exercise of the Private Placement Warrant, the exchange of the Private Placement Warrant for the shares of Common Stock and the issuance of such shares of Common Stock, in lawful money of the United States, in good certified check or good bank draft payable to the order of the Warrant Agent or as provided in Section 7.4 hereof.

3.3.2.
Issuance of Shares on Exercise. As soon as practicable after the exercise of any Private Placement Warrant and the clearance of the funds in payment of the Warrant Price (unless exercised pursuant to Section 7.4), the Company shall issue to the Registered Holder of such Private Placement Warrant a book-entry position or certificate, as applicable, for the number of shares of Common Stock to which he, she or it is entitled, registered in such name or names as may be directed by him, her or it on the register of members of the Company, and if such Private Placement Warrant shall not have been exercised in full, a new book-entry position or countersigned Private Placement Warrant, as applicable, for the number of shares as to which such Private Placement Warrant shall not have been exercised. Notwithstanding the foregoing, the Company shall not be obligated to deliver any shares of Common Stock pursuant to the exercise of a Private Placement Warrant and shall have no obligation to settle such Private Placement Warrant exercise unless a registration statement under the Securities Act with respect to the shares of Common Stock underlying the Private Placement Warrants is then effective and a prospectus relating thereto is current, subject to the Company’s satisfying its obligations under Section 7.4 or a valid exemption from registration is available. No Private Placement Warrant shall be exercisable and the Company shall not be obligated to issue shares of Common Stock upon exercise of a Private Placement Warrant unless the shares of Common Stock issuable upon such Private Placement Warrant exercise have been registered, qualified or deemed to be exempt from registration or qualification under the securities laws of the state of residence of the Registered Holder of the Private Placement Warrants. Subject to Section 4.5 of this Agreement, a Registered Holder of Private Placement Warrants may exercise its Private Placement Warrants only for a whole number of shares of Common Stock. The Company may require holders of Private Placement Warrants registered on an effective registration statement to settle the Private Placement Warrant on a “cashless basis” pursuant to Section

7.4. If, by reason of any exercise of Private Placement Warrants on a “cashless basis”, the holder of any Private Placement Warrant would be entitled, upon the exercise of such Private Placement Warrant, to receive a fractional interest in a share of Common Stock, the Company shall round down to the nearest whole number, the number of shares of Common Stock to be issued to such holder.

3.3.3.
Valid Issuance. All shares of Common Stock issued upon the proper exercise of a Private Placement Warrant in conformity with this Agreement shall be validly issued, fully paid and nonassessable.

3.3.4.
Date of Issuance. Each person in whose name any book-entry position or certificate, as applicable, for shares of Common Stock is issued and who is registered in the register of members of the Company shall for all purposes be deemed to have become the holder of record of such shares of Common Stock on the date on which the Private Placement Warrant, or book-entry position representing such Private Placement Warrant, was surrendered and payment of the Warrant Price was made, irrespective of the date of delivery of such certificate in the case of a certificated Private Placement Warrant, except that, if the date of such surrender and payment is a date when the register of

4

members of

5

the Company or book-entry system of the Warrant Agent are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the share transfer books or book- entry system are open.

3.3.5.
Maximum Percentage. A holder of a Private Placement Warrant may notify the Company in writing in the event it elects to be subject to the provisions contained in this subsection 3.3.5; however, no holder of a Private Placement Warrant shall be subject to this subsection

3.3.5 unless he, she or it makes such election. If the election is made by a holder, the Warrant Agent shall not effect the exercise of the holder’s Private Placement Warrant, and such holder shall not have the right to exercise such Private Placement Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the Warrant Agent’s actual knowledge, would beneficially own in excess of 9.8% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such person and its affiliates shall include the number of shares of Common Stock issuable upon exercise of the Private Placement Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock that would be issuable upon (x) exercise of the remaining, unexercised portion of the Private Placement Warrant beneficially owned by such person and its affiliates and (y) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such person and its affiliates (including, without limitation, any convertible notes or convertible preferred shares or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For purposes of the Private Placement Warrant, in determining the number of outstanding shares of Common Stock, the holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the Commission as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or Continental Stock Transfer & Trust Company, as transfer agent (in such capacity, the “Transfer Agent”), setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written request of the holder of the Private Placement Private Placement Warrant, the Company shall, within two (2) Business Days, confirm orally and in writing to such holder the number of shares of Common Stock then outstanding. In any case, the number of issued and outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of equity securities of the Company by the holder and its affiliates since the date as of which such number of issued and outstanding shares of Common Stock was reported. By written notice to the Company, the holder of a Private Placement Warrant may from time to time increase or decrease the Maximum Percentage applicable to such holder to any other percentage specified in such notice; provided, however, that any such increase shall not be effective until the sixty-first (61st) day after such notice is delivered to the Company.

4.
Adjustments.

4.1.
Share Capitalizations.

4.1.1.
Sub-Divisions. If after the date hereof, and subject to the provisions of Section 4.5 below, the number of issued and outstanding shares of Common Stock is increased by a capitalization or share dividend of shares of Common Stock, or by a sub-division of shares of Common Stock or other similar event, then, on the effective date of such share capitalization or share dividend, sub-divisions or similar event, the number of shares of Common Stock issuable on exercise of each Private Placement Warrant shall be increased in proportion to such increase in the issued and

6

outstanding

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shares of Common Stock. A rights offering made to all or substantially all holders of shares of Common Stock entitling holders to purchase shares of Common Stock at a price less than the Historical Fair Market Value (as defined below) shall be deemed a share dividend of a number of shares of Common Stock equal to the product of (i) the number of shares of Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for shares of Common Stock) multiplied by (ii) one (1) minus the quotient of (x) the price per share of Common Stock paid in such rights offering divided by (y) the Historical Fair Market Value. For purposes of this subsection 4.1.1, (i) if the rights offering is for securities convertible into or exercisable for shares of Common Stock, in determining the price payable for shares of Common Stock, there shall be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “Historical Fair Market Value” means the volume weighted average price of the shares of Common Stock during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights. No shares of Common Stock shall be issued at less than their par value.

4.1.2.
Extraordinary Dividends. If the Company, at any time while the Private Placement Warrants are outstanding and unexpired, pays to all or substantially all of the holders of the shares of Common Stock a dividend or make a distribution in cash, securities or other assets on account of such shares of Common Stock (or other shares into which the Private Placement Warrants are convertible), other than (a) as described in subsection 4.1.1 above or (b) Cash Dividends (as defined below), any such non-excluded event being referred to herein as an “Extraordinary Dividend”, then the Warrant Price shall be decreased, effective immediately after the effective date of such Extraordinary Dividend, by the amount of cash and/or the fair market value (as determined by the Company’s board of directors (the “Board”), in good faith) of any securities or other assets paid on each share of Common Stock in respect of such Extraordinary Dividend. For purposes of this subsection 4.1.2, “Cash Dividends” means any cash dividend or cash distribution which, when combined on a per share basis with all other cash dividends and cash distributions paid on the shares of Common Stock during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $0.50 (as adjusted to appropriately reflect any of the events referred to in other subsections of this Section 4 and excluding cash dividends or cash distributions that resulted in an adjustment to the Warrant Price or to the number of shares of Common Stock issuable on exercise of each Private Placement Warrant but only with respect to the amount of aggregate cash dividends and cash distributions equal to or less than $0.50 per share of Common Stock).

4.2.
Aggregation of Shares. If after the date hereof, and subject to the provisions of Section 4.5 hereof, the number of issued and outstanding shares of Common Stock is decreased by a consolidation, combination, reverse share split or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each Private Placement Warrant shall be decreased in proportion to such decrease in issued and outstanding shares of Common Stock.

4.3.
Adjustments in Exercise Price. Whenever the number of shares of Common Stock purchasable upon the exercise of the Private Placement Warrants is adjusted, as provided in subsection 4.1.1 or Section 4.2 above, the Warrant Price shall be adjusted (to the nearest cent) by multiplying such Warrant Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of the Private Placement Warrants immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

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4.4.
[Reserved.]

4.5.
Replacement of Securities upon Reorganization, etc. In case of any reclassification or reorganization of the issued and outstanding shares of Common Stock (other than a change under Section 4.1 or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the issued and outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the holders of the Private Placement Warrants shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Private Placement Warrants and in lieu of the shares of Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares or stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Private Placement Warrants would have received if such holder had exercised his, her or its Private Placement Warrant(s) immediately prior to such event (the “Alternative Issuance”); provided, however, that (i) if the holders of the shares of Common Stock were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets constituting the Alternative Issuance for which each Private Placement Warrant shall become exercisable shall be deemed to be the weighted average of the kind and amount received per share by the holders of the shares of Common Stock in such consolidation or merger that affirmatively make such election, and (ii) if a tender, exchange or redemption offer shall have been made to and accepted by the holders of the shares of Common Stock (other than a tender, exchange or redemption offer made by the Company in connection with redemption rights held by stockholders of the Company as provided for in the Company’s certificate of incorporation under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the issued and outstanding shares of Common Stock, the holder of a Private Placement Warrant shall be entitled to receive as the Alternative Issuance, the highest amount of cash, securities or other property to which such holder would actually have been entitled as a shareholder if such Private Placement Warrant holder had exercised the Private Placement Warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the shares of Common Stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in this Section 4; provided further that if less than 70% of the consideration receivable by the holders of the shares of Common Stock in the applicable event is payable in the form of shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the Registered Holder properly exercises the Private Placement Warrant within thirty (30) days following the public disclosure of the consummation of such applicable event by the Company pursuant to a Current Report on Form 8-K filed with the Commission, the Warrant Price shall be reduced by an amount (in dollars) equal to the difference of (i) the Warrant Price in effect prior to such reduction minus (ii) (A) the Per Share Consideration (as defined below) (but in no event less than zero) minus (B) the Black-Scholes Warrant Value (as defined below). The “Black-Scholes Warrant Value” means the value of a Private Placement Warrant immediately prior to the consummation of the applicable event based on the Black- Scholes Warrant Model for a Capped American Call on Bloomberg Financial Markets (assuming zero

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dividends) (“Bloomberg”). For purposes of calculating such amount, (i) Section 6 of this Agreement shall be taken into account, (ii) the price of each share of Common Stock shall be the volume weighted average price of the shares of Common Stock during the ten (10) trading day period ending on the trading day prior to the effective date of the applicable event, (iii) the assumed volatility shall be the ninety (90) day volatility obtained from the HVT function on Bloomberg determined as of the trading day immediately prior to the day of the announcement of the applicable event and (iv) the assumed risk-free interest rate shall correspond to the U.S. Treasury rate for a period equal to the remaining term of the Private Placement Warrant. “Per Share Consideration” means (i) if the consideration paid to holders of the shares of Common Stock consists exclusively of cash, the amount of such cash per share of Common Stock, and (ii) in all other cases, the volume weighted average price of the shares of Common Stock during the ten (10) trading day period ending on the trading day prior to the effective date of the applicable event. If any reclassification or reorganization also results in a change in shares of Common Stock covered by subsection 4.1.1, then such adjustment shall be made pursuant to subsection 4.1.1 or Section 4.3 and this Section 4.5. The provisions of this Section 4.5 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers. In no event shall the Warrant Price be reduced to less than the par value per share issuable upon exercise of such Private Placement Warrant.

4.6.
Notices of Changes in Warrant. Upon every adjustment of the Warrant Price or the number of shares issuable upon exercise of a Private Placement Warrant, the Company shall give written notice thereof to the Warrant Agent, which notice shall state the Warrant Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of a Private Placement Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the occurrence of any event specified in Section 4.1, Section 4.3 or Section 4.5, the Company shall give written notice of the occurrence of such event to each holder of a Private Placement Warrant, at the last address set forth for such holder in the Warrant Register, of the record date or the effective date of the event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

4.7.
No Fractional Shares. Notwithstanding any provision contained in this Agreement to the contrary, the Company shall not issue fractional shares upon the exercise of Private Placement Warrants. If, by reason of any adjustment made pursuant to this Section 4, the holder of any Private Placement Warrant would be entitled, upon the exercise of such Private Placement Warrant, to receive a fractional interest in a share, the Company shall, upon such exercise, round down to the nearest whole number the number of shares of Common Stock to be issued to such holder.

4.8.
Form of Warrant. The form of Private Placement Warrant need not be changed because of any adjustment pursuant to this Section 4, and Private Placement Warrants issued after such adjustment may state the same Warrant Price and the same number of shares as is stated in the Private Placement Warrants initially issued pursuant to this Agreement; provided, however, that the Company may at any time in its sole discretion make any change in the form of Warrant that the Company may deem appropriate and that does not affect the substance thereof, and any Private Placement Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Private Placement Warrant or otherwise, may be in the form as so changed.

5.
Transfer and Exchange of Warrants.

5.1.
Registration of Transfer. The Warrant Agent shall register the transfer, from time to time, of any outstanding Private Placement Warrant upon the Warrant Register, upon surrender of such Private Placement Warrant for transfer, properly endorsed with signatures properly guaranteed and accompanied by appropriate instructions for transfer. Upon any such transfer, a new Private Placement

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Warrant representing an equal aggregate number of Private Placement Warrants shall be issued and the old Private Placement Warrant shall be cancelled by the Warrant Agent. In the case of certificated Private Placement Warrants, the Private Placement Warrants so cancelled shall be delivered by the Warrant Agent to the Company from time to time upon request.

5.2.
Procedure for Surrender of Warrants. Private Placement Warrants may be surrendered to the Warrant Agent, together with a written request for exchange or transfer, and thereupon the Warrant Agent shall issue in exchange therefor one or more new Private Placement Warrants as requested by the Registered Holder of the Private Placement Warrants so surrendered, representing an equal aggregate number of Private Placement Warrants; provided, however, that except as otherwise provided herein or with respect to any Book-Entry Warrant, each Book- Entry Warrant may be transferred only in whole and only to the Depositary, to another nominee of the Depositary, to a successor depository, or to a nominee of a successor depository; provided further, however that in the event that a Private Placement Warrant surrendered for transfer bears a restrictive legend, the Warrant Agent shall not cancel such Private Placement Warrant and issue new Private Placement Warrants in exchange thereof until the Warrant Agent has received an opinion of counsel for the Company stating that such transfer may be made and indicating whether the new Private Placement Warrants must also bear a restrictive legend.

5.3.
Fractional Warrants. The Warrant Agent shall not be required to effect any registration of transfer or exchange which shall result in the issuance of a warrant certificate or book- entry position for a fraction of a warrant, except as part of the Private Placement Units.

5.4.
Service Charges. No service charge shall be made for any exchange or registration of transfer of Private Placement Warrants.

5.5.
Warrant Execution and Countersignature. The Warrant Agent is hereby authorized to countersign and to deliver, in accordance with the terms of this Agreement, the Private Placement Warrants required to be issued pursuant to the provisions of this Section 5, and the Company, whenever required by the Warrant Agent, shall supply the Warrant Agent with Private Placement Warrants duly executed on behalf of the Company for such purpose.

6.
Redemption.

6.1.
Redemption of Warrants for Cash. Not less than all of the outstanding Private Placement Warrants may be redeemed, at the option of the Company, at any time from and after the 366 day anniversary of the date of this Agreement and on or prior to the Expiration Date, at the office of the Warrant Agent, upon notice to the Registered Holders of the Private Placement Warrants, as described in Section 6.3 below, at a Redemption Price of $0.01 per Private Placement Warrant, provided that (a) the Reference Value equals or exceeds $18.00 per share (subject to adjustment in compliance with Section 4 hereof) and (b) there is an effective registration statement covering the resale of the shares of Common Stock issuable upon exercise of the Private Placement Warrants, and a current prospectus relating thereto, available throughout the thirty (30)-day Redemption Period (as defined in Section 6.3 below).

6.2.
Redemption of Warrants for Shares. Not less than all of the outstanding Private Placement Warrants may be redeemed, at the option of the Company, at any time from and after the 366 day anniversary of the date of this Agreement and on or prior to the Expiration Date, at the office of the Warrant Agent, upon notice to the Registered Holders of the Private Placement Warrants, as described in Section 6.3 below, at a Redemption Price of $0.10 per Private Placement Warrant, provided that (i) the Reference Value equals or exceeds $10.00 per share (subject to adjustment in compliance with Section 4

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hereof and (ii) if the Reference Value is less than $18.00 per share (subject to adjustment in compliance with Section 4 hereof), the IPO Warrants and those certain other privately placed warrants issued by the Company in connection with the IPO are also concurrently called for redemption on the same terms as the outstanding Private Placement Warrants (subject to the terms and conditions of that certain Warrant Agreement entered into between the Company and the Warrant Agent dated November 18, 2020). During the thirty (30)-day Redemption Period in connection with a redemption pursuant to this Section 6.2, Registered Holders of the Private Placement Warrants may elect to exercise their Private Placement Warrants on a “cashless basis” and receive a number of shares of Common Stock determined by reference to the table below, based on the Redemption Date (calculated for purposes of the table as the period to expiration of the Private Placement Warrants) and the “Redemption Fair Market Value” (as such term is defined in this Section 6.2) (a “Make-Whole Exercise”). Solely for purposes of this Section 6.2, the “Redemption Fair Market Value” shall mean the volume weighted average price of the shares of Common Stock for the ten (10) trading days immediately following the date on which notice of redemption pursuant to this Section 6.2 is sent to the Registered Holders. In connection with any redemption pursuant to this Section 6.2, the Company shall provide the Registered Holders with the Redemption Fair Market Value no later than one (1) Business Day after the ten (10) trading day period described above ends.

Redemption Date (period to expiration of warrants)	≤$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	≥$18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

The exact Redemption Fair Market Value and Redemption Date may not be set forth in the table above, in which case, if the Redemption Fair Market Value is between two values in the table or the Redemption Date is between two redemption dates in the table, the number of shares of Common Stock to be issued for each Private Placement Warrant exercised in a Make-Whole Exercise shall be determined by a straight-line interpolation between the number of shares set forth for the higher and lower Redemption Fair Market Values and the earlier and later redemption dates, as applicable, based on a 365- or 366-day year, as applicable.

The share prices set forth in the column headings of the table above shall be adjusted as of any date on which the number of shares of Common Stock issuable upon exercise of a Private Placement Warrant or the Exercise Price is adjusted pursuant to Section 4 hereof. If the number of shares issuable

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upon exercise of a Private Placement Warrant is adjusted pursuant to Section 4 hereof, the adjusted share prices in the column headings shall equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares of Common Stock deliverable upon exercise of a Private Placement Warrant immediately prior to such adjustment and the denominator of which is the number of shares of Common Stock deliverable upon exercise of a Private Placement Warrant as so adjusted. The number of shares of Common Stock in the table above shall be adjusted in the same manner and at the same time as the number of shares of Common Stock issuable upon exercise of a Private Placement Warrant. If the Exercise Price of a Private Placement Warrant is adjusted pursuant to Section 4.1.2 hereof, the adjusted share prices in the column headings shall equal the share prices immediately prior to such adjustment less the decrease in the Exercise Price pursuant to such Exercise Price adjustment. In no event shall the number of shares of Common Stock issued in connection with a Make-Whole Exercise exceed 0.361 shares of Common Stock per Private Placement Warrant (subject to adjustment).

6.3.
Date Fixed for, and Notice of, Redemption; Redemption Price; Reference Value. In the event that the Company elects to redeem the Private Placement Warrants pursuant to Section 6.1 or Section 6.2, the Company shall fix a date for the redemption (the “Redemption Date”). Notice of redemption shall be mailed by first class mail, postage prepaid, by the Company not less than thirty (30) days prior to the Redemption Date (the “30-day Redemption Period”) to the Registered Holders of the Private Placement Warrants to be redeemed at their last addresses as they shall appear on the registration books. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Registered Holder received such notice. As used in this Agreement, (a) “Redemption Price” shall mean the price per Private Placement Warrant at which any Private Placement Warrants are redeemed pursuant to Section 6.1 or Section 6.2 and (b) “Reference Value” shall mean the last reported sales price of the shares of Common Stock for any twenty (20) trading days within the thirty (30) trading-day period ending on the third (3rd) trading day prior to the date on which notice of the redemption is given.

6.4.
Exercise After Notice of Redemption. The Private Placement Warrants may be exercised for cash (or on a “cashless basis” in accordance with Section 6.2 of this Agreement) at any time after notice of redemption shall have been given by the Company pursuant to Section 6.3 hereof and prior to the Redemption Date. On and after the Redemption Date, the record holder of the Private Placement Warrants shall have no further rights except to receive, upon surrender of the Private Placement Warrants, the Redemption Price.

7.
Other Provisions Relating to Rights of Holders of Warrants.

7.1.
No Rights as Stockholder. A Private Placement Warrant does not entitle the Registered Holder thereof to any of the rights of a stockholder of the Company, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the appointment of directors of the Company or any other matter.

7.2.
Lost, Stolen, Mutilated, or Destroyed Warrants. If any Private Placement Warrant is lost, stolen, mutilated, or destroyed, the Company and the Warrant Agent may on such terms as to indemnity or otherwise as they may in their discretion impose (which shall, in the case of a mutilated Private Placement Warrant, include the surrender thereof), issue a new Private Placement Warrant of like denomination, tenor, and date as the Private Placement Warrant so lost, stolen, mutilated, or destroyed. Any such new Private Placement Warrant shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Private Placement Warrant shall be at any time enforceable by anyone.

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7.3.
Reservation of Shares. The Company shall at all times reserve and keep available a number of its authorized but unissued shares of Common Stock that shall be sufficient to permit the exercise in full of all outstanding Private Placement Warrants issued pursuant to this Agreement.

7.4.
Registration of Shares; Cashless Exercise at Company’s Option.

7.4.1.
Registration of the Shares. The Company agrees that as soon as practicable, but in no event later than twenty (20) Business Days after the date hereof, it shall use its commercially reasonable efforts to file with the Commission a registration statement for the registration, under the Securities Act, of the Private Placement Securities. The Company shall use its commercially reasonable efforts to cause the same to become effective within sixty (60) Business Days following the date hereof and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration or redemption of the Private Placement Warrants in accordance with the provisions of this Agreement. If any such registration statement has not been declared effective by the sixtieth (60th) Business Day following the date hereof, holders of the Private Placement Warrants shall have the right, during the period beginning on the sixty-first (61st) Business Day after the date hereof and ending upon such registration statement being declared effective by the Commission, and during any other period when the Company shall fail to have maintained an effective registration statement covering the resale of the shares of Common Stock issuable upon exercise of the Private Placement Warrants, to exercise such Private Placement Warrants on a “cashless basis,” by exchanging the Private Placement Warrants (in accordance with Section 3(a)(9) of the Securities Act or another exemption) for that number of shares of Common Stock equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Private Placement Warrants, multiplied by the excess of the “Fair Market Value” (as defined below) over the Warrant Price by (y) the Fair Market Value and (B) 0.361. Solely for purposes of this subsection 7.4.1, “Fair Market Value” shall mean the average last reported sales price of the shares of Common Stock for the ten (10) trading day period ending on the third (3rd) trading day prior to the date that notice of exercise is received by the Warrant Agent from the holder of such Private Placement Warrants or its securities broker or intermediary. The date that notice of “cashless exercise” is received by the Warrant Agent shall be conclusively determined by the Warrant Agent. In connection with the “cashless exercise” of a Private Placement Warrant, the Company shall, upon request, provide the Warrant Agent with an opinion of counsel for the Company (which shall be an outside law firm with securities law experience) stating that (i) the exercise of the Private Placement Warrants on a “cashless basis” in accordance with this subsection 7.4.1 is not required to be registered under the Securities Act and (ii) the shares of Common Stock issued upon such exercise shall be freely tradable under United States federal securities laws by anyone who is not an affiliate (as such term is defined in Rule 144 under the Securities Act) of the Company and, accordingly, shall not be required to bear a restrictive legend. Except as provided in subsection 7.4.2, for the avoidance of doubt, unless and until all of the Private Placement Warrants have been exercised or have expired, the Company shall continue to be obligated to comply with its registration obligations under the first three sentences of this subsection 7.4.1.

7.4.2.
Cashless Exercise at Company’s Option. If the shares of Common Stock are at the time of any exercise of a Private Placement Warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, (i) require holders of such Private Placement Warrants who exercise such Private Placement Warrants to exercise such Private Placement Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act as described in subsection 7.4.1 and (ii) in the event the Company so elects, the Company shall (x) not be required to file or maintain in effect a registration statement for the registration, under the Securities Act, of the shares of Common

14

Stock issuable upon exercise of the Private Placement Warrants, notwithstanding anything in this Agreement to the contrary, and (y) use its commercially reasonable efforts to register or qualify for sale the shares of Common Stock issuable upon exercise of the Private Placement Warrants under applicable blue sky laws to the extent an exemption is not available.

8.
Concerning the Warrant Agent and Other Matters.

8.1.
Payment of Taxes. The Company shall from time to time promptly pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of shares of Common Stock upon the exercise of the Private Placement Warrants, but the Company shall not be obligated to pay any transfer taxes in respect of the Private Placement Warrants or such shares.

8.2.
Resignation, Consolidation, or Merger of Warrant Agent.

8.2.1.
Appointment of Successor Warrant Agent. The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving sixty (60) days’ notice in writing to the Company. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after it has been notified in writing of such resignation or incapacity by the Warrant Agent or by the holder of a Private Placement Warrant (who shall, with such notice, submit his, her or its Private Placement Warrant for inspection by the Company), then the holder of any Private Placement Warrant may apply to the Supreme Court of the State of New York for the County of New York for the appointment of a successor Warrant Agent at the Company’s cost. Any successor Warrant Agent, whether appointed by the Company or by such court, shall be a corporation or other entity organized and existing under the laws of the State of New York, in good standing and having its principal office in the United States of America, and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties, and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent the Company shall make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties, and obligations.

8.2.2.
Notice of Successor Warrant Agent. In the event a successor Warrant Agent shall be appointed, the Company shall give notice thereof to the predecessor Warrant Agent and the Transfer Agent for the shares of Common Stock not later than the effective date of any such appointment.

8.2.3.
Merger or Consolidation of Warrant Agent. Any entity into which the Warrant Agent may be merged or with which it may be consolidated or any entity resulting from any merger or consolidation to which the Warrant Agent shall be a party shall be the successor Warrant Agent under this Agreement without any further act.

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8.3.
Fees and Expenses of Warrant Agent.

8.3.1.
Remuneration. The Company agrees to pay the Warrant Agent reasonable remuneration for its services as such Warrant Agent hereunder and shall, pursuant to its obligations under this Agreement, reimburse the Warrant Agent upon demand for all expenditures that the Warrant Agent may reasonably incur in the execution of its duties hereunder.

8.3.2.
Further Assurances. The Company agrees to perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all such further and other acts, instruments, and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.

8.4.
Liability of Warrant Agent.

8.4.1.
Reliance on Company Statement. Whenever in the performance of its duties under this Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by the Chairman of the Board, Chief Executive Officer or Chief Financial Officer and delivered to the Warrant Agent. The Warrant Agent may rely upon such statement for any action taken or suffered in good faith by it pursuant to the provisions of this Agreement.

8.4.2.
Indemnity. The Warrant Agent shall be liable hereunder only for its own gross negligence, willful misconduct, fraud or bad faith. The Company agrees to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, out-of-pocket costs and reasonable outside counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement, except as a result of the Warrant Agent’s gross negligence, willful misconduct, fraud or bad faith.

8.4.3.
Exclusions. The Warrant Agent shall have no responsibility with respect to the validity of this Agreement or with respect to the validity or execution of any Private Placement Warrant (except its countersignature thereof). The Warrant Agent shall not be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Private Placement Warrant. The Warrant Agent shall not be responsible to make any adjustments required under the provisions of Section 4 hereof or responsible for the manner, method, or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Private Placement Warrant or as to whether any shares of Common Stock shall, when issued, be valid and fully paid and nonassessable.

8.5.
Acceptance of Agency. The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth and among other things, shall account promptly to the Company with respect to Private Placement Warrants exercised and concurrently account for, and pay to the Company, all monies received by the Warrant Agent for the purchase of shares of Common Stock through the exercise of the Private Placement Warrants.

8.6.
Waiver. The Warrant Agent has no right of set-off or any other right, title, interest or claim of any kind (“Claim”) in, or to any distribution of, the Trust Account (as defined in that certain Investment Management Trust Agreement, dated as of the date hereof, by and between the Company and Continental Stock Transfer & Trust Company as trustee thereunder) and hereby agrees not to seek

16

recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever. The Warrant Agent hereby waives any and all Claims against the Trust Account and any and all rights to seek access to the Trust Account.

9.
Miscellaneous Provisions.

9.1.
Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

9.2.
Notices. Any notice, statement or demand authorized by this Agreement to be given or made by the Warrant Agent or by the holder of any Private Placement Warrant to or on the Company shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five (5) days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

Consonance-HFW Acquisition Corp. 1 Palmer Square, Suite 305

Princeton, NJ 08540 with a copy to:

Goodwin Procter LLP 601 Marshall Street Redwood City, CA 94063 Attention: Dan Espinoza

Any notice, statement or demand authorized by this Agreement to be given or made by the holder of any Private Placement Warrant or by the Company to or on the Warrant Agent shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five (5) days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

Continental Stock Transfer & Trust Company One State Street, 30th Floor

New York, NY 10004

Attention: Compliance Department

9.3.
Applicable Law and Exclusive Forum. The validity, interpretation, and performance of this Agreement and of the Private Placement Warrants shall be governed in all respects by the laws of the State of New York. Subject to applicable law, the Company hereby agrees that any action, proceeding or claim against it arising out of, or related to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive forum for any such action, proceeding or claim. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Notwithstanding the foregoing, the provisions of this paragraph will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum.

17

Any person or entity purchasing or otherwise acquiring any interest in the Private Placement Warrants shall be deemed to have notice of and to have consented to the forum provisions in this Section 9.3. If any action, the subject matter of which is within the scope the forum provisions above, is filed in a court other than a court located within the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any Private Placement Warrant holder, such Private Placement Warrant holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located within the State of New York or the United States District Court for the Southern District of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such Private Placement Warrant holder in any such enforcement action by service upon such Private Placement Warrant holder’s counsel in the foreign action as agent for such Private Placement Warrant holder.

9.4.
Persons Having Rights under this Agreement. Nothing in this Agreement shall be construed to confer upon, or give to, any person, corporation or other entity other than the parties hereto and the Registered Holders of the Private Placement Warrants any right, remedy, or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the Registered Holders of the Private Placement Warrants.

9.5.
Examination of the Warrant Agreement. A copy of this Agreement shall be available at all reasonable times at the office of the Warrant Agent in the United States of America, for inspection by the Registered Holder of any Private Placement Warrant. The Warrant Agent may require any such holder to submit such holder’s Private Placement Warrant for inspection by the Warrant Agent.

9.6.
Counterparts. This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

9.7.
Effect of Headings. The section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

9.8.
Amendments. This Agreement may be amended by the parties hereto without the consent of any Registered Holder for the purpose of (i) curing any ambiguity or to correct any mistake, including to conform the provisions hereof to the description of the terms of the Private Placement Warrants and this Agreement set forth in the Prospectus, or defective provision contained herein, (ii) amending the definition of “Cash Dividend” as contemplated by and in accordance with the second sentence of subsection 4.1.2 that the parties deem shall not adversely affect the rights of the Registered Holders under this Agreement or (iii) adding or changing any provisions with respect to matters or questions arising under this Agreement as the parties may deem necessary or desirable and that the parties deem shall not adversely affect the rights of the Registered Holders under this Agreement. All other modifications or amendments, including any modification or amendment to increase the Warrant Price or shorten the Exercise Period, to the terms of the Private Placement Warrants, shall require the vote or written consent of the Registered Holders of 50% of the then-outstanding Private Placement Warrants. Notwithstanding the foregoing, the Company may lower the Warrant Price or extend the duration of the Exercise Period pursuant to Section 3.1 and Section 3.2, respectively, without the consent of the Registered Holders.

9.9.
Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or

18

unenforceable term or provision, the parties hereto intend that there shall be added as a part of this

19

Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

[Signature page to follow]

20

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

CONSONANCE-HFW ACQUISITION CORP.

By: /s/ Gad Soffer

Name: Gad Soffer

Title: Chief Executive Officer

CONTINENTAL STOCK TRANSFER &

TRUST COMPANY, as Warrant Agent

By: /s/ James F. Kiszka

Name: James F. Kiszka Title: Vice President

21

EXHIBIT A

Form of Warrant Certificate

Number

[FACE]

Warrants

THIS WARRANT SHALL BE VOID IF NOT EXERCISED PRIOR TO THE EXPIRATION OF THE EXERCISE PERIOD PROVIDED FOR IN THE WARRANT AGREEMENT DESCRIBED BELOW

Consonance-HFW Acquisition Corp.

Incorporated Under the Laws of the Cayman Islands

CUSIP G2445M 111

Warrant Certificate

This Warrant Certificate certifies that [ ], or registered assigns, is the registered holder of [ ] warrant(s) (the “Warrants” and each, a “Warrant”) to purchase Class A ordinary shares, $0.0001 par value (“Ordinary Shares”), of Consonance-HFW Acquisition Corp., a Cayman Islands exempted company (the “Company”). Each Warrant entitles the holder, upon exercise during the period set forth in the Warrant Agreement referred to below, to receive from the Company that number of fully paid and nonassessable Ordinary Shares as set forth below, at the exercise price (the “Exercise Price”) as determined pursuant to the Warrant Agreement, payable in lawful money (or through “cashless exercise” as provided for in the Warrant Agreement) of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent referred to below, subject to the conditions set forth herein and in the Warrant Agreement. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

Each whole Warrant is initially exercisable for one fully paid and non-assessable Ordinary Share.

Fractional shares shall not be issued upon exercise of any Warrant. If, upon the exercise of Warrants, a holder would be entitled to receive a fractional interest in an Ordinary Share, the Company shall, upon exercise, round down to the nearest whole number the number of Ordinary Shares to be issued to the Warrant holder. The number of Ordinary Shares issuable upon exercise of the Warrants is subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement.

The initial Exercise Price per one Ordinary Share for any Warrant is equal to $11.50 per share. The Exercise Price is subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement.

Subject to the conditions set forth in the Warrant Agreement, the Warrants may be exercised only during the Exercise Period and to the extent not exercised by the end of such Exercise Period, such Warrants shall become void. The Warrants may be redeemed, subject to certain conditions, as set forth in the Warrant Agreement.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement. This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of New York.

CONSONANCE-HFW ACQUISITION CORP.
By:
Name: Gad Soffer
Title: Chief Executive Officer
CONTINENTAL STOCK TRANSFER & TRUST COMPANY, AS WARRANT AGENT
By:
Name:
Title:

[Form of Warrant Certificate] [Reverse]

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants entitling the holder on exercise to receive [ ] Ordinary Shares and are issued or to be issued pursuant to a Warrant Agreement dated as of [ ], 2021 (the “Warrant Agreement”), duly executed and delivered by the Company to Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the “Warrant Agent”), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words “holders” or “holder” meaning the Registered Holders or Registered Holder, respectively) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

Warrants may be exercised at any time during the Exercise Period set forth in the Warrant Agreement. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of Election to Purchase set forth hereon properly completed and executed, together with payment of the Exercise Price as specified in the Warrant Agreement (or through “cashless exercise” as provided for in the Warrant Agreement) at the principal corporate trust office of the Warrant Agent. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his, her or its assignee, a new Warrant Certificate evidencing the number of Warrants not exercised.

Notwithstanding anything else in this Warrant Certificate or the Warrant Agreement, no Warrant may be exercised unless at the time of exercise (i) a registration statement covering the issuance of the Ordinary Shares to be issued upon exercise is effective under the Securities Act and (ii) a prospectus thereunder relating to the Ordinary Shares is current, except through “cashless exercise” as provided for in the Warrant Agreement.

The Warrant Agreement provides that upon the occurrence of certain events the number of Ordinary Shares issuable upon exercise of the Warrants set forth on the face hereof may, subject to certain conditions, be adjusted. If, upon exercise of a Warrant, the holder thereof would be entitled to receive a fractional interest in an Ordinary Share, the Company shall, upon exercise, round down to the nearest whole number of Ordinary Shares to be issued to the holder of the Warrant.

Warrant Certificates, when surrendered at the principal corporate trust office of the Warrant Agent by the Registered Holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith. The Company and the Warrant Agent may deem and treat the Registered Holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a shareholder of the Company.

Election to Purchase

(To Be Executed Upon Exercise of Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive [ ] Ordinary Shares and herewith tenders payment for such Ordinary Shares to the order of Consonance-HFW Acquisition Corp. (the “Company”) in the amount of $[ ] in accordance with the terms hereof. The undersigned requests that a certificate for such Ordinary Shares be registered in the name of [ ], whose address is [ ] and that such Ordinary Shares be delivered to [ ] whose address is [ ]. If said [ ] number of Ordinary Shares is less than all of the Ordinary Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such Ordinary Shares be registered in the name of [ ], whose address is [ ] and that such Warrant Certificate be delivered to [ ], whose address is [ ].

In the event that the Warrant has been called for redemption by the Company pursuant to Section 6.2 of the Warrant Agreement and a holder thereof elects to exercise its Warrant pursuant to a Make-Whole Exercise, the number of Ordinary Shares that this Warrant is exercisable for shall be determined in accordance with subsection 3.3.1(c) or Section 6.2 of the Warrant Agreement, as applicable.

In the event that the Warrant is a Private Placement Warrant that is to be exercised on a “cashless” basis pursuant to subsection 3.3.1(c) of the Warrant Agreement, the number of Ordinary Shares that this Warrant is exercisable for shall be determined in accordance with subsection 3.3.1(c) of the Warrant Agreement.

In the event that the Warrant is to be exercised on a “cashless” basis pursuant to Section 7.4 of the Warrant Agreement, the number of Ordinary Shares that this Warrant is exercisable for shall be determined in accordance with Section 7.4 of the Warrant Agreement.

In the event that the Warrant may be exercised, to the extent allowed by the Warrant Agreement, through cashless exercise (i) the number of Ordinary Shares that this Warrant is exercisable for would be determined in accordance with the relevant section of the Warrant Agreement which allows for such cashless exercise and (ii) the holder hereof shall complete the following: The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, through the cashless exercise provisions of the Warrant Agreement, to receive Ordinary Shares. If said number of shares is less than all of the Ordinary Shares purchasable hereunder (after giving effect to the cashless exercise), the undersigned requests that a new Warrant Certificate representing the remaining balance of such Ordinary Shares be registered in the name of [ ], whose address is [ ] and that such Warrant Certificate be delivered to [ ], whose address is [ ].

[Signature Page Follows]

Date: [ ], 20[ ]

(Signature) (Address)

(Tax Identification Number)

Signature Guaranteed: THE SIGNATURE(S) SHOULD BE

GUARANTEED BY AN ELIGIBLE GUARANTOR

INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED).

EXHIBIT B

Legend

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. IN ADDITION, SUBJECT TO ANY ADDITIONAL LIMITATIONS ON TRANSFER DESCRIBED IN THE LETTER AGREEMENT BY AND AMONG CONSONANCE-HFW ACQUISITION CORP. (THE “COMPANY”), CONSONANCE LIFE SCIENCES AND THE OTHER PARTIES THERETO, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD OR TRANSFERRED EXCEPT AS PERMITTED IN THE WARRANT AGREEMENT.

SECURITIES EVIDENCED BY THIS CERTIFICATE AND SHARES OF COMMON STOCK OF THE COMPANY ISSUED UPON EXERCISE OF SUCH SECURITIES SHALL BE ENTITLED TO REGISTRATION RIGHTS UNDER A REGISTRATION AND SHAREHOLDER RIGHTS AGREEMENT TO BE EXECUTED BY THE COMPANY.

NO. [ ] WARRANT

Exhibit 4.7

DESCRIPTION OF THE REGISTRANT’S SECURITIES

REGISTERED PURSUANT TO SECTION 12 OF

THE SECURITIES EXCHANGE ACT OF 1934

The following is a summary description of the securities of Surrozen, Inc. and is based on the provisions of our Certificate of Incorporation, or the Certificate of Incorporation, our Bylaws, or the Bylaws, and the applicable provisions of the Delaware General Corporation Law, or the DGCL. This information may not be complete in all respects and is qualified entirely by reference to the provisions of the Certificate of Incorporation and the Bylaws, copies of which have been filed as exhibits to our Quarterly Report on Form 10-Q to which this exhibit is attached, and the applicable provisions of the DGCL.

General

Our authorized capital stock consists of 500,000,000 shares of common stock, $0.0001 par value per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share.

Common Stock

Voting Rights

Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of stockholders. The Certificate of Incorporation prohibits cumulative voting for the election of directors unless otherwise provided by law.

Dividend Rights

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine.

No Preemptive or Similar Rights

Our common stock will not be entitled to preemptive rights, and are not subject to conversion, redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

If we become subject to a liquidation, dissolution or winding-up, the assets legally available for distribution to the stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Fully Paid and Non-Assessable

All of the outstanding shares of our common stock are fully paid and non-assessable.

Preferred Stock

Our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions. The number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of our company entitled to vote thereon, without a separate vote of the holders of the preferred stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any certificate of designation filed with respect to any series of preferred stock. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with financings, possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, discouraging or preventing a change in control of our company, may adversely affect the market price of our common stock and the voting and other rights of the holders of common stock, and may reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation. As of September 30, 2022, we have no shares of preferred stock issued and outstanding. We have no present plans to issue any shares of preferred stock.

Warrants

As of September 30, 2022, there were 7,217,991 warrants to purchase common stock outstanding, consisting of 3,066,667 public warrants, or the Public Warrants, 144,667 private placement warrants, or the Private Placement Warrants, and 4,006,657 PIPE warrants, or the PIPE Warrants.

Public Warrants

Each whole Public Warrant entitles the registered holder to purchase one share of our common stock at a price of $11.50 per share, subject to adjustment as discussed below, provided that we have an effective registration statement under the Securities Act covering the common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available (or we permit holders to exercise their Public Warrants on a cashless basis) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Pursuant to that certain warrant agreement, dated November 18, 2020, by and between us and Continental Stock Transfer & Trust Company, or the Continental Warrant Agreement, a Public Warrant holder may exercise its Public Warrants only for a whole number of common stock. This means only a whole Public Warrant may be exercised at a given time by a Public Warrant holder. No fractional Public Warrants will be issued upon separation of the shares and only whole Public Warrants will trade. Accordingly, unless you purchase at least three shares, you will not be able to receive or trade a whole Public Warrant. The Public Warrants will expire on August 11, 2026 at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any common stock pursuant to the exercise of a Public Warrant and will have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act with respect to the common stock underlying the Public Warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration, or a valid exemption from registration is available. No Public Warrant will be exercisable and we will not be obligated to issue a common stock upon exercise of a Public Warrant unless the common stock issuable upon such Public Warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Public Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Public Warrant, the holder of such Public Warrant will not be entitled to exercise such Public Warrant and such Public Warrant may have no value and expire worthless. In no event will we be required to net cash settle any Public Warrant. In the event that a registration statement is not effective for the exercised Public Warrants, the purchaser of a share containing such Public Warrant will have paid the full purchase price for the share solely for the common stock underlying such unit.

We will use our commercially reasonable efforts to maintain the effectiveness of a registration statement covering the common stock issuable upon exercise of the Public Warrants and a current prospectus relating to those common stock until the Public Warrants expire or are redeemed, as specified in the Continental Warrant Agreement; provided that if our common stock are at the time of any exercise of a Public Warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of Public Warrants who exercise their Public Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so appoint, we will not be required to file or maintain in effect a registration statement.

Redemption of Public Warrants for cash when the price per common stock equals or exceeds $18.00. After the Public Warrants became exercisable, we may call the Public Warrants for redemption (except as described herein with respect to the private placement Public Warrants):

•
in whole and not in part;
•
at a price of $0.01 per Public Warrant;
•
upon not less than 30 days’ prior written notice of redemption to each Public Warrant holder; and
•
if, and only if, the closing price of our common stock equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which notice of the redemption is given to the Public Warrant holders, or the Reference Value.

We will not redeem the Public Warrants as described above unless a registration statement under the Securities Act covering the issuance of the common stock issuable upon exercise of the Public Warrants is then effective and a current prospectus relating to those shares is available throughout the 30-day redemption period. If and when the Public Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. As a result, we may redeem the Public Warrants as set forth above even if the holders are otherwise unable to exercise the Public Warrants.

We have established the last of the redemption criteria discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the Public Warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Public Warrants, each Public Warrant holder will be entitled to exercise his, her or its Public Warrant prior to the scheduled redemption date. However, the price of our common stock may fall below the $18.00 redemption trigger price (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) as well as the $11.50 (for whole shares) Public Warrant exercise price after the redemption notice is issued.

Redemption of Public Warrants for Common Stock. when the price per common stock equals or exceeds $10.00. Once the Public Warrants become exercisable, we may redeem the outstanding Public Warrants:

•
in whole and not in part;
•
at $0.10 per Public Warrant upon a minimum of 30 days’ prior written notice of redemption; provided that during such 30 day period holders will be able to exercise their Public Warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” of our common stock (as defined below) except as otherwise described below; provided, further, that if the Public Warrants are not exercised on a cashless basis or otherwise during such 30 day period, we shall redeem such Public Warrants for $0.10 per share;
•
if, and only if, the Reference Value (as defined above under “Redemption of Public Warrants for Cash When the Price per Common Stock Equals or Exceeds $18.00”) equals or exceeds $10.00 per share (as adjusted for share subdivisions, share dividends, reorganizations, recapitalizations and the like) on the trading day before we send the notice of redemption to the Public Warrant holders; and
•
if the Reference Value is less than $18.00 per share (as adjusted for share subdivisions, share dividends, reorganizations, recapitalizations and the like), the private placement Public Warrants must also be concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above.

The numbers in the table below represent the number of common stock that a Public Warrant holder will receive upon exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of our common stock on the corresponding redemption date (assuming holders elect to exercise their Public Warrants and such Public Warrants are not redeemed for $0.10 per Public Warrant), determined based on volume-weighted average price of our common stock as reported during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of Public Warrants, and the number of months that the corresponding redemption date precedes the expiration date of the Public Warrants, each as set forth in the table below. We will provide our Public Warrant holders with the final fair market value no later than one business day after the 10-trading day period described above ends.

The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a Public Warrant or the exercise price of the Public Warrant is adjusted as set forth under the heading “—Anti-dilution Adjustments” below. If the number of shares issuable upon exercise of a Public Warrant is adjusted, the adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the exercise price of the Public Warrant after such adjustment and the denominator of which is the price of the Public Warrant immediately prior to such adjustment. In such an event, the number of shares in the table below shall be adjusted by multiplying such share amounts by a fraction, the numerator of which is the number of shares deliverable upon exercise of a Public Warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a Public Warrant as so adjusted.

Redemption date (period to expiration of Public Warrants)	Fair market value of Common Stock
	≤$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	≥$18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of common stock to be issued for each Public Warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. For example, if the volume-weighted average price of our common stock as reported during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the Public Warrants is $11.00 per share, and at such time there are 57 months until the expiration of the Public Warrants, holders may choose to, in connection with this redemption feature, exercise their Public Warrants for 0.277 common stock for each whole Public Warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume-weighted average price of our common stock as reported during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the Public Warrants is $13.50 per share, and at such time there are 38 months until the expiration of the Public Warrants, holders may choose to, in connection with this redemption feature, exercise their Public Warrants for 0.298 common stock for each whole Public Warrant. In no event will the Public Warrants be exercisable in connection with this redemption feature for more than 0.361 common stock per Public Warrant (subject to adjustment).

This redemption feature is structured to allow for all of the outstanding Public Warrants to be redeemed when our common stock are trading at or above $10.00 per share, which may be at a time when the trading price of our common stock is below the exercise price of the Public Warrants. We have established this redemption feature to provide us with the flexibility to redeem the Public Warrants without the Public Warrants having to reach the $18.00 per share threshold set forth above under “—Redemption of Public Warrants for cash when the price per Common Stock equals or exceeds $18.00.” Holders choosing to exercise their Public Warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their Public Warrants based on an option pricing model with a fixed volatility input as of the date of any applicable prospectus. This redemption right provides us with an additional mechanism by which to redeem all of the outstanding Public Warrants, and therefore have certainty as to our capital structure as the Public Warrants would no longer be outstanding and would have been exercised or redeemed. We will be required to pay the applicable redemption price to Public Warrant holders if we choose to exercise this redemption right and it will allow us to quickly proceed with a redemption of the Public Warrants if we determine it is in our best interest to do so. As such, we would redeem the Public Warrants in this manner when we believe it is in our best interest to update our capital structure to remove the Public Warrants and pay the redemption price to the Public Warrant holders.

As stated above, we can redeem the Public Warrants when our common stock are trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to our capital structure and cash position while providing Public Warrant holders with the opportunity to exercise their Public Warrants on a cashless basis for the applicable number of shares. If we choose to redeem the Public Warrants when our common stock are trading at a price below the exercise price of the Public Warrants, this could result in the Public Warrant holders receiving fewer common stock than they would have received if they had chosen to wait to exercise their Public Warrants for common stock if and when such common stock were trading at a price higher than the exercise price of $11.50.

No fractional common stock will be issued upon exercise and only whole Public Warrants will trade. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of common stock to be issued to the holder.

A holder of a Public Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Public Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the Public Warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of our common stock issued and outstanding immediately after giving effect to such exercise.

Anti-dilution adjustments. If the number of outstanding common stock is increased by a capitalization or share dividend payable in common stock, or by a sub-divisions of ordinary shares or other similar event, then, on the effective date of such capitalization or share dividend, sub-divisions or similar event, the number of common stock issuable on exercise of each Public Warrant will be increased in proportion to such increase in the outstanding ordinary shares. A rights offering made to all or substantially all holders of ordinary shares entitling holders to purchase common stock at a price less than the “historical fair market value” (as defined below) will be deemed a share dividend of a number of common stock equal to the product of (i) the number of common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for common stock) and (ii) one minus the quotient of (x) the price per common stock paid in such rights offering and (y) the historical fair market value. For these purposes, (i) if the rights offering is for securities convertible into or exercisable for common stock, in determining the price payable for common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “historical fair market value” means the volume-weighted average price of common stock as reported during the 10 trading day period ending on the trading day prior to the first date on which our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

If the number of outstanding common stock is decreased by a consolidation, combination, reverse share sub-division or reclassification of common stock or other similar event, then, on the effective date of such consolidation, combination, reverse share sub-division, reclassification or similar event, the number of common stock issuable on exercise of each Public Warrant will be decreased in proportion to such decrease in outstanding common stock.

Whenever the number of common stock purchasable upon the exercise of the Public Warrants is adjusted, as described above, the Public Warrant exercise price will be adjusted by multiplying the Public Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of common stock purchasable upon the exercise of the Public Warrants immediately prior to such adjustment and (y) the denominator of which will be the number of common stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding common stock (other than those described above or that solely affects the par value of such common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our issued and outstanding common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Public Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Public Warrants and in lieu of our common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of common stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Public Warrants would have received if such holder had exercised their Public Warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of common stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Public Warrant properly exercises the Public Warrant within thirty days following public disclosure of such transaction, the Public Warrant exercise price will be reduced as specified in the Continental Warrant Agreement based on the Black-Scholes value (as defined in the Continental Warrant Agreement) of the Public Warrant. The purpose of such exercise price reduction is to provide additional value to holders of the Public Warrants when an extraordinary transaction occurs during the exercise period of the Public Warrants pursuant to which the holders of the Public Warrants otherwise do not receive the full potential value of the Public Warrants.

The Public Warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The Continental Warrant Agreement provides that the terms of the Public Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision or correct any mistake, including to conform the provisions of the Continental Warrant Agreement to the description of the terms of the Public Warrants and the Continental Warrant Agreement set forth herein, but requires the approval by the holders of at least 50% of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders. You should review a copy of the Continental Warrant Agreement, which is filed as an exhibit to the report to which this exhibit is attached, for a complete description of the terms and conditions applicable to the Public Warrants.

The Public Warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their Public Warrants and receive common stock. After the issuance of common stock upon exercise of the Public Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the Continental Warrant Agreement will be brought and enforced in the courts of the State of New York or the U.S. District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the U.S. of America are the sole and exclusive forum.

Private Placement Warrants

The Private Placement Warrants (including the common stock issuable upon exercise of the Private Placement Warrants) will not be redeemable so long as they are held by Consonance Life Sciences, a Cayman Islands limited liability company, or the Sponsor, or its permitted transferees. The Sponsor, or its permitted transferees, has the option to exercise the Private Placement Warrants on a cashless basis. If the Private Placement Warrants are held by holders other than our Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by us in all redemption scenarios and exercisable by the holders on the same basis as the Public Warrants. Any amendment to the terms of the Private Placement Warrants or any provision of the Continental Warrant Agreement with respect to the Private Placement Warrants will require a vote of holders of at least 50% of the number of the then outstanding Private Placement Warrants.

If holders of the Private Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of common stock equal to the quotient obtained by dividing (x) the product of the number of common stock underlying the warrants, multiplied by the excess of the “historical fair market value” (defined below) over the exercise price of the warrants by (y) the historical fair market value. The “historical fair market value” will mean the average reported closing price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by the Sponsor and permitted transferees is because, as they remained affiliated with us, their ability to sell our securities in the open market is limited. We expect to have policies in place that restrict insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public shareholders who could exercise their warrants and sell the common stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

PIPE Warrants

The PIPE Warrants (including the common stock issuable upon exercise of the PIPE Warrants) are the same in all respects as the Public Warrants as described above under “Public Warrants,” except that the PIPE Warrants were not redeemable prior to August 11, 2022. The PIPE Warrants will be issued pursuant to that certain warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us, dated as of August 11, 2021. A copy of such warrant agreement is filed as an exhibit to the report to which this exhibit is attached.

Anti-Takeover Provisions of Delaware Law and Our Charter Documents

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the DGCL, which generally prohibits a publicly held Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•
before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•
upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, those shares owned (1) by persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•
on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.
•
In general, Section 203 defines a “business combination” to include the following:
•
any merger or consolidation involving the corporation and the interested stockholder;
•
any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;
•
subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•
any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or
•
the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its amended and restated certificate of incorporation or amended and restated bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented.

Certificate of Incorporation and Bylaws

The Certificate of Incorporation and the Bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our management team, including the following:

•
Board of Directors Vacancies. The Certificate of Incorporation and Bylaws authorize only the board of directors to fill vacant and newly created directorships, unless the board of directors determines by resolution that such vacancies or newly created directorships be filled by the stockholders, or as otherwise provided by law. In addition, the number of directors constituting our board of directors is permitted to be set only by a resolution adopted by the board of directors. These provisions prevent a stockholder from increasing the size of the board of directors and then gaining control of the board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our board of directors but promotes continuity of management.
•
Classified Board. The Certificate of Incorporation and Bylaws provide that the board of directors is divided into three classes of directors for a period of time following August 11, 2021. Beginning at the 2026 annual meeting of stockholders, all directors will be elected to one-year terms and the board of directors will cease to be classified. The existence of a classified board of directors could discourage a third-party from making a tender offer or otherwise attempting to obtain control of our company as it is more difficult and time consuming for stockholders to replace a majority of the directors on a classified board of directors.
•
Directors Removed Only for Cause. The Certificate of Incorporation provides that stockholders may remove directors only for cause while the board of directors remains classified. Beginning at the 2026 annual meeting of stockholders, directors may be removed with or without cause by the stockholders.
•
Supermajority Requirements for Amendments of the Certificate of Incorporation and Bylaws. The Certificate of Incorporation further provides that the affirmative vote of holders of at least two-thirds of the voting power of all of the then outstanding shares of voting stock will be required to amend certain provisions of the Certificate of Incorporation, including provisions relating to the classified board, the size of the board, removal of directors, special meetings, the liability of directors and indemnification. The affirmative vote of holders of at least two-thirds of the voting power of all of the then outstanding shares of voting stock will be required to amend or repeal the Bylaws, although the Bylaws may be amended by a simple majority vote of our board of directors.
•
Stockholder Action; Special Meeting of Stockholders. The Certificate of Incorporation and Bylaws provide that special meetings of stockholders may be called only by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the board of directors for adoption), the chairperson of the board of directors, or any chief executive officer, thus prohibiting a stockholder from calling a special meeting. The Certificate of Incorporation provides that the stockholders may not take action by written consent, but may only take action at annual or special meetings of stockholders. As a result, holders of capital stock would not be able to amend the Bylaws or remove directors without holding a meeting of stockholders called in accordance with the Bylaws. These provisions might delay the ability of stockholders to force consideration of a proposal or for stockholders to take any action, including the removal of directors.
•
Notice Requirements for Stockholder Proposals and Director Nominations. The Bylaws provide advance notice procedures for stockholders seeking to bring business before the annual meeting of stockholders or to nominate candidates for election as directors at the annual meeting of stockholders. The Bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude stockholders from bringing matters before the annual meeting of stockholders or from making nominations for directors at the annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions might also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our Company.
•
No Cumulative Voting. The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. The Certificate of Incorporation and Bylaws prohibit cumulative voting unless otherwise provided by law.
•
Issuance of Undesignated Preferred Stock. Our board of directors will have the authority, without further action by the stockholders, to issue up to 10,000,000 shares of undesignated Preferred Stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of Preferred Stock will enable our board of directors to render more difficult or to discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest, or other means.

Choice of Forum

The Certificate of Incorporation and the Bylaws provide that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for the following types of actions or proceedings under Delaware statutory or common law: (i) any derivative action or proceeding brought on our behalf; (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any of our current or former directors, officers, or other employees to us or our stockholders; (iii) any action or proceeding asserting a claim against us or any of our current or former directors, officers, or other employees, arising out of or pursuant to any provision of the DGCL, the Certificate of Incorporation or the Bylaws; (iv) any action or proceeding to interpret, apply, enforce, or determine the validity of the Certificate of Incorporation or the Bylaws; (v) any action or proceeding as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware; and (vi) any action asserting a claim against us or any of our directors, officers, or other employees governed by the internal affairs doctrine, in all cases to the fullest extent permitted by law and subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. These provisions would not apply to suits brought to enforce a duty or liability created by the Exchange Act. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all such Securities Act actions. Accordingly, both state and federal courts have jurisdiction to entertain such claims. To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, the Certificate of Incorporation and the Bylaws further provide that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. While the Delaware courts have determined that such choice of forum provisions are facially valid, a stockholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions. In such instance, we would expect to vigorously assert the validity and enforceability of the exclusive forum provisions of the Certificate of Incorporation and the Bylaws.

These exclusive forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees and may discourage these types of lawsuits. Furthermore, the enforceability of similar choice of forum provisions in other companies’ certificates of incorporation or bylaws has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable. If a court were to find either exclusive forum provision contained in the Certificate of Incorporation or the Bylaws to be inapplicable or unenforceable in an action, we may incur further significant additional costs associated with resolving such action in other jurisdictions, all of which could seriously harm our business.

Corporate Opportunity Doctrine

The DGCL permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. The Certificate of Incorporation, to the extent permitted by the DGCL, renounces any interest or expectancy that we have in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to a member of our board of directors who is not our employee, or any partner, member, director, stockholder, employee or agent of such member, other than one of our employees. Notwithstanding the foregoing, the Certificate of Incorporation does not renounce our interest in any business opportunity that is expressly offered to a director solely in their capacity as a director.

Exchange Listing

Our common stock and public warrants are listed on the Nasdaq Capital Market under the symbols “SRZN” and “SRZNW,” respectively.

Transfer Agent and Registrar

The transfer agent and registrar for our securities is Continental Stock Transfer & Trust Company. The transfer agent’s address is One State Street Plaza, 30th Floor New York, New York 10004.

Exhibit 10.1

Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

COLLABORATION AND LICENSE AGREEMENT

BY AND BETWEEN

BOEHRINGER INGELHEIM INTERNATIONAL GMBH

Binger Strasse 173, 55216 Ingelheim am Rhein

AND

Surrozen OPERATING, INC.

171 Oyster Point Blvd., Suite 400, South San Francisco, CA 94080

BI Contract No: 43105378

277004734 v2

COLLABORATION AND LICENSE AGREEMENT

This COLLABORATION AND LICENSE AGREEMENT (the “Agreement”) is effective as of 30 September 2022 (the “Effective Date”) and is entered into by and between BOEHRINGER INGELHEIM INTERNATIONAL GMBH, a corporation organized and existing under the laws of Germany, having a business address at Binger Str. 173, 55216 Ingelheim am Rhein, Germany (“BI”), and Surrozen Operating, Inc., a corporation organized and existing under the laws of Delaware, having its registered office at 171 Oyster Point Blvd. #400, South San Francisco, CA 94080 (“SU”). BI and SU are referred to individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, BI is a research-based pharmaceutical company that is a member of the Boehringer Ingelheim group of companies, which group possesses expertise and resources relating to the research, development, manufacturing and marketing of pharmaceutical products;

WHEREAS, SU is a research-based biotechnology company discovering and developing drug candidates to selectively modulate the Wnt pathway with potential application across multiple disease areas, including inflammatory bowel disease, hepatitis, eye diseases, hearing loss, lung and airway diseases, and certain neurological disorders;

WHEREAS, the Parties envisage to establish a collaboration which provides BI access to a research program in Diabetic Macular Ischemia, other ophthalmology indications, and Intellectual Property (as defined below) related to Fzd4 SWAPs (Surrozen Wnt Signal Activating Protein) for tissue-specific modulation of the Wnt pathway;

WHEREAS, BI desires to obtain an exclusive license from SU to Develop and Commercialize Compounds and Products in the Field (as defined below) in the Territory (as defined below), and SU is willing to grant such a license to BI on the terms and conditions set forth herein;

WHEREAS, BI recognizes SU’s expertise in the field of SWAPs and the Parties wish to enter into a research collaboration to Develop Compounds and / or Products as further described in the Research Program.

WHEREAS, this Agreement governs the terms and conditions of the exclusive license to the Licensed Technology, the duration and scope of the rights granted, the ownership of Intellectual Property related to and/or generated under this Agreement, the collaborative Development activities with respect to Compounds such as, inter alia, the responsibilities and activities to be performed by each Party, and the consideration payments owed by BI to SU.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, and for good and sufficient consideration, the sufficiency of which is acknowledged by the Parties, the Parties hereby agree as follows:

1.
DEFINITIONS

Unless specifically set forth to the contrary under this Agreement, the following terms, whether used in singular or plural form, shall have the respective meanings set forth below.

1.1
“Accounting Standards” means the maintenance of records and books of accounts in accordance with International Financial Reporting Standards (IFRS) or Generally Accepted Accounting Principles (GAAP) or those accounting standards used in accordance with the German Handelsgesetzbuch (HGB), which standards or principles (as applicable) are currently used at the relevant time, and consistently applied by the applicable Party.
1.2
“Affiliate” means in view of a Party or a Third Party, any corporation, firm, limited liability company, partnership, or other entity that directly or indirectly controls, or is controlled by, or is under common control with such Party or such Third Party. For the purpose of this definition only, “control” means (a) ownership, directly or indirectly, of more than fifty percent (50%) (or such lesser percentage which is the maximum allowed to be owned by a foreign entity in a particular jurisdiction) of the shares of stock entitled to vote for the election of directors in the case of a corporation, or more than fifty percent (50%) (or such lesser percentage which is the maximum allowed to be owned by a foreign entity in a particular jurisdiction) of the equity interests in the case of any other type of legal entity, or status as a general partner in any partnership, or (b) any other arrangement whereby the respective Party or Third Party controls or has the right to control the board of directors or equivalent governing body of a corporation or other entity.
1.1
“Annual Net Sales” means all Net Sales in the Territory in a Calendar Year.
1.2
“Applicable Law” means all laws, statutes, ordinances, regulations, rules, orders, or and other pronouncements having the effect of law of any Governmental Authority or court of competent jurisdiction that may be in effect from time to time during the term of this Agreement and applicable to the activities of a Party hereunder, including for clarity such rules, regulations and other requirements of any Regulatory Authority.
1.3
“Background IP” means any Intellectual Property Controlled by a Party, as evidenced by appropriate records, (i) prior to the Effective Date or (ii) after the Effective Date and generated or acquired independently outside the scope of this Agreement.
1.3
“Background Patent” means any Patent directed to any Invention which is part of Background

IP.
1.4
“BI Materials” means any Material provided by or on behalf of BI to be used in the Research Program including those generated on behalf of BI by Third Parties.0F
1.5
“Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in San Francisco (California), or Ingelheim, Germany (as applicable) are authorized or required by law to remain closed.
1.6
“Calendar Quarter” means a period of three calendar months ending on March 31, June 30, September 30 or December 31 in any Calendar Year.
1.7
“Calendar Year” means each successive period of twelve (12) months commencing on January 1 and ending on December 31.

1.8
“CFDA” means the China Food and Drug Administration and any successor agency thereto.

1.9
“Change of Control” means, with respect to a Party, (1) a merger or consolidation or similar transaction of such Party with a Third Party that results (i) in the voting securities of such Party outstanding immediately prior thereto, or any securities into which such voting securities have been converted or exchanged, ceasing to represent more than fifty percent (50%) of the combined voting power of the surviving entity or the parent of the surviving entity immediately after such merger or consolidation or (ii) in the members of the board of directors of such Party immediately prior to such transaction constituting less than a majority of the members of the board of directors of such Party immediately following such transaction, or (2) a transaction or series of related transactions in which a Third Party, together with its Affiliates, (i) becomes the beneficial owner of more than fifty percent (50%) of the combined voting power of the outstanding securities of such Party or (ii) has the power, directly or indirectly, to elect a majority of the members of the Party's board of directors, or similar governing body, or (3) the sale or other transfer to a Third Party of all or substantially all of such Party's business or assets to which this Agreement relates, but in each case (1) through (3), excluding any consolidation or merger effected exclusively to change the domicile of a Party, any transaction or series of transactions effected principally for а bona fide financing transaction, and a stock sale to underwriters in a public offering. The acquiring or combining Third Party in any of (1), (2) or (3), and any of such Third Party's Affiliates (other than the acquired Party and its Affiliates as in existence prior to the applicable transaction) are referred to collectively herein as the “Acquirer”.
1.4
“Clinical Trial” means any experiment in which a drug or therapy is administered or dispensed to, or used involving, one or more human subjects (including but not limited to a Phase I Clinical Trial, a Phase II Clinical Trial, and a Phase III Clinical Trial).
1.5
“Combination Product” means a pharmaceutical formulation containing as its active ingredients both a Compound and one or more other therapeutically active ingredients.
1.6
“Commercialization” means any and all activities directed to the commercialization of a pharmaceutical product (including any Product), including marketing, detailing, promotion, market research, distributing, order processing, handling returns and recalls, booking sales, customer service, administering, and commercially selling such product, importing, exporting, and transporting such product for commercial sale, and seeking pricing and reimbursement approval of such product (if applicable) whether before or after Regulatory Approval has been obtained, as well all regulatory compliance with respect to the foregoing. When used as a verb, “Commercialize” means to engage in Commercialization.
1.7
“Commercially Reasonable Efforts” means with respect to the Development or Commercialization of a Compound or Product, [*], as the case may be, [*], in each case [*]. “Commercially Reasonable Efforts” means with respect to all other activities under this Agreement, [*].
1.8
“Compound” means (a) one lead molecule and two back-up molecules2F, the lead molecule to be2 chosen by BI by written notice provided to SU no later than [*] after completion of the Research Plan, and the two back-up molecules to be2 to be chosen by BI by written notice provided to SU no later than [*], each of which (the lead molecule and the back-up molecules) is a Target-Specific monoFzd4 SWAP that is (i) Controlled by SU on the Effective Date or (ii) generated by the Parties in the course of the Research Program, or (b) any molecule that is (i) derived from a molecule described under (a), (ii) a Target-Specific monoFzd4 SWAP and (iii) generated by or on behalf of a Party in accordance with Section 3.4.
1.9
“Compound-Specific Invention” means any Invention that is solely directed to [*]. For clarity, any Invention that can be [*] is not a Compound-Specific Invention.3F
1.10
“Co-Packaged Product” means a single packaged product containing a Product and one or more other therapeutically or prophylactically active products as separate components in a co-packaged form.
1.11
“Confidential Information” means all information, data or Know-How, whether technical or non-technical, that is disclosed, orally, electronically, visually or in writing, by one Party or its Affiliates (“Disclosing Party”) to the other Party or its Affiliates (“Receiving Party”) pursuant to this Agreement4F provided, however, that Confidential Information shall not include any such information, data or Know-How that:

a.
is published or generally known to the public through no fault or omission on the part of the Receiving Party;
b.
was known or used by the Receiving Party prior to its disclosure by the Disclosing Party to the Receiving Party, as evidenced by the Receiving Party’s written records;
c.
is disclosed (other than in connection with this Agreement) to the Receiving Party, without restrictions on Receiving Party’s disclosure or use thereof, by a Third Party having no obligation under any agreement to keep such information confidential; or
d.
is independently developed by the Receiving Party as demonstrated by its contemporaneous written records without the use of Confidential Information of the Disclosing Party.

Information that is otherwise confidential and consists of a combination of information shall not be deemed to be in the public domain if individual elements of such information are in the public domain, unless the specific combination of those elements is also in the public domain. The terms of this Agreement shall be deemed the Confidential Information of both Parties. Confidential Information of a Party shall include any information disclosed by a Third Party to such Party under obligations of confidentiality pursuant to the terms of any agreements between such Third Party and such Party, provided the information otherwise meets the criteria of Confidential Information (as described above).

1.12
“Confidentiality Period” means the period of the term of the Agreement, as determined in Section 17.1 (“Term”), and a period of [*] thereafter.
1.13
“Control”, “Controls” or “Controlled by” means for any item of or right under any Intellectual Property, the possession of (whether by ownership or license, other than pursuant to this Agreement) the ability of a Party or its Affiliates to grant access to, or a license or sublicense of, such items or right as provided for under this Agreement without violating the terms of any agreement or other arrangement with any Third Party and without violation of any Applicable Law.
1.14
“Cover” means, with respect to (a) any claim of any Patent and (b) any compound, invention and/or product (including, without limitation any Compound and Product) in any jurisdiction, that such claim would be infringed (or if such claim is in a pending patent application, such claim would be infringed if it were issued), absent a license, by the research, discovery, development, commercialization, making, having made, use, sale, offer for sale, export or import of such compound, invention and/or product (including, without limitation any Compound and Product) in such jurisdiction.

1.15
“Default” means with respect to a Party, that such Party shall have materially breached its obligations set forth in this Agreement.
1.16
“Development” means all activities that relate to obtaining, maintaining or expanding Regulatory Approval of a Product, including: (a) the conduct of research activities (including drug discovery, identification, or synthesis) with respect to a Compound or Product; or (b) preclinical and clinical drug development activities and other development activities with respect to a Compound or Product, including test method development and stability testing, toxicology, formulation, process development, qualification and validation, quality assurance, quality control, the conduct of Clinical Trials, statistical analysis and report writing, the preparation and submission of regulatory materials with respect to the foregoing, and all other activities necessary or useful or otherwise requested or required by a Regulatory Authority or as a condition or in support of obtaining or maintaining a Regulatory Approval. When used as a verb, “Develop” means to engage in Development.
1.17
“EMA” means the European Medicines Agency and any successor agency thereto.
1.18
“EU Major Market” means each of [*].
1.19
“Exploit” means to research, develop, have developed, manufacture, have manufactured, use, register, have registered, market, have marketed, make, have made, offer for sale, have offered for sale, sell, have sold, distribute, have distributed, export and import or otherwise commercialize.
1.10
“FDA” means the United States Food and Drug Administration and any successor agency thereto.
1.20
“Field” means all fields and uses, including but not limited to the use of a Product for the diagnosis, treatment, palliation or prevention of a disease or medical or aesthetic condition in humans or animals.
1.21
“First Commercial Sale” means, on a country-by-country and Product-by-Product basis, the first sale by BI, its Affiliates or Sublicensees in an arm’s length transaction of such Product to a Third Party other than a Sublicensee in such country in exchange for cash (or other consideration) after (i) Regulatory Approval for such Product has been granted in such country and (ii) receipt of any necessary pricing or reimbursement authorizations and approvals, if any, that are legally required for the distribution, marketing, promotion, offer for sale, use, import, export or sale of such Product in such country.
1.22
“Foreground IP” means Joint Foreground IP, BI Foreground IP and SU Foreground IP.
1.23
“Foreground Patents” means Patents directed to any Invention which is part of Foreground IP.

1.11
“Fzd4 Binding Region” means the amino acid sequences of [*] of (a) a Compound or (b) a variant of such Compound wherein (i) [*] of such Compound; (ii) [*] of such Compound; (iii) [*] of such Compound; (iv) [*] of such Compound; (v) [*] of such Compound; and (vi) [*] of such Compound, in each case of (a) or (b) that cause such Compound or variant to [*] as compared to [*].6F
1.24
“Generic Competition” means and shall be deemed to exist in a particular country in the Territory with respect to a particular Product in a given Calendar Quarter if in such country during such Calendar Quarter one or more Generic Products (other than a Generic Product sold by or on behalf of (a) BI, (b) its Affiliate, or (c) a Sublicensee under a license granted by BI or its Affiliates or (d) a Third Party that purchased such Generic Product in a chain of distribution that actively included BI or any of its Affiliates or Sublicensees 7F in the aggregate account for [*] in such country, as measured by [*] or, if such data is not available, such other reliable data source as reasonably agreed upon by SU and BI. If no data is commercially available, then the Parties shall agree upon a methodology for estimating the percentage [*] in such country. A Generic Product that has been [*] without [*] Compounds or Products shall not be considered an exclusion as set forth in (d) under this Section 1.35.
1.25
“Generic Product” means, with respect to a particular Product or Combination Product and a particular country, any biologic medicinal product (other than the Product or Combination Product, as applicable) that is a biosimilar of such Product, and, if the Product is a component of a Combination Product, a biosimilar of the Combination Product, that is approved under a biological product licensure application submitted by any person under 42 U.S.C. § 262(k) or any similar abbreviated route of approval in such country.
1.26
“GLP Toxicology Study” means a toxicological study enabling the performance of a Phase I Clinical Trial as stipulated in the ICH guideline M3(R2), performed under current GLP regulations.
1.12
“Governmental Authority” means any multi-national, national, federal, state, local, municipal, provincial, county, or other political subdivision, agency or other body, domestic or foreign or other government authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, court, tribunal or other entity).
1.13
“IND” means (a) an Investigational New Drug application which is a request for authorization from the FDA to administer an investigational drug to humans, or (b) a similar application to other national health authorities, like EMA, PMDA, CFDA and others.
1.27
“Indication” means any separately defined, well-categorized human disease, syndrome, aesthetic or medical condition. For example, each of the following is a separate Indication: [*].

For the avoidance of doubt, two different subpopulations within a single disease, for example, [*], are the same Indication. For clarity, [*] and does not qualify as a separate Indication.
1.28
“Initiation” means, with respect to a Clinical Trial, the first dosing of the first human subject in such Clinical Trial.
1.29
“Intellectual Property” means all rights in Inventions, Patents, priority rights, copyrights, design rights, trade names, trademarks, service marks, Know-How, database rights, domain names and all other intellectual property rights (whether registered or unregistered) and all applications and rights to apply for any of them, anywhere in the world.
1.30
“Invention” means any process, method, utility, formulation, composition of matter, article of manufacture, discovery or finding or improvement that is conceived and/or reduced to practice, whether patentable or not.
1.31
“Invoice” means an original or electronically signed invoice sent by SU to BI with respect to any payment due hereunder, containing the information and meeting the requirements as set forth in Schedule 1.44 (“Invoice”), which shall be modified in the event of a change in the applicable legal requirements.
1.32
“Know-How” means all technical information, know-how and data, in any tangible or intangible form and whether or not patentable, including Inventions, discoveries, trade secrets, specifications, instructions, processes, formulae, methods, practices, techniques, Results, formulations, software, algorithms, technology, test data (including pharmacological, biological, chemical, biochemical, toxicological and clinical test data, analytical and quality control data and stability data), studies and procedures, compounds, formulations, compositions, products or to their manufacture, development, registration, use or commercialization or methods of assaying or testing them.
1.33
“Knowledge” means [*].
1.34
“Licensed Background Patent” means any Licensed Patent that claims Background IP.
1.35
“Licensed Foreground Patent” means any Licensed Patent that claims Foreground IP.
1.36
“Licensed Know-How” means all Know-How as of the Effective Date or during the term of this Agreement that is part of the Licensed Technology.
1.37
“Licensed Patents” means all Patents as of the Effective Date or during the term of this Agreement that are part of the Licensed Technology. Licensed Patents include Licensed Background Patents and Licensed Foreground Patents.

1.38
“Licensed Technology” means any Intellectual Property that is (a) Controlled by SU as of the Effective Date or during the term of this Agreement and (b) that is necessary or reasonably useful to Exploit the Target, Compounds or Products. Licensed Technology includes, but is not limited to, cell lines,8F Know-How embodying or Patents Covering any of the Targets, Compounds or Products, including, but not limited to, the composition of the Compounds themselves, methods of manufacture thereof, formulations therewith, combinations including such Compounds and the intended medical use(s) thereof within the Field, in each case provided that the criteria set forth in (a) and (b) of the preceding sentence are satisfied. A brief non-exhaustive description of the Licensed Technology is included in Schedule 1.51 (“Licensed Technology”). Notwithstanding the foregoing, Licensed Technology shall not include:
a.
Intellectual Property that becomes Controlled by SU as result of a Change of Control (for clarity: Intellectual Property that is Controlled by an Acquirer and not by SU prior to the Change of Control); or
b.
Any Intellectual Property that becomes Controlled by SU after the Effective Date as a result of SU obtaining a license thereto after the Effective Date, unless such license is a New Technology License in accordance with Section 9.11.
1.14
9F“LRP Binding Region” means the amino acid sequences of [*] of (a) a Compound, or (b) a variant of such Compound wherein (i) [*] of such Compound; (ii) [*] of such Compound; (iii) [*] of such Compound, in each case of (a) and (b) that cause such Compound to [*].10F
1.39
“Major Market” means each of the [*].
1.40
“Material” means any reagent, assays, tool, cell line, protein, antibody, virus, chemical compound, product, sample or other substance or tangible material, as well as any derivatives or modifications thereof.
1.41
“Minimum Royalty” means, on a country-by-country, Product-by-Product, and Calendar Quarter-by-Calendar Quarter basis, the sum of (a) [*] for such Product in such country in such Calendar Quarter plus (b) [*] of such Product in such country in such Calendar Quarter; provided, however, that [*] of such Product in such country in such Calendar Quarter.
1.42
“Monospecifically” means that a particular binding domain as a bivalent binder binds to [*] with [*] of [*] and binds to [*] with [*] of [*].
1.43
“[*]” means [*].
1.44
“Net Sales” means, with respect to a certain time period, the gross invoiced sales charged for Product(s) sold by or for BI, its Affiliates and Sublicensees in arm’s length transactions to Third Parties (but not including sales between BI, its Affiliates, and/or their respective Sublicensees)

during such time period, less the total of the following documented charges or expenses to the extent incurred with respect to such Products as determined in accordance with the relevant Accounting Standards, consistently applied across all products sold by BI, in each case without duplication:
a.
[*]

BI, its Affiliates and Sublicensees shall not [*] on the Product in order to [*], such that the Product would [*]. All defined deductions in this section shall be consistent with BI’s audited financial statements.

For the sake of clarity and avoidance of doubt, sales by BI, its Affiliates, or Sublicensees of a Product to Recognized Agent of such Product in a given country shall be considered a sale to a Third Party customer.

[*] shall not be included in Net Sales. [*] shall also not be part of Net Sales.

Upon any sale or other disposal of any Product that should be included in Net Sales for any consideration other than an exclusively monetary consideration on bona fide arm’s length terms, then for purposes of calculating the Net Sales under this Agreement, such Product shall be deemed to be [*] during the applicable reporting period [*] for such Product in the country in which such sale or other disposal occurred when such Product is [*]. In the event no [*] is available for the Product [*] in such country during the applicable reporting period, then such Product shall be deemed to be [*] at the [*] during the applicable reporting period [*] for such Product in all countries in which such sale or other disposal occurred when such Product is [*] (provided, however, that if such Product is not [*] in any country, then BI shall calculate in good faith [*] for the Product, [*] as are then [*] to [*] then being [*] and having [*]; provided, however, that if [*], the Parties shall [*].

In the event a Product is sold as a Combination Product or Co-Packaged Product, Net Sales of the Combination Product or Co-Packaged Product will be calculated as follows:

a)
If the Combination Product and/or Co-Packaged Product, the Product and the other product are sold separately, Net Sales of the Product portion of Combination Products and Co-Packaged Products will be calculated by multiplying the total Net Sales of the Combination Product or Co-Packaged Product by the fraction A/(A+B), where A is [*], and B is [*].
b)
If the Combination Product and/or the Co-Packaged Product and the Product are sold separately, but the [*] cannot be determined, Net Sales of the Combination Product or the Co-Packaged Product shall be equal to the Net Sales of the Combination Product or Co-Packaged Product multiplied by the fraction A/C wherein A is [*] and C is [*].

c)
If the Combination Product and/or the Co-Packaged Product and the other product(s) are sold separately, but the [*] cannot be determined, Net Sales of the Combination Product and/or Co-Packaged Product shall be equal to the Net Sales of the Combination Product and/or Co-Packaged Product multiplied by the following formula: one (1) minus B/C wherein B is [*] and C is [*].
d)
If the Combination Product or Co-Packaged Product are sold but the [*] can be determined, Net Sales of the Combination Product or Co-Packaged Product shall be equal to Net Sales of the Combination Product or Co-Packaged Product multiplied by [*].

The [*] for such other product(s) contained in the Combination Product or Co-Packaged Product shall be calculated for each Calendar Year by [*] of such other product(s), as published by IQVIA or another mutually agreed independent source.

In the initial Calendar Year during which a Combination Product or Co-Packaged Product is sold, a forecasted [*] shall be used for the Product, other product(s), or Combination Product and/or Co-Packaged Product. Any over- or underpayment due to a difference between forecasted and actual [*] shall be paid or credited in the second royalty payment of the following Calendar Year. In the following Calendar Year the [*] of the previous Calendar Year shall apply from the second royalty payment on.

1.45
“Non-Product-Specific Licensed Background Patent” means any Licensed Background Patent that is not a Product-Specific Background Patent. On a country-by-country basis, upon the [*], all [*] in such country [*] shall thereafter be [*].
1.46
“Non-Product-Specific Licensed Foreground Patent” means any Licensed Foreground Patent that is not a Product-Specific Foreground Patent.
1.15
“Ophthalmological Indication” means any diseases of the eye, including but not limited to [*].
1.47
“Orphan Disease” means an Indication that affects fewer than [*] of [*].
1.48
“Patent” means any and all (i) patents, (ii) patent applications, including all provisional and non-provisional applications, foreign patent application, patent cooperation treaty (PCT) applications, substitutions, continuations, continuations-in-part, divisions and renewals, and all patents granted thereon, (iii) all patents-of-addition, reissues, re-examinations and extensions or restorations by existing or future extension or restoration mechanisms, including supplementary protection certificates or equivalents thereof such as patent term extensions, (iv) inventor’s certificates, letters patent, (v) utility models, (vi) designs, or (vii) any other substantially equivalent form of government-issued right substantially similar to any of the foregoing described in subsections (i)-(vii) above.

1.49
“Phase I Clinical Trial” means a human clinical trial conducted in any country that meets the requirements of 21 CFR §312.21(a). By way of example and not limitation, a Phase I Clinical Trial is usually [*] to assess [*] of an investigational drug, and the emphasis in Phase I Clinical Trials is usually on [*] and it is typically [*]. For clarity, a Phase I Clinical Trial may also [*].
1.50
“Phase II Clinical Trial” means a human clinical trial conducted in any country that meets the requirements of 21 CFR §312.21(b). By way of example and not limitation, a Phase II Clinical Trial is usually [*] to assess [*] about an investigational drug, along with [*]. For clarity, a Phase II Clinical Trial may also [*].
1.51
“Phase III Clinical Trial” means a human clinical trial conducted in any country that meets the requirements of 21 CFR §312.21(c). By way of example and not limitation, a Phase III Clinical Trial is [*] to gather [*] of the drug and, along with [*], to provide [*]. For clarity, a Phase III Clinical Trial may [*].
1.52
“PMDA” means the Japanese Pharmaceuticals and Medical Devices Agency and any successor agency thereof.
1.53
“Product” means any pharmaceutical product in finished dosage form containing a Compound as an active pharmaceutical ingredient for use in the Field. For clarity, Product includes Combination Product.
1.54
“Product-Specific Licensed Background Patent” means [*].
1.55
“Product-Specific Licensed Foreground Patent” means [*].
1.56
“Product-Specific Claim” means any claim that (a) (i) Covers a Compound and (ii) [*] of such Compound [*] as defined in [*] or [*] of such Compound or [*] as defined in [*], wherein such claim may also [*] so long as [*] as defined in [*] and do not [*] or (b) is solely directed to a [*].
1.57
“Public Official” means any officer or employee of a local or foreign government or any department, agency, political party, institution, or instrumentality thereof (including officers and employees of government controlled entities), or of a public international organization as well as any person acting in an official capacity for or on behalf of any such government, department, agency, institution or instrumentality, or for or on behalf of any such public international organization as well healthcare professionals, working in healthcare institutions, in which the central, regional or local government owns an interest or has control or which are paid partly or as a whole by the government.
1.16
“Recognized Agent” means any Third Party who is solely granted the right to perform distribution activities to distribute Products directly to customers in countries where BI has no Affiliate or Sublicensee.

1.58
“Regulatory Approval” means, with respect to a pharmaceutical product in a country, the technical, medical and scientific licenses, registrations, authorizations and approvals (including approvals of marketing authorization applications and variation approvals) of any Regulatory Authority necessary for the distribution, marketing, promotion, offer for sale, use, import, export or sale of such pharmaceutical product in such country.
1.59
“Regulatory Authority” means any (i) Governmental Authority, notified bodies or other organization in a country or region that regulates the manufacture or sale of pharmaceutical or medicinal products or medical devices, including the FDA, PMDA and the EMA, and any successors thereto and (ii) any other relevant bodies authorized by Applicable Law to review or otherwise exercise oversight over marketing authorization applications, other regulatory filings or regulatory approvals.
1.60
“Regulatory Exclusivity” means, with respect to a particular Product in a country in the Territory, any period of regulatory data protection, market exclusivity or similar regulatory protection afforded by a Regulatory Authority in such country, that prevents such Regulatory Authority from accepting or approving any application by a Third Party to market a generic or biosimilar version of such Product for any Indication and/or prevents such Regulatory Authority from authorizing any Third Party to market a generic or biosimilar version of such Product for any Indication. It is understood and agreed by the Parties that Regulatory Exclusivity shall not include any exclusivity conferred by any Patent Right.
1.17
“Research Plan” means the plan outlining the activities performed by BI and by SU as set forth in Article 2 of this Agreement, attached hereto as Schedule 1.77 and subject to written amendments, if any, in accordance with the processes outlined in this Agreement (“Research Plan”).
1.61
“Research Term” means the period beginning on the Effective Date and ending twelve (12) months thereafter unless this Agreement is terminated earlier. Such twelve (12) months period can be extended by up to six (6) months upon written notification by BI. Any further extension of this Research Term will require the mutual agreement of the Parties [*].11F
1.62
“Results” means all information, know-how, data, documents, measurement results, software and Intellectual Property identified or first reduced to practice or writing in the course of or arising from the Research Program.
1.63
“Senior Executives” means: (i) in the case of SU, the Chief Executive Officer or such individual’s nominated designee who is a member of SU’s senior management with appropriate decision making authority; and (ii) in the case of BI, depending on the actual status of the relevant Product(s), the senior-most executive vice-president responsible for research, development, medicine or marketing and sales, or, in each case, such individual’s nominated designee who is a member of BI’s senior management with appropriate decision making authority.

1.64
“Start of Development” or “SoD” means, the event where BI selects a Compound that meets [*]. For clarity, SoD is granted by [*].
1.65
“SU Materials” means any Material provided by or on behalf of SU to be used by BI in the Research Program including those generated on behalf of SU by Third Parties12F.
1.66
“Sublicensees” means with respect to BI a Third Party to whom BI (or its Affiliate or another of its Sublicensees) grants (directly or indirectly) a license or sublicense under any rights granted to BI under this Agreement to Develop or Commercialize Products in the Territory. For clarity, Affiliates working for or on behalf of BI, Recognized Agents and Third Party Collaborators are not considered Sublicensees under this Agreement.
1.67
“Target” means any of (1) Fzd4 and [*]; (2) Fzd4 and [*], and/or (3) Fzd4 and [*].
1.68
“Target-Specific monoFzd4 SWAP” means a [*], bispecific molecule (a) that consists of an IgG to which 2 VHH domains have been fused, wherein (i) one (1) VHH domain is fused to each arm of the IgG, (ii) each arm of the IgG binds Monospecifically to Fzd4 ([*]) and (iii) each VHH domain binds specifically to [*] and (b) where the binding of such IgG arms and VHH domains to the applicable Targets [*].
1.69
“Taxes” means all forms of preliminary or finally imposed taxation, domestic and foreign taxes, fees, levies, duties and other assessments or charges of whatever kind (including but not limited to sales, use, excise, stamp, transfer, property, value added, goods and services, withholding and franchise taxes) together with any interest, penalties or additions payable in connection with such taxes, fees, levies duties and other assessments or charges.

1.70
“Territory” means any and all countries in the world.
1.71
“Third Party” means an entity other than (i) BI or any of its Affiliates, or (ii) SU or any of its Affiliates.
1.72
“Third Party Collaborations” means academic collaborations and service provision relationships between BI and Third Party Collaborators pursuant to which such Third Party Collaborators, in collaboration with BI or its Affiliates, and on behalf of BI or its Affiliates, conduct Development and/or Commercialization activities in connection with the Compounds or Products.

1.73
“Third Party Collaborators” means Third Party collaborators, subcontractors and service providers that are involved in conducting on behalf of BI Development and/or Commercialization activities relating to the Compounds or Products pursuant to Third Party Collaborations, including without limitation CMOs or CROs.
1.74
“Upstream Licenses” means [*].
1.75
“Upstream Royalty Burden” means, on a country-by-country, Product-by-Product, and Calendar Quarter-by-Calendar Quarter basis, the [*] for such Product sold in such country in such Calendar Quarter.
1.76
“Valid Claim” means (a) a claim of an issued Patent that has not expired or has not been abandoned, or has not been revoked, held invalid or unenforceable by a patent office, court or other governmental agency of competent jurisdiction in a final and non-appealable judgment (or judgment from which no appeal was taken within the allowable time period), or (b) a claim within a Patent application which application has not been pending for more than [*] from the date of its priority filing date provided such claim has not been irretrievably revoked, irretrievably cancelled, irretrievably withdrawn, held invalid or abandoned by a patent office, court or other governmental agency of competent jurisdiction in a final and non-appealable judgment (or judgment from which no appeal was taken within the allowable time period), or finally determined to be unallowable in a decision from which an appeal cannot or can no longer be taken. For clarity, a claim of an issued Patent that ceased to be a Valid Claim before it issued because it had been pending too long, but subsequently issues and is otherwise described by clause (a), shall again be considered to be a Valid Claim once it issues.
1.77
The following Capitalized Terms have the meaning that is given in the Section indicated in the table below:

Term	Section
Acquirer	1.12
Additional Cure Period	17.2.1
Alliance Manager	7.6
Animal Welfare Questionnaire	15.1.1
Auditor	11.10.5
Bankruptcy Code	9.9

BI Auditors	11.16
BI Indemnitees	16.1
BI Foreground IP	9.1.3
Competing Program	4.5
Damages	16.1
Data Package	6.1
Default Cure Period	17.2.1
Default Notice	17.2.1
Defaulting Party	17.2.1
Development Milestone Event	11.5
Development Milestone Payment	11.5
Development Report	3.3
Disclosing Party	1.20
Dispute	18.1
ICC	18.2
Indemnified Party	16.3
Indemnifying Party	16.3
Indication Non-Compete Period	4.3
Infringed Non-Product-Specific Patent	9.5.4
Infringed Product-Specific Patent	9.5.1
IP Action	9.8.1

Items	13.1
Joint Foreground IP	9.1.4
Joint Steering Committee or JSC	7.1
Material Provider	2.3
Material Receiver	2.3
New Mandatory Hybrid License	9.11.2
New Mandatory Hybrid Technology	9.11.2
New Optional Hybrid Technology	9.11.3
New Optional Hybrid License	9.11.3
New Specific Technology	9.11.1
New Third Party Specific License	9.11.1
New Third Party License	9.11.3
Non-Defaulting Party	17.2.1
Non-Product-Specific Patenting Activities	9.2.4
Patent Term Extension	9.4
Product-Specific Patenting Activities	9.2.2
Program Director	7.5
Provided Materials	2.3
Receiving Party	1.20
Regulatory Milestone Event	11.6
Regulatory Milestone Payment	11.611.6

Related Molecules	1.71
Replacement Product	11.9
Request	18.2
Research Milestone Event	11.4
Research Milestone Payment	11.4
Research Program	2.1
Royalty	11.10.1
Royalty Term	11.10.2b
Rules	18.2
Sales Milestone Event	11.8
Sales Milestone Payment	11.8
Selection Period	17.1
SU Deliverables	2.2
SU Foreground IP	9.1.2
SU Indemnitees	16.2
SU/Sublicensee Agreement	5.4
Third Party Claim	16.3
Trade Compliance Laws	13.1

2.
RESEARCH PROGRAM
1.78
Collaboration. During the Research Term and subject to the oversight and review of the JSC, BI and SU shall use Commercially Reasonable Efforts to conduct the activities outlined in the

Research Plan in accordance with the terms of this Agreement and all Applicable Laws (“Research Program”). Each Party shall use scientific, technical, and other personnel who are sufficiently qualified and have requisite skills to perform the activities assigned to it. Each Party shall bear its own costs for the conduct of the Research Program. Notwithstanding the foregoing, if [*] the Research Plan [*] pursuant to Section [*], BI will reimburse SU for [*].
1.79
SU Deliverables. SU shall provide to BI: (a) copies of14F all Results and protocols generated under this Agreement, and (b) reports and any documents described as deliverables in the Research Program (both (a) and (b) the “SU Deliverables”).
1.80
Materials.15F Each Party (in such capacity, the “Material Provider”) shall provide the other Party (in such capacity, the “Material Receiver”) those Materials required by the Research Plan to be provided by such Party, if any, for the conduct of the Research Program. Any Material provided by or on behalf of the Material Provider to the Material Receiver hereunder shall be employed by the Material Receiver solely in the conduct of the Research Program according to the Research Plan. BI Materials provided to SU, or SU Materials provided to BI (such Materials, the “Provided Materials”), or any portion thereof, shall only be provided to those employees of the Material Receiver who are directly involved in conducting the Research Program and have a need for such Provided Materials pertaining to the performance of the Research Program.
1.80.1
All Provided Materials are provided “as-is.” The Material Provider does not represent, warrant or guarantee that the Provided Materials are merchantable or satisfactory for any particular purpose and the Material Provider hereby disclaims all warranties, express or implied, to such effect. Information and data relating to Provided Materials provided hereunder do not certify, validate, imply or represent that any Provided Materials are fit for any use.
1.80.2
Except as expressly outlined in the Research Plan, the Material Receiver shall not (a) reverse engineer, disassemble, decompile, analyze, sequence or otherwise determine the structure of any of the Provided Materials, nor attempt to do so, directly or indirectly, through the use of a Third Party; (b) use the Provided Materials in connection with any Third Party materials except as set out in the Research Plan; or (c) modify the Provided Materials in any manner inconsistent with the Research Plan.
1.80.3
The Material Receiver, at the Material Provider’s request and expense, shall cooperate with the Material Provider in securing and filing any necessary statements or documents to preserve and evidence the Material Provider’s ownership of and security interest in the Provided Materials in any jurisdiction in which the Material Receiver uses the Provided Materials as reasonably requested by the Material Provider.

1.80.4
The Material Receiver shall ensure that any and all Provided Materials are securely stored and used solely for and in accordance with the Research Program governed by the Research Plan, and for no other purpose.
1.80.5
Within [*] of completion of the Research Program or, if earlier, upon the Material Provider’s request, the Material Receiver shall return to the Material Provider, or dispose of, all quantities of unused Provider Materials, as instructed by the Material Provider in writing, by fax or e-mail, at the Material Provider’s cost, and confirm, in writing, by fax or e-mail, such disposition to the Material Provider if applicable.
3.
DEVELOPMENT AND COMMERCIALIZATION OF PRODUCTS; DILIGENCE
1.18
Development/Commercialization. As soon as reasonable after (i) completion of the Research Plan, (ii) availability of [*] during the Research Term or thereafter, and (iii) any [*] according to Section [*], that are required for [*], if any, BI shall [*] and shall notify SU in writing in accordance with Section 11.3 after receipt of SoD approval. After the first SoD approval, BI, as its cost, has the sole and exclusive right and responsibility for conducting, either itself or through one or more Affiliates, Sublicensees or Recognized Agents, Development and Commercialization of any Compound(s) and/or Product(s) in the Territory for use in the Field in accordance with the requirements of this Agreement.
1.81
BI Diligence. BI shall use (and shall cause its Affiliates and Sublicensees to use) Commercially Reasonable Efforts to [*] Compound or Product, as applicable, in [*]. Notwithstanding the foregoing, [*], BI shall be permitted to [*], provided that BI [*].
1.82
Reports. Until the [*] in the Field in the Territory BI shall keep SU reasonably informed as to the progress of its and its Affiliates’ and Sublicensees’ Development activities in respect of Products including by providing to SU, on an [*] basis, a reasonably detailed written report in English as outlined in Schedule 3.3 (the “Development Report”). The Development Report shall specify (a) the Development activities performed during the previous [*] and results thereof, (b) the Development activities planned for the coming [*], (c) the status and timeline for each Clinical Trial currently or previously conducted or planned to be conducted with respect to any Product, and (d) material regulatory filings that have been or are planned to be made with respect to any Product; provided, however, that such Development Report and/or other reports or plans for Development as confirmed or changed from time to time are on a non-binding basis, and are not meant to constitute any obligation, or otherwise be enforced by any Party to this Agreement or by any Third Party, and BI may at any time, in its sole discretion, change or decide to change such plans for Development. SU shall keep the Development Reports confidential in accordance with Article 10. BI shall answer all reasonable questions with respect to any Development Report that SU submits within [*] after SU’s receipt thereof.

1.83
Compound Changes and New Target-Specific monoFzd4 SWAPs.
1.83.1
If BI desires to modify the sequence of one or more of the Compounds described in part (a) of the “Compound” definition in Section 1.17 (i.e. the lead and back-up molecules) for the sole purpose of [*], then BI has the right to conduct by itself, through SU, an Affiliate of BI or a Third Party Collaborator the necessary or useful research to make such modifications, at BI’s discretion and expense. BI shall notify SU in writing about such plans. Within [*] following SU’s receipt of such notice from BI, SU shall notify BI in writing whether (i) SU is willing to conduct the necessary research to make such modifications, at BI’s expense, pursuant to an adapted Research Plan to be agreed by the Parties, or (ii) SU declines to conduct such research, in which case the Research Plan shall be amended to reflect BI’s conduct of such research, and the Research Term will be extended in accordance with Section 1.78.
1.83.2
If BI makes any Compound modifications by itself or through an Affiliate or Third Party Collaborator pursuant to Section 3.4.1 [*] under this Agreement by itself or through an Affiliate or Third Party Collaborator, BI shall promptly disclose to SU each such resulting modification that qualifies as a Compound under part (b) of the “Compound” definition in Section 1.17 [*] and BI shall [*] all Intellectual Property that [*] such Compound or [*] (including related modifications that [*] as such Compound or [*]; such Intellectual Property shall be [*] (unless [*].
4.
EXCLUSIVITY
1.84
During the Research Term, except for work pursuant to the Research Plan, neither SU or any of its Affiliates nor BI or any of its Affiliates shall, independently or with any Third Party, (1) generate any new Target-Specific monoFzd4 SWAPs or (2) preclinically or clinically develop or Commercialize any Target-Specific monoFzd4 SWAPs. SU shall have the right to use Target-Specific monoFzd4 SWAPs in the performance of independent SU-funded research intended to elucidate Fzd biology, provided that SU [*].
1.85
After the Research Term and prior to the end of the Indication Non-Compete Period, SU shall not independently, or with any Third Party, preclinically or clinically develop or Commercialize any Target-Specific monoFzd4 SWAPs for Ophthalmological Indications. SU shall have the right to use Target-Specific monoFzd4 SWAPs in the performance of independent, SU-funded research directed to Ophthalmological Indications, provided that SU [*] such use of Target-Specific monoFzd4 SWAPs.
1.86
For a period of [*] after the Effective Date (the “Indication Non-Compete Period”), BI shall not and will cause its Affiliates and Sublicensees to not clinically develop or Commercialize any

Compound or Product outside the Ophthalmological Indications. For clarity, [*].
1.87
Notwithstanding the foregoing, nothing within this Article 4 shall prohibit (i) [*] from researching, developing and Commercializing any Target-Specific monoFzd4 SWAPs or (ii) [*] from [*] to develop Target-Specific monoFzd4 SWAPs, provided however that (x) neither [*] uses any Intellectual Property Controlled by SU or any Confidential Information of SU, and (y) any such activity is [*] related to a Compound or Product.
1.88
Notwithstanding the foregoing, if a Third Party becomes an Affiliate of SU during the Indication Non-Compete Period, through merger, acquisition, consolidation or other similar transaction and such new Affiliate, [*], is engaged in research, development, manufacture or Commercialization activities that, if conducted by SU, would be in breach of its exclusivity obligations set forth in this Article 4 (a “Competing Program”):
1.88.1
If such transaction results in a Change of Control of SU, then such new Affiliate shall have the right to continue such Competing Program and such continuation shall not constitute a breach by SU of its exclusivity obligations set forth in Section 4.1 or 4.2, provided that such new Affiliate [*].
1.88.2
If such transaction does not result in a Change of Control of SU, then SU and its new Affiliate shall have [*] from the closing date of such transaction to wind down or divest such Competing Program, and its new Affiliate’s conduct of such Competing Program during such [*] period shall not constitute a breach by SU of its exclusivity obligations set forth in Section 4.1 or 4.2, provided that such new Affiliate [*] during such [*] period [*] under this Agreement and does not [*] which was [*].
1.89
Neither the exclusive license to BI according to Article 5 nor the exclusivity obligations set forth in this Article 4 shall prevent SU from using binding sequences contained in Target-Specific monoFzd4 SWAPs, to generate new molecules that are not Target-Specific monoFzd4 SWAPs.
5.
LICENsE GRANT
1.90
Background IP License. Each Party shall grant and hereby grants to the other Party, a worldwide, royalty-free, fully paid-up, cost-free, non-exclusive license to use its Background IP only for the purpose of carrying out the activities under the Research Plan. Neither Party may grant any sublicense to use the other Party’s Background IP without the prior written consent of the other Party, except that BI may allow its Affiliates or any Third Party Collaborators working for or on behalf of BI or a BI Affiliate to use the SU Background IP for the purpose of carrying out the Research Plan.

1.91
Licensed Technology License. SU grants to BI an exclusive (even as to SU and its Affiliates), cost-bearing, worldwide, perpetual (unless terminated before expiration), transferrable, sub-licensable license under all Licensed Technology to Exploit Compounds and/or Products in the Field in the Territory. For clarity, the foregoing includes a sublicense of the rights licensed to SU under the Upstream Licenses or any New Technology Licenses.
1.92
No Implied Licenses. Except as specifically set forth in this Agreement, neither Party shall acquire any license or any other right or interest, by implication or otherwise, in any Confidential Information or other Know-How disclosed to it under this Agreement or under any Intellectual Property owned or Controlled by the other Party or its Affiliates.
1.93
Sublicensing. BI shall have the right to grant sublicenses with respect to the rights licensed to BI under this Agreement without the prior consent of SU, provided that each sublicense granted by BI to a Sublicensee shall be subject and subordinate to the terms and conditions of this Agreement and shall contain terms and conditions materially consistent with those in this Agreement, including with respect to Intellectual Property, confidentiality and diligence, and shall not in any way diminish, reduce or eliminate any of BI’s obligations under this Agreement. BI shall use reasonable efforts to enforce compliance by each of its Sublicensees with the applicable sublicense agreement. BI shall be free to grant sublicenses with respect to the rights licensed to BI under this Agreement to Third Party Collaborators solely for use pursuant to a Third Party Collaboration, and the conditions of this Section 5.4 (“Sublicensing”) shall only apply to such Third Party Collaborations with respect to [*]. BI shall be responsible for any and all failures by its Sublicensees and Third Party Collaborators to comply with the applicable terms of this Agreement.

Any sublicense granted by BI to a Sublicensee that contains terms and conditions materially consistent with those in this Agreement shall [*] pursuant to Section [*], provided that (a) such Sublicensee [*] the applicable sublicense or any terms of this Agreement [*] and (b) within [*] of such [*] the Sublicensee requests in writing to SU to [*] that [*] terms and conditions applicable to the Licensed Technology [*] agreement between BI and Sublicensee. SU herewith agrees to [*] provided that (i) SU does not have any obligations [*] pursuant to this Agreement and (ii) SU’s rights thereunder (including to [*]) are [*] pursuant to this Agreement with respect to [*] to such Sublicensee.

1.94
Upstream Licenses. The license granted to BI in Section 5.2 include sublicenses under Licensed Technology that is licensed to SU pursuant to the Upstream Licenses. Such sublicenses are subject to the applicable terms of such Upstream Licenses, which are set forth in Schedule 5.5(a)16F. BI acknowledges and agrees to be bound by those terms set forth in Schedule 5.5(b) which are based on relevant terms of the Upstream Licenses. BI acknowledges and agrees that certain of the licenses granted to SU under the Upstream Licenses are non-exclusive, and that BI’s sublicense pursuant to Section 5.2 with respect to the relevant Licensed Technology is exclusive only with respect to SU, and not with respect to the Upstream Licensor.
1.95
Licenses after Expiration of Royalty Term. The licenses granted by SU to BI under the Licensed Technology shall be fully paid-up, perpetual, sub-licensable, transferrable and irrevocable on a country-by-country and Product-by-Product basis upon expiration of the respective Royalty Terms.
6.
DATA AND MATERIAL TRANSFER; REGULATORY FILINGS
1.96
Technology Data Package Transfer. During the first [*] after the Effective Date SU shall furnish to BI a data package that shall include [*] of the Licensed Technology. Further, during the first [*] after the Research Term, SU shall furnish to BI a data package that shall include all Results generated by SU under the Research Plan and [*] of the Licensed Technology to the extent not included in the first data package (both such data packages, the “Data Package”). For clarity, such Data Package shall include but not be limited to the items as further described in Schedule 6.1 (“Technology Data Package Transfer”). SU shall answer all reasonable questions received from BI regarding such transferred Data Package as soon as reasonably possible after receipt. SU shall also transfer to BI any other Know-How Controlled by SU included in the Licensed Technology as may be required by BI for Compound or Product Development purposes and which BI may request from time to time.
1.97
Technical Assistance. For up to [*] after the Research Term or any other timeframe mutually agreed between the Parties, SU shall cooperate with and assist BI with understanding and using the Licensed Technology, including without limitation the SU Know How provided to BI under this Agreement. Such cooperation and assistance shall include, without limitation, providing BI with [*] by teleconference or in person to SU personnel who are [*] for such purpose, and/or who were [*] of Compounds. BI shall be responsible for ensuring that its personnel who receive such assistance are appropriately qualified and experienced for such purpose.
1.98
Regulatory Filings. Following the Effective Date of this Agreement, BI shall control, at its sole cost and expense, the preparation and filing of all regulatory submissions and applications with Regulatory Authorities as may be required for the further Development and Commercialization of Compounds or Products. SU shall provide to BI reasonable support and assistance in connection therewith, as may be reasonably requested from time to time by BI. For the avoidance of doubt, BI or its designated Affiliate shall be the title holder of any regulatory authorizations. Unless already provided as part of the Data Package set forth in Section 6.1, SU shall provide BI access to all the regulatory filings and approvals and data Controlled by SU that were submitted to Regulatory Authorities for the purpose of conducting the Development of a Compound, if any, such access to be provided by [*] the relevant documents or by granting a right of reference, as applicable, in each case as may be reasonably required for BI to obtain approvals for the further Development of a Compound or Product, including Regulatory Approvals.

1.99
Material Transfer and Supply.17F SU shall make available to BI, promptly following BI’s designation of the respective Compound, [*] of Compound [*] SU (as further described in Schedule 6.4 (“Material Transfer and Supply”)) and/or at SU’s Third Party supplier, if applicable0F, [*].
7.
GOVERNANCE
1.100
Implementation of Joint Steering Committee. The Research Program shall be conducted under the direction of a joint steering committee (“JSC”). Within [*] after the Effective Date of this Agreement, the Parties shall establish the JSC comprised of [*] representatives of BI and [*] representatives of SU. Each Party may replace its representatives at any time upon prior written notice to the other Party. In addition, each Party may invite non-voting employees and consultants or scientific advisors reasonably acceptable to the other Party upon prior notice to the other Party and subject to (i) the prior consent of the other Party (not to be unreasonably withheld) and (ii) a written non-conflict of interest statement of the invited individuals other than BI employees, to attend the meetings of the JSC, subject to appropriate confidentiality undertakings. The JSC shall be co-chaired by a representative of each of SU and BI. A secretary of the JSC will be appointed on a Calendar Year rotating basis by either SU or BI, who shall be a representative of such Party, as applicable, with SU naming the first secretary. In case of BI, the nominated Alliance Manager will take the role as secretary of the JSC. The JSC will meet in person (whenever possible, alternating between each Party’s site or otherwise at a mutually agreed location) or by videoconference at least [*] every Calendar Year, unless otherwise mutually agreed by the Parties. Meeting dates will be defined after mutual agreement by both Parties. Each Party shall bear its own costs related to the attendance of such meetings by its representatives, including but not limited to its own travel and lodging expenses. The JSC will disband after [*].
1.101
Responsibilities. The JSC shall oversee the conduct of the collaboration by steering and monitoring the Research Program. Within such scope the JSC shall:
(i)
review the efforts and the progress of the Parties in the conduct of the Research Program;

(ii)
oversee and make decisions regarding the Research Program;

(iii)
amend and review proposed amendments to the Research Plan; and where approved, document such amendments in the JSC minutes;

(iv)
address such other scientific matters relating to the activities of the Research

Program as either Party may bring before the JSC.

The JSC shall not have the power to amend the terms of, or waive compliance with, this Agreement. Unless otherwise set forth in this Agreement, any amendments to the Research Plan must be [*] and must not lead to [*] by either Party.

1.102
Decision Making Authority. A quorum for a meeting of the JSC shall require the presence of at least one representative for each Party. The JSC shall endeavor to reach decisions by consensus. Each Party, through its representative members of the JSC, shall collectively have one vote for decision making purposes. If the representative members cannot agree on a certain matter for which the JSC has decision-making authority, [*] shall have the final casting vote on such matter18F, provided that [*] shall not have the right to use such final casting vote to amend the Research Plan in a manner that would [*] unless otherwise agreed between the Parties [*]. BI will reimburse SU’s costs as set forth in Section 2.1, and the Parties will discuss in good faith [*] under the Research Program. [*] shall not [*] without [*] consent not to be unreasonably withheld.
1.103
Additional Communication. Regular telephone conferences will be scheduled as needed and appropriate in addition to the JSC meetings.
1.104
Program Director. Within [*] after the Effective Date, each Party shall name a program director (the “Program Director”). The respective Program Directors shall appoint, and provide written notice, by email or otherwise of the election of scientific sub-team project members who will serve as the day-to-day contacts between the Parties with respect to the Research Program sub-teams and will be primarily responsible for facilitating the flow of information and otherwise promoting communication of the day-to-day work for the Research Program sub-teams. The Program Director shall conduct regular telephone conferences every [*], or more frequently as deemed necessary or appropriate, to exchange informal information regarding the progress of the Research Program sub-team under the Research Plan.
1.19
Alliance Manager. Within [*] following the Effective Date, each Party shall appoint an alliance manager (“Alliance Manager”) to facilitate logistics, ensure compliance with the Agreement, support the JSC in its governance tasks, work together to facilitate resolution (in accordance with the terms of this Agreement) of issues between the Parties that arise in connection with this Agreement. The Alliance Managers shall aim to organize a first project kick-off meeting within [*] after the Effective Date to introduce the Research Program to the relevant members of both Parties, including but not limited to Program Directors, team members and JSC members, clarify responsibilities and each Party’s expectations, and outline key contractual aspects to ensure alignment among both Parties. The Alliance Managers shall be permanently invited guests to participate in JSC meetings. The Alliance Managers themselves shall communicate regularly, at a minimum, [*].
8.
CHANGE OF CONTROL
1.20
Change of Control of SU. SU shall promptly notify BI of any Change of Control and shall disclose to BI the identity of the Acquirer. The Parties acknowledge and agree that, in the event of a Change of Control of SU, the following shall be implemented in order to ensure that (i) no improper information exchanges occur between SU and the Acquirer, and (ii) BI receives the continued benefit of all of its rights with respect to the Development and Commercialization of Compounds and Products:
a.
[*];
b.
[*];
c.
[*];

The Agreement shall otherwise continue in accordance with its terms, in particular, BI shall retain all of its licenses and other rights hereunder, subject to all of its milestone and royalty payment obligations. However, if SU breaches its obligations according to subsection a. of this Article 8 and such breach constitutes a Default under Section 17.2.1, BI shall have the right to terminate this Agreement for cause in accordance with and under the conditions of Section 17.2.1.

9.
INTELLECTUAL PROPERTY
1.21
Ownership
1.21.1
Background IP. Each Party shall be and shall remain the owner of its own Background IP and this Agreement shall not affect the ownership of any Background IP.
1.21.2
SU Foreground IP. All Intellectual Property (a) that is conceived, discovered, generated, developed or otherwise made by or on behalf either Party or its Affiliates or Sublicensees (alone or jointly) under this Agreement and that is [*] or (b) that is conceived, discovered, generated, developed or otherwise made by or on behalf of SU alone under this Agreement ((a) and (b) collectively, together with the Intellectual Property [*] pursuant to Section [*] (the “SU Foreground IP”) shall be solely owned by SU. In furtherance of the foregoing, BI hereby assigns to SU all right, title and interest in and to any SU Foreground IP described in clause (a) above that is conceived, discovered, generated, developed or otherwise made by or on behalf of BI, its Affiliates or Sublicensees alone or jointly by or on behalf of BI, its Affiliates or Sublicensees on the one hand, and by or on behalf of SU or its Affiliates, in the other hand.
1.21.3
BI Foreground IP. All Intellectual Property that is not SU Foreground IP and that is conceived, discovered, generated, developed or otherwise made by or on behalf of BI, its Affiliates or Sublicensees, alone under this Agreement shall be solely owned by BI (the “BI Foreground IP”).
1.21.4
Joint Foreground IP. All Intellectual Property that is not SU Foreground IP and that is conceived, discovered, generated, developed or otherwise made by or on behalf of BI, its Affiliates or Sublicensees, on the one hand, and by or on behalf of SU or its Affiliates, on the other hand under this Agreement (the “Joint Foreground IP”) shall be owned jointly by the Parties with [*]19F. Each Party shall own an equal, undivided one half interest in and to all Joint Foreground IP and, except to the extent limited by the express terms of this Agreement, shall have the right to Exploit the Joint Foreground IP and grant licenses under or assign its interest in the Joint Foreground IP without a duty of seeking consent from or accounting to the other Party.
1.21.5
Inventors and Inventorship. For purposes of determining ownership under this Agreement, inventorship of any Invention within the Foreground IP shall be determined in accordance with United States patent laws (regardless of where the applicable activities occurred). For clarity, the application of United States patent laws pertaining to inventorship for the purposes of determining ownership does not exclude identification of persons as inventors in patent filings if such person qualify as inventors under the corresponding national Applicable Laws that pertain to such patent filings. The inventors of Foreground IP shall be advised by the applicable Party of their ongoing duty to confidentiality and cooperation in case they resign from their employment with such Party.
1.22
Patent Prosecution.
1.22.1
General. In all patent prosecution activities that relate to Licensed Background Patents and Licensed Foreground Patents as set forth in this Section 9.2, the Parties agree to work together in good faith to [*], to the extent reasonably possible, [*], with [*] on (i) [*] and/or (ii) [*] on (x) [*] and/or (y) [*].
1.22.2
Product-Specific Patenting Activities. BI shall have the first right to control the preparation, filing, prosecution and maintenance of all Product-Specific Licensed Background Patents and Product-Specific Licensed Foreground Patents, including but not limited to [*] (hereinafter “Product-Specific Patenting Activities”), at its own costs and in its own discretion. SU shall fully cooperate with BI with respect to any such

Product-Specific Patenting Activities and execute all lawful papers and instruments, make all rightful oaths and declarations, and provide consultation and assistance as may be necessary in the Product-Specific Patenting Activities, in each case at BI’s reasonable request and expense. BI shall provide SU with copies of all material correspondence received from any patent office with respect to any Product-Specific Licensed Background Patent or Product-Specific Licensed Foreground Patent; provided that such material correspondence is not publicly available. SU shall have the right to review and comment all Product-Specific Patenting Activities, including all draft patent filings, which comments BI will [*]. For the sake of clarity, the right to prosecute or maintain a Patent as part of the Product-Specific Patenting Activities shall include, inter alia in Europe, the right to decide to apply or not to apply for Unitary Patent Protection with the European Patent Office, and the right to decide on “opt-out” and “opt-in” with respect to the jurisdiction of the Unified Patent Court.
1.22.3
Backup rights for Product-Specific Patenting Activities. In the event that BI decides not to file, prosecute or maintain any Product-Specific Licensed Background Patent or Product-Specific Licensed Foreground Patents, then BI shall inform SU of this decision promptly and in no event less than [*] before any mandatory deadline or loss of rights, and SU will have the right but not the obligation to file, prosecute or maintain such Patent in SU’s sole discretion and at SU’s sole cost and expense.
1.22.4
Non-Product-Specific Patenting Activities. SU shall have the first right to control the preparation, filing, prosecution and maintenance of all Non-Product-Specific Licensed Background Patents and Non-Product-Specific Licensed Foreground Patents, including but not limited to [*] (hereinafter “Non-Product-Specific Patenting Activities”), at its own costs and in its own discretion. BI shall fully cooperate with SU with respect to any such Non-Product-Specific Patenting Activities and execute all lawful papers and instruments, make all rightful oaths and declarations, and provide consultation and assistance as may be necessary in the Non-Product-Specific Patenting Activities, in each case at SU’s reasonable request and expense. SU shall provide BI with copies of all material correspondence received from any patent office with respect to any Non-Product-Specific Licensed Background Patent or Non-Product-Specific Licensed Foreground Patent; provided that such material correspondence is not publicly available. BI shall have the right to review and comment all Non-Product-Specific Patenting Activities, including all draft patent filings, which comments SU will [*]. For the sake of clarity, the right to prosecute or maintain a Patent as part of the Non-Product-Specific Patenting Activities shall include, inter alia in Europe, the right to decide to apply or not to apply for Unitary Patent Protection with the European Patent Office, and the right to decide on “opt-out” and “opt-in” with respect to the jurisdiction of the Unified Patent Court.

1.22.5
Backup rights for Non-Product-Specific Patenting Activities.20F In the event that SU decides not to file, prosecute or maintain any Non-Product-Specific Licensed Background Patent or Non-Product-Specific Licensed Foreground Patents, then SU shall inform BI of this decision promptly and in no event less than [*] before any mandatory deadline or loss of rights, and BI will have the right but not the obligation to file, prosecute or maintain such Patent in BI’s sole discretion and at BI’s sole cost and expense.
1.22.6
New filings. The Parties shall coordinate with respect to new Patent filings for Licensed Background Patents and Licensed Foreground Patents to, where possible, file two applications in parallel, to apply for one Product-Specific Licensed Foreground Patent and one Non-Product-Specific Licensed Foreground Patent or one Product-Specific Licensed Background Patent and one Non-Product-Specific Licensed Background Patent, as applicable, or file divisionals during prosecution to separate Product-Specific Claims into separate Patent applications from claims that are not Product-Specific Claims. SU shall not [*] in any Non-Product-Specific Licensed Background Patent that is [*] or any Non-Product-Specific Licensed Foreground Patent without BI’s prior written consent.
1.23
Engaging Individuals. Both Parties shall ensure that all of its and its Affiliates’ employees and any other individuals and legal entities it or its Affiliates engage in the performance of the work under this Agreement will be obligated by Applicable Law, employment agreements or other agreements to validly assign all rights, title and interest in and to any Invention or share in an Invention and related Intellectual Property to such Party. If it is discovered at any time that any individual or legal entity performing work under this Agreement for a Party does not have such obligation, such Party will ensure that an agreement providing for such obligation shall be signed promptly, but not later than [*] after discovery, without prejudice to any other remedies of the other Party.
1.24
Patent Term Extensions. BI shall have full and exclusive right and discretion to determine and control all filings of requests for patent term extensions, supplementary protection certificates or equivalents thereto, in any country in the Territory (hereinafter “Patent Term Extensions”) with respect to any Product-Specific Licensed Background Patent and Product-Specific Licensed Foreground Patent after Regulatory Approval of a Product. All costs and expenses relating to the Patent Term Extensions shall be born solely by BI. Upon reasonable request by BI, SU shall provide, at BI’s expense, support, assistance, and all necessary documents in fully executed form if needed to BI for the purpose of supporting, filing, obtaining, maintaining, defending, and enforcing Patent Term Extensions.
1.25
Patent Enforcement

1.25.1
Either Party shall promptly, but in no instance in more than [*], inform the other Party in writing if such Party becomes aware of any suspected, threatened or actual infringement, by any Third Party, of a Product-Specific Licensed Background Patent or Product-Specific Licensed Foreground Patent, (in each case a “Infringed Product-Specific Patent”), and shall promptly, but in no instance more that [*], provide the other Party with any evidence in such Party’s possession of such suspected, threatened or actual infringement.
1.25.2
BI shall have the first right, but not the obligation, to enforce or defend the Infringed Product-Specific Patent against such Third Party at BI’s sole discretion and at BI’s sole risk, cost and expense. Where BI desires to enforce or defend an Infringed Product-Specific Patent, but may – even as the exclusive licensee of such Infringed Product-Specific Patent– not be able do so due to Applicable Law or regulation, or as required by a court of competent jurisdiction, then BI may request and, upon BI’s request, SU shall join BI in such proceedings, at BI’s sole risk, cost and expense or if such joinder is insufficient to permit BI to enforce or defend such Infringed Product-Specific Patent, then upon BI’s request, SU shall enforce of defend such Infringed Product-Specific Patent against such Third Party at BI’s sole risk, cost and expense. BI shall take the lead in the control and conduct of any such enforcement or defense under this Section 9.5.2, including settlement, in close coordination with SU. Upon reasonable request by BI, SU shall assist BI, at BI’s expense, in any enforcement or defense action under this Section 9.5.2.
1.25.3
In the event that BI decides not to enforce or defend an Infringed Product-Specific Patent against the applicable Third Party infringer or fails to take action to enforce or defend an Infringed Product-Specific Patent within [*] after notification pursuant to Section 9.5.1, then BI shall inform SU of this decision promptly, but not less than [*] prior to any deadline set by a court or other venue of competent jurisdiction, and, upon BI’s prior written consent (not to be unreasonably withheld), SU will have the right but not the obligation to enforce or defend such Infringed Product-Specific Patent against such Third Parties in SU’s sole discretion and at SU’s sole cost and expense; provided, however, that [*].
1.25.4
Either Party shall promptly, but in no instance more that [*], inform the other Party in writing if such Party becomes aware of any suspected, threatened or actual infringement, by any Third Party, of a Non-Product-Specific Licensed Background Patent or Non-Product-Specific Licensed Foreground Patent (in each case an “Infringed Non-Product-Specific Patent”), and shall promptly provide the other Party with any available evidence of such suspected, threatened or actual infringement.
1.25.5
SU shall have the first right, but not the obligation, to enforce or defend the Infringed

Non-Product-Specific Patent against such Third Party at SU’s sole discretion and at SU’s sole risk, cost and expense. SU shall take the lead in the control and conduct of any such enforcement or defense under this Section 9.5.5, including settlement, in close coordination with BI. Upon reasonable request by SU, BI shall assist SU, at SU’s expense, in any enforcement or defense action under this Section 9.5.5.
1.25.6
In the event that SU decides not to enforce or defend an Infringed Non-Product-Specific Patent against Third Party infringers that are Exploiting a Compound, Product and/or Related Molecule, or fails to take action to enforce or defend an Infringed Non-Product-Specific Patent within [*] after notification pursuant to Section 9.5.4, then SU shall inform BI of this decision promptly, but not less than [*] prior to any deadline set by a court or other venue of competent jurisdiction, and, upon SU’s prior written consent (not to be unreasonably withheld), BI will have the right but not the obligation to enforce or defend such Infringed Non-Product-Specific Patent against such Third Parties in BI’s sole discretion and at BI’s sole cost and expense; provided, however, that [*].

The Party enforcing an or defending a Patent pursuant to this Section 9.5 (“Patent Enforcement”) shall keep the other Party reasonably informed of the progress of any such action, and such other Party shall have the right to participate with counsel of its own choice and at its own expense. In addition, the Parties shall assist one another and reasonably cooperate in any such action at the other Party’s reasonable request and expense (including joining as a party plaintiff to the extent necessary or so requested by the other Party). The proceeds (e.g., damages or other compensation) of any enforcement or defense action of BI under this Section 9.5 shall be for the benefit of [*]; provided, however, that any such proceeds actually received by [*] shall, after deduction of the costs and expenses actually borne by and not reimbursed to [*] with respect to such enforcement or defense action, on a Product-by-Product basis, be [*].

1.25.7
The provisions of this Section 9.5 shall additionally apply in the case of any objection, opposition or challenge, by a Third Party, with respect to a Patent included in Licensed Technology, and such an opposed, challenged or objected-to Patent shall be considered an Infringed Product-Specific Patent or Infringed Non-Product-Specific Patent, as applicable, for the purposes of interpreting this Section 9.5. Objections, oppositions or challenges to a Patent under this Section include, for example, nullity actions, declaratory judgment proceedings, Inter Partes reexamination proceedings, Post Grant Review proceedings, patent interference proceedings, ex parte and inter parte reexam proceedings, and patent opposition proceedings in a court, patent office or other administrative authority of competent jurisdiction in any country within the Territory.
1.25.8
The Party enforcing or defending a Patent pursuant to this Section 9.5 shall have the right to settle any such dispute; provided that neither Party will have the right to settle any dispute under this Section 9.5 in a manner that (a) [*], or (b) [*], in either case (a) or (b), without the prior written consent of such other Party, not to be unreasonably conditioned, withheld of delayed.
1.26
Patent Listings. BI shall have the sole right and discretion to make all filings with Regulatory Authorities throughout the Territory with respect to Patents associated with a Product, including determining which Patents are to be listed in the FDA’s Orange Book or Purple Book, or other international equivalents. SU shall (i) provide to BI all information necessary or reasonably useful to enable BI to make such filings with Regulatory Authorities in the Territory with respect to such Patents and (ii) cooperate with BI’s reasonable requests in connection therewith, including meeting any submission deadlines, in each case ((i) and (ii)), to the extent required or permitted by Applicable Law.
1.27
Generic Competition. Notwithstanding the foregoing, if either Party (a) reasonably believes that a Third Party may be filing or preparing or seeking to file a generic or abridged application for Regulatory Approval for a Generic Product that refers or relies on regulatory documentation submitted by either Party to any Regulatory Authority, (b) receives any notice that any Regulatory Authority has received or accepted an application for a Generic Product, or (c) receives any equivalent or similar notice in any other jurisdiction, it shall (i) promptly notify the other Party in writing identifying the alleged applicant or potential applicant and furnishing the information upon which determination is based and (ii) provide the other Party with a copy of any such notice within [*] of the date of receipt. The Parties’ rights and obligations with respect to any legal action that is taken with respect to such Generic Product shall be as set forth in Sections 9.5.2, 9.5.3, 9.5.5, 9.5.6 and 9.5.7, as applicable. The Party taking legal action in accordance with Sections 9.5.2, 9.5.3, 9.5.5, 9.5.6 and 9.5.7, as applicable, with respect to such Generic Product shall have the sole right to determine which Patents are to be enforced [*], and when, in such legal action, and which Patents are not to be enforced in such legal action, including but not limited to the right to determine [*].
1.28
Defense of Claims.
1.28.1
Notice. If any action, suit or proceeding is brought against either Party or any Affiliate of either Party or any Sublicensee alleging the infringement or misappropriation of the Intellectual Property of a Third Party by reason of the Exploitation of any Compound or Product by or on behalf of BI, its Affiliates, Sublicensees, Recognized Agents or Third Party Collaborators (each, an “IP Action”), then such Party will notify the other Party as promptly as possible following the receipt of service of process in such action, suit or proceeding, or the date such Party becomes aware that such action, suit or proceeding has been instituted, and the Parties, or their appropriate respective designees, will meet as soon as possible to discuss the overall strategy for defense of such matter.
1.28.2
Defense. BI will have the first right, but not the obligation, to defend against any IP

Action. If BI elects not to defend any such IP Action or fails to initiate and maintain the defense of any such IP Action in a timely manner such that SU is not prejudiced by the delay, SU may defend against such IP Action. The Parties will cooperate with each other in all reasonable respects in any such IP Action. Each Party will promptly furnish the other Party with a copy of each communication relating to the alleged infringement or misappropriation that is received by such Party including all documents filed in any litigation. Unless otherwise set forth herein, the Party defending such action in accordance with this Section 9.8.2 will have the right to settle such litigation; provided that neither Party will have the right to settle any litigation under this Section 9.8.2 in a manner that (a) [*], or (b) [*], in either case ((a) or (b)), without the prior written consent of such other Party, not to be unreasonably conditioned, withheld or delayed; provided, further that nothing in this Section 9.8.2 will [*]. In the event of any conflicts between Article 16 and this Section 9.8.2, Article 16 shall control. F

1.29
Section 365(n) of the Bankruptcy Code. All rights and licenses granted under or pursuant to any section of this Agreement are and will otherwise be deemed to be for purposes of Section 365(n) of the United States Bankruptcy Code (Title 11, U.S. Code), as amended (the “Bankruptcy Code”) or any comparable law outside the United States, licenses of rights to “intellectual property” as defined in Section 101(35A) of the Bankruptcy Code. The Parties will retain and may fully exercise all of their respective rights and elections under the Bankruptcy Code and any comparable law outside the United States. Each Party agrees that the other Party, as licensee of such rights under this Agreement, will retain and may fully exercise all of its rights and elections under the Bankruptcy Code or any other provisions of Applicable Law outside the United States that provide similar protection for “intellectual property”. The Parties further agree that, in the event of the entry of an order for relief in a bankruptcy proceeding by or against a Party under the Bankruptcy Code or analogous provisions of Applicable Law outside the United States, the other Party will be entitled to a complete copy of (or complete access to, as appropriate) such intellectual property and all embodiments of such intellectual property, which, if not already in such other Party’s possession, will be promptly delivered to it upon such other Party’s written request thereof. Any agreement supplemental hereto will be deemed to be “agreements supplementary to” this Agreement for purposes of Section 365(n) of the Bankruptcy Code.
1.30
Registration of Exclusive License. Upon BI’s request, SU shall use [*] to register BI as exclusive licensee for any Licensed Patent in the respective patent registers in the Territory. In the event of a termination of this Agreement for any reason, BI agrees to assist SU in all reasonably useful or necessary actions to delete such registration in the respective patent registers, and BI shall promptly cooperate and sign all documents that are provided by SU to BI that are reasonably useful or necessary to delete such registration.

1.31
New Third Party Licenses.
1.31.1
If SU intends to obtain a license from a Third Party to any Know-How or Patent that is [*] for the Exploitation of a Compound or Product and not [*] (the “New Specific Technology”), both Parties shall discuss in good faith the best way forward to obtain such license (a “New Third Party Specific License”). For any New Third Party Specific License, SU shall (i) [*] and (ii) [*].
1.31.2
If SU intends to obtain a license from a Third Party to any Know-How or Patent that is [*] for the Exploitation of a Compound or Product and [*] (the “New Mandatory Hybrid Technology”), SU shall (i) [*] (such sublicensable license, a “New Mandatory Hybrid License”) and (ii) [*].
1.31.3
If SU obtains a license from a Third Party to any Know-How or Patent that is [*] for the Exploitation of a Compound or Product and [*] (the “New Optional Hybrid Technology”), and such license (a “New Optional Hybrid License”) is sublicensable to BI, SU shall [*] (the New Third Party Specific License, New Mandatory Hybrid License and New Optional Hybrid License, each a “New Third Party License”).
1.31.4
If BI wishes to obtain a sub-license to such New Third Party License, BI shall, within [*] after [*] of any New Third Party License, provide SU with written notice in which BI (a) consents to adding the applicable New Third Party License to the licenses granted to it under Section 5.2, (b) agrees to [*], and (c) agrees in writing that its sublicense under such New Third Party License is subject to the terms and conditions of such agreement and that will be bound by the terms of such New Third Party License which sublicensees are required to be bound by. If BI makes a valid request of this form, then such New Third Party License shall be deemed to be a “New Technology License” and such New Technology License, to the extent falling within the definition of Licensed Technology, shall be added to Licensed Technology and sublicensed to BI under this Agreement.
1.31.5
In no event shall SU [*], unless [*], and both Parties shall discuss in good faith how to approach a Third Party controlling such Know How and Patents necessary to Exploit Compounds and Products.
10.
CONFIDENTIALITY
1.105
General. Each Party acknowledges that confidentiality and Know-How protection is of paramount importance for the other Party.

1.106
Non-disclosure and Non-Use Obligation. Each Party agrees, for the duration of the Confidentiality Period:
1.106.1
hold in strict confidence all Confidential Information of the other Party and/or its Affiliates (the “Disclosing Party”) which has been or will be made available to such Party and/or its Affiliates (the “Receiving Party”) and, subject to the provisions of this Agreement, not to disclose the Disclosing Party’s Confidential Information to any person or entity except to Receiving Party’s Affiliates, and its and their employees, officers, directors and consultants who are required to receive such information to fulfill its obligations or exercise its rights pursuant to this Agreement, provided that prior to any such disclosure, the Receiving Party shall have first imposed written confidentiality and non-use obligations on such entities or individuals materially equivalent to those imposed on the Receiving Party under this Agreement, however, the imposition of such measures shall not relieve the Receiving Party from its obligations hereunder; and
1.106.2
take reasonable precautions to protect the Disclosing Party’s Confidential Information including, without limitation, safeguarding it in a manner at least as secure as it uses to protect its own Confidential Information of like nature, but in any event in a manner not less than reasonable care; and
1.106.3
comply with all Applicable Laws applicable to the Confidential Information including, without limitation, any applicable restrictions on exports, re-exports, deemed exports or other transfers of information to other countries, entities, or persons; and
1.106.4
not use the Disclosing Party’s Confidential Information in any way except solely for the purpose of or as expressly contemplated by this Agreement.
1.107
Permitted Disclosures
1.107.1
Either Party may disclose Confidential Information disclosed to it by the other Party to the extent such disclosure is required by Applicable Law or for making applications or submissions to or otherwise dealing with a Regulatory Authority in connection with the Exploitation of Products or obtaining Patents provided, however, that such Confidential Information shall be disclosed only to the extent reasonably necessary to obtain Patents or authorizations.
1.107.2
If a Party is required by judicial or administrative process to disclose Confidential Information that is subject to the non-disclosure provisions of Section 10.2, such Party shall promptly inform the other Party of the disclosure that is being sought in order to provide the other Party an opportunity to challenge or limit the disclosure obligations. Confidential Information that is disclosed by judicial or administrative process shall remain otherwise subject to the confidentiality and non-use provisions of Section 10.2, and the Party disclosing Confidential Information pursuant to Applicable Law shall take all steps reasonably necessary, including obtaining an order of confidentiality, to ensure the continued confidential treatment of such Confidential Information.
1.107.3
BI may disclose Confidential Information to potential or actual Sublicensees and Third Party Collaborators, provided such Third Party shall be bound by confidentiality and non-use obligation no less stringent than those provisions set forth in this Section 10.
1.107.4
Either Party may disclose (a) this Agreement, and (b) the reports according to Section 3.3 (in each case (a) and (b) with [*]) to [*], solely in each such case on a need-to-know basis for the purpose of [*]; provided that in each case, the disclosees are bound by written obligations of confidentiality and non-use consistent with those contained in this Agreement except that the term of confidentiality may be shorter than the Confidentiality Period as long as it is not [*] and including [*].
1.32
Publicity/ Use of Names; Press Releases. Subject to the disclosure authorized in Section 10.3.4, no disclosure of the existence, or the terms, of this Agreement may be made by either Party, and no Party shall use the name, trademark, trade name or logo of the other Party, its Affiliates or their respective employees in any publicity, promotion, news release or non-confidential disclosure relating to this Agreement or its subject matter, without the prior express written permission of the other Party, except as may be required by Applicable Law. The Parties will issue a joint press release following the execution of this Agreement describing the nature of the collaboration between BI and SU in the form as attached to this Agreement as Schedule 10.4 (“Publicity/ Use of Names; Press Releases“). For clarity, the Parties agree that after a press release pursuant to this Section 10.4 (“Publicity/ Use of Names; Press Releases“) has been issued, the Parties may make subsequent public disclosures disclosing the same content without having to again follow the procedures set forth herein; provided such information remains accurate as of such time. If (a) [*] or (b) [*], such Party shall give reasonable prior advance notice of the proposed text of such announcement to the other Party and any such announcement [*] shall also be subject to prior review and approval by the other Party (except to the extent permitted pursuant to Section 10.3.1).
1.33
Scientific Publications. During the term of this Agreement, SU shall not be entitled to publish or present [*] without first obtaining BI’s prior written consent, [*], provided that following termination of this Agreement, SU may publish or present [*] without BI’s prior written consent. During the Research Term, neither Party shall first publish or first present in a public forum [*] without prior review and comment by the other Party. Each Party agrees to provide the other Party with the opportunity to review any proposed abstract, manuscript or scientific presentation (including any public verbal presentation) that relates to [*], at least [*] prior to its intended submission for publication, and agrees, upon request, not to submit any such abstract or manuscript for publication until the other Party is given a reasonable period of time up to [*] to secure Patent protection for any material in such publication that the other Party believes to be patentable. Both Parties understand that a reasonable commercial strategy may require delay of publication of information for filing of Patent applications first with respect to [*]. The Parties agree to review and decide whether to delay publication of such information to permit filing of patent applications, with each Party having the right to implement such a delay. Neither Party shall have the right to publish or present Confidential Information of the other Party, except as provided in Section 10.4 (“Publicity/ Use of Names; Press Releases”). Nothing contained in this Section 10.5 (“Scientific Publications”) shall prohibit [*]; provided that the non-filing Party is given a reasonable opportunity to review the information to be included prior to submission of such [*]. For clarity, any publication during the Research Term, or by BI and its Affiliates during the remainder of the term of the Agreement, shall be consistent with [*]. After the Research Term but during the remainder of the term of this Agreement, BI and its Affiliates (i) [*] and (ii) [*].
11.
PAYMENT TERMS
1.34
Upstream Licenses Payment Obligations. SU shall be solely responsible to pay all consideration owed to its licensors under the Upstream Licenses. In case of BI becoming the direct licensee or assignee to any such Upstream License on account of SU’s uncured material breach or termination or consent to a termination agreement of such Upstream License or with Surrozen’s prior written consent, all payments due to SU under this Agreement, including royalties, will be made after deduction of the amounts due to be paid or paid by BI, as the case may be, under such Upstream License. For clarification, this shall include any payments that became due before BI becoming the direct licensee or assignee to such Upstream License in case such payment obligations have not been made by SU and are being passed on to BI as assignee. BI shall not increase any amounts due or other obligations of SU under any such Upstream License without SU’s prior written consent.
1.35
Upfront Payment. In consideration of the exclusive license to SU’s Licensed Technology set forth in Section 5.2, BI shall pay to SU a one-time, non-refundable, non-creditable, upfront payment of twelve million five hundred thousand US dollars (USD 12,500,000). The upfront payment shall be due and payable within [*] after (i) the Parties’ execution of this Agreement23F, and (ii) BI’s receipt of an Invoice of such amount from SU.
1.36
Milestone Payments in general. Each milestone payment shall be due and payable to SU within [*] after receipt of an Invoice from SU, which shall be provided to BI as soon as practicable after BI has notified SU that the particular milestone has been achieved (whether achieved by or on behalf of BI or any of its Affiliates or Sublicensees). BI will notify SU within [*] the achievement of any milestone event for which a payment to SU is required under Section 11.4 (“Research Milestone Payments”) – Section 11.8 (“Sales Milestone Payments”). It is hereby understood that each milestone payment shall be paid only for the first achievement of a given milestone by the first24F Compound or Product achieving such milestone, as applicable, and that no additional milestone payments shall be made for any subsequent achievement of such milestone by a subsequent Compound or Product, as applicable.
1.37
Research Milestone Payments. BI shall pay to SU the following one-time, non-refundable, non-creditable research milestone payments (each a “Research Milestone Payment”) set forth below upon the first occurrence of the applicable milestone event with respect to any Compound, provided that each such milestone payment shall be due only once under this Agreement (each a “Research Milestone Event”):

	Research Milestone Event	Research Milestone Payment
1.	[*]	[*] US dollars (USD [*])
2.	[*]	[*] US dollars (USD [*])

1.38
Development Milestone Payments. BI shall pay to SU the following one-time, non-refundable, non-creditable development milestone payments (each a “Development Milestone Payment”) set forth below upon the first occurrence of the applicable milestone event with respect to any Compound, provided that each such milestone payment shall be due only once under this Agreement (each a “Development Milestone Event”):

	Development Milestone Event	Development Milestone Payment
3.	[*]	[*] US dollars (USD [*])
4.	[*]	[*] US dollars (USD [*])
5.	[*]	[*] US dollars (USD [*])
6.	[*]	[*] US dollars (USD [*])
7.	[*]	[*] US dollars (USD [*])
8.	[*]	[*] US dollars (USD [*])
9.	[*]	[*] US dollars (USD [*])
10.	[*]	[*] US dollars (USD [*])

The Development Milestone Payments for [*] (Development Milestone Events [*]) shall be [*] if [*].

1.108
Regulatory Milestone Payments. BI shall pay to SU the following one-time, non-refundable, non-creditable development milestone payments (each a “Regulatory Milestone Payment”) set forth below upon the first occurrence of the applicable milestone event with respect to any Compound, provided that each such milestone payment shall be due only once under this Agreement (each a “Regulatory Milestone Event”):

	Regulatory Milestone Event	Regulatory Milestone Payment
11.	[*]	[*] US dollars (USD [*])
12.	[*]	[*] US dollars (USD [*])
13.	[*]	[*] US dollars (USD [*])
14.	[*]	[*] US dollars (USD [*])
15.	[*]	[*] US dollars (USD [*]
16.	[*]	[*] US dollars (USD [*])
17.	[*]	[*] US dollars (USD [*])
18.	[*]	[*] US dollars (USD [*])
19.	[*]	[*] US dollars (USD [*])
20.	[*]	[*] US dollars (USD [*])

21.	[*]	[*] US dollars (USD [*])
22.	[*]	[*] US dollars (USD [*])
23.	[*]	[*] US dollars (USD [*])
24.	[*]	[*] US dollars (USD [*])
25.	[*]	[*] US dollars (USD [*])
26.	[*]	[*] US dollars (USD [*])
27.	[*]	[*] US dollars (USD [*])
28.	[*]	[*] US dollars (USD [*])

For the avoidance of doubt, the first Product could be different for different countries or different events. The Regulatory Milestone Payments for [*] (Regulatory Milestone Events [*]) shall be [*] if [*].

1.109
Milestone Condition. In the event that any Development Milestone Event or Regulatory Milestone Event [*] has not been achieved at the time of achievement of a milestone event having a higher number in the tables under Section 11.5 and / or 11.6 than the skipped milestone event [*], then each skipped milestone event shall be deemed achieved at the time of achievement of the higher number milestone event, except that a milestone event that is specific to [*] will not be deemed to be achieved and payable solely because a subsequent milestone event was achieved that is specific to [*]. For clarity and by way of example, if the milestone event number 12 in Section 11.6 is achieved but the milestone event number 11 in Section 11.6 has not yet been achieved, the milestone number 11 shall not be deemed achieved due to the fact that milestone event number 12 has been achieved.

1.110
Sales Milestone Payments

BI shall pay to SU each of the following non‑refundable, non‑creditable milestone payments (each a “Sales Milestone Payment“) for the first achievement by a Product of the corresponding milestone event set forth in the table below (each a “Sales Milestone Event“):

	Sales Milestone Event (in USD)	Sales Milestone Payment
29.	[*]	[*] US dollars (USD [*])
30.	[*]	[*] US dollars (USD [*])
31.	[*]	[*] US dollars (USD [*])
32.	[*]	[*] US dollars (USD [*])

Each Sales Milestone payment shall be paid together with the Royalty payments of the Calendar Quarter during which the Sales Milestone Event has been achieved.

1.39
Replacement Products. For clarity, if (i) Development or Commercialization of a Compound or Product, as applicable, is terminated after any milestone payment set forth in Sections 11.4 (“Research Milestone Payments”) - 11.6 (“Regulatory Milestone Payments”) and 11.8 (“Sales Milestone Payments”) above has been made with respect to such Compound or Product, and (ii) a different Compound or Product is selected to replace the terminated Compound or Product (“Replacement Product”), then [*] upon achievement of the same milestone event by such Replacement Product for which SU already received a milestone payment for the original Compound or Product [*].
1.111
Royalties
1.111.1
Amount. BI shall pay to SU the following royalties (the “Royalty”) on Annual Net Sales in the Territory of each Product in the amount set forth below:

Annual Net Sales in the Territory of a Product	Royalty on Net Sales
On that portion below USD [*]	[*]%
On that portion between USD [*] and USD [*]	[*]%
On that portion between USD [*] and USD [*]	[*]%
On that portion between USD [*] and USD [*]	[*]%
On that portion higher than USD [*]	[*]%

1.111.2
Royalty Term
a.
Beginning of Royalty Term. BI's Royalty obligations as set forth in Section 11.10.1 (“Amount“) shall begin, on a country-by-country and Product-by-Product basis, with the First Commercial Sale of such Product in such country.
b.
End of Royalty Term. BI’s Royalty obligations to SU under this Section 11.10 (“Royalties“) shall expire on a country-by-country and Product-by-Product basis upon the latest to occur of (i) [*] following the First Commercial Sale of such Product in such country, (ii) the expiration of Regulatory Exclusivity with respect to such Product in such country or (iii) the expiration of all Valid Claims in such country [*]. For clarity, Patent claims that [*] (“Royalty Term”).
1.111.3
Offsets.
a.
Non-Patented Product. During the applicable Royalty Term, if a Product [*] is not covered by a Valid Claim in such country at the time of sale, then subject to Section 11.10.3d, the Royalty otherwise due under Section 11.10.1 (“Amount”) for such Product in such country shall be reduced by [*].
b.
Third Party Offset. During the Royalty Term, if BI, [*], is required to obtain a license from one or more Third Parties under [*], then the Royalty payments due under Section 11.10.1 (“Amount”) with respect to Net Sales for such Product in such country shall be reduced, subject to Section 11.10.3d, by [*] paid by BI to such Third Party pursuant such license for such Product in such country.
c.
Generic Competition. The Royalty otherwise due under Section 11.10.1 (“Amount”) shall be reduced, subject to Section 11.10.3d, on a country-by-country and Product-by-Product basis, in the event of Generic Competition in a particular country of the Territory to [*] of the amount determined pursuant to Section 11.10.1 (“Amount”) above in any Calendar Quarter in which there is Generic Competition for so long as the Generic Competition exists.
d.
Limits on Deductions. In no event shall the cumulative effect of the deductions in Sections 11.10.3(a) (“Non-Patented Product”) to (c) (“Generic Competition”) reduce the Royalties, on a country-by-country, Product-by-Product and Calendar Quarter-by-Calendar Quarter basis, to less than (i) [*] or (ii) [*], whichever is greater. BI shall [*], but not [*] of such minimum royalty payment, and [*], provided that [*] the minimum royalty payment.
a.
Multiple Royalties. No multiple Royalties shall be payable because a Product, its manufacture, use or sale is or shall be Covered by more than one Valid Claim of a Patent included in the licensed rights hereunder.
1.111.4
Reports and payments. Within [*] following the end of each Calendar Quarter, BI shall submit to SU a written report of Net Sales of Products sold by or on behalf of BI, its Affiliates and Sub-licensees during a Calendar Quarter in each country of the Territory in sufficient detail to permit confirmation of the accuracy of Royalty payments paid, and BI shall pay to SU, within such [*] period and not later than the date of the written report, all Royalties payable by BI. If applicable, such report will specify Net Sales of Products on a Product-by-Product and country-by-country basis (including calculation of Net Sales of Combination Products or Co-Packaged Products ) in the currency for which such Products were sold, and, if the currency of sale was not US dollars, also in US dollars; an accounting of deductions taken in the calculation of Net Sales; details of any Royalty credits taken on a Third Party license-by-Third Party license basis; on a Product-by-Product and country-by-country basis, any reduction, including the relevant market share data on the basis of which such reduction was taken and the source of such data; the applicable exchange rate to convert from each country’s currency to US dollars; the Royalty payments payable in US dollars.
1.111.5
Financial Audit. BI shall keep (and shall cause its Affiliates and Sublicensees to keep) complete and accurate records pertaining to the sale or other disposition of Products in sufficient detail to permit BI to confirm the accuracy of all Royalty payments reported and Sales Milestone Events achieved, for at least [*] following the end of the Calendar Year to which they pertain. SU shall have the right to cause an independent, certified public accountant reasonably acceptable to BI (the “Auditor”) to audit such records solely to confirm Net Sales, Sales Milestone Event payments, and Royalty payments for a period covering not more than the preceding [*], provided that such audits may not be performed more than [*] and [*]. Such audits may be exercised during normal business hours upon reasonable prior written notice to BI. The Auditor will execute a reasonable written confidentiality agreement with BI and will disclose to SU only such information as is reasonably necessary to provide SU with information regarding any actual or potential discrepancies between amounts reported and actually paid and amounts payable under this Agreement. The report of the Auditor will include the methodology and calculations used to determine the results, will be delivered to BI and SU at the same time, and will be final [*] after delivery to both Parties, it being understood that BI will have the right during such [*] period to discuss the report with the Auditor. In the event the Parties are not in alignment after such [*] period, either Party may refer this matter for resolution in accordance with the defined dispute resolution procedure set forth in Article 18 (“DISPUTE RESOLUTION”) within [*]. SU shall bear the full cost of such audit unless the report of the Auditor discloses an underpayment by BI of more than [*] percent ([*]%) of the amount due for [*], in which case BI shall bear the full cost of such audit. BI shall pay the amount of any underpayment disclosed in the undisputed Auditor’s report, together with interest thereon to SU within [*] after delivery to the Parties of the final Auditor’s report. If such final Auditor’s report discloses an overpayment by BI of the amounts payable hereunder, [*] following the audit in question. Upon the expiration of [*] following the end of any Calendar Year, [*].
1.111.6
Currency Conversion. All Royalties shall be payable in full in US dollars. Any sales of Products incurred in a currency other than US dollars shall be converted to the US dollars equivalent using a rate of exchange that corresponds to the rate used by BI or any of its Affiliates or Sublicensees recording such receipt or expenditure, for the respective reporting period, related to recording such Net Sales or expenses in its books and records that are maintained in accordance with Accounting Standards. If such Party is not required to perform such currency conversion for its Accounting Standards reporting with respect to the applicable period, then for such period such Party shall convert its amounts received and expenses incurred into US dollars using exchange rates published by the European Central Bank (ECB), Frankfurt, Germany. For exchange rates not published by ECB an alternative source will be agreed between the Parties. Any Royalty shall be calculated based upon the US dollars equivalent calculated in accordance with the foregoing.

1.112
Payment Terms; Currency. BI shall pay all amounts payable under this Agreement as stated in the respective sections, upon delivery to BI of an Invoice for such amounts by SU.25F All payments to be made by BI to SU under this Agreement shall be made in US dollars and may be paid by bank wire transfer in immediately available funds to such bank account as may be designated by SU from time to time.
1.40
Taxes in general. Subject to Section 11.13 (“VAT”) and 11.14 (“Withholding Tax”), all payments under or in connection with this Agreement shall be inclusive of any Taxes and each Party shall be responsible for and shall bear, pay or set-off its own Taxes assessed by a tax or other authority except as otherwise set forth in this Agreement1F.
1.41
VAT. All payments due to the terms of this Agreement are expressed to be exclusive of value added Tax (VAT) or similar indirect Taxes (e.g. goods and service tax). VAT/indirect Taxes shall be added to the payments due to the terms if legally applicable. Notwithstanding anything to the contrary in this Agreement, BI will bear (and shall indemnify SU for) any transfer, documentary, sales use, stamp, registration, consumption, goods and services, value added, VAT or other similar Taxes (each an “Indirect Tax”) that is imposed with respect to the transactions, payments or the related transfer of rights or other property pursuant to the terms of this Agreement. If SU bears any Indirect Tax directly BI shall reimburse SU for such Taxes promptly upon receipt of an invoice.
1.113
Withholding Tax. If Applicable Laws or regulations require withholding by BI and/or its Affiliates of any Taxes imposed upon SU on account of any Royalties and other payments paid under this Agreement to benefit of SU, such Taxes shall be retained by BI to the extent required. 2FBI shall (i) inform SU in writing of any forms, certificates or other items that are necessary in order to reduce or eliminate such deduction or withholding; and (ii) provide to SU a reasonable opportunity to furnish such forms, certificates or other items that would reduce or eliminate such deduction or withholding. In the event there is no applicable bilateral income Tax treaty, or if an applicable bilateral income Tax treaty reduces but does not eliminate such withholding or similar Tax, BI and/or its Affiliates shall (1) deduct such Taxes as required by local law from such remittable royalty and other payment , (2) pay such Taxes to the proper Tax authorities on account of SU, and (3) promptly send to SU an official Tax certificate or the best available evidence of such payment sufficient to enable SU to claim such payment of Taxes on SU’s applicable Tax returns. The Parties shall cooperate and exercise their best efforts to ensure that any withholding Taxes imposed on SU are reduced as far as possible under the provisions of any relevant double Tax treaty. Withholding Taxes retained by BI and/or its Affiliates and paid to the proper German/local Tax authorities as well as a possible refund of retained and paid local withholding Taxes from the German/local Tax authorities in favor of SU are paid in local/German currency (Local currency/EUR). Any effect by currency conversion is benefit or burden of SU as Tax-payer and are not refundable or taken by BI and/or its Affiliates. Notwithstanding anything to the contrary in this Agreement, if BI is required to make a payment to SU subject to withholding of Taxes, and if the withholding or deduction of Tax required by Applicable Law with respect to such payment under this Agreement arises or is increased [*], or there is a change, [*], and it is not possible for such withholding to be reduced through the cooperation of the Parties, then such withholding Taxes shall be [*] and any amount payable under this Agreement shall be [*] of withholding Taxes. If BI pays withholding taxes on behalf of SU in such case, SU shall refund BI for any withholding taxes in case SU can recover them after the payment via a tax credit or refund according to national tax provisions or the relevant double tax treaty.4F
1.114
Foreign Derived Intangible Income. BI shall use commercially reasonable efforts to provide, and to cause its Affiliates to provide, any information and documentation reasonably requested by SU to obtain the benefits of Section 250 of the Internal Revenue Code of 1986, as amended and the applicable Treasury Regulations including information required to demonstrate the extent to which the Licensed Technology, Compounds and Products will be sold, consumed, used and/or manufactured outside the United States. SU shall provide on a yearly basis a template to BI outlining the required information for Section 250 of the Internal Revenue Code of 1986, as amended and the applicable Treasury Regulations.
1.115
Interest on Late Payments. If BI fails to pay any payment due under this Agreement as provided herein on or before the date such payment is due, then such late payment will bear interest, to the extent permitted by Applicable Law, at an annual rate of [*] which applied on the due date effective for the first date on which payment was delinquent and calculated for the exact number of days in the interest period based on a year of three hundred sixty (360) days (actual/360). If the [*] is no longer published, the Parties will agree upon another internationally recognized rate which has historically been substantially equivalent to the [*] and utilize such rate retroactively to such time as the rate was no longer available.
1.116
Record Retention; Audits. SU will maintain compliance records with respect to the Research Program under this Agreement. Such records will be adequate to determine whether the Research Program has been conducted in compliance with this Agreement and Applicable Laws. During the Royalty Term of this Agreement, and up to [*] after its expiration or termination, BI reserves the right to audit SU’s records with respect to the Research Program. At all reasonable times after reasonable notice, SU shall provide BI’s representatives, designees, auditors and regulators, as BI may designate from time to time (“BI Auditors”), access (i) to inspect [*] for the Research Program; (ii) to review and examine [*] performance of the Research Program; (iii) to review and examine [*] performance of the Research Program; and (iv) to perform other audits, including [*], if reasonably required, and reviews necessary to enable BI to comply with Applicable Laws. SU must obtain prior written approval from BI prior to destroying any essential documents of the Research Program.

12.
REPRESENTATIONS, WARRANTIES AND COVENANTS
1.117
SU's Representations. SU represents and warrants to BI as of the Effective Date:
1.117.1
SU is and its Affiliates are validly existing and in good standing under the Applicable Laws of the jurisdiction of its incorporation and SU has the full right, power and authority to enter into this Agreement, conduct the Research Program, grant the licenses under this Agreement and disclose to BI such information and Know-How that is disclosed by SU in performance of its obligations under this Agreement;
1.117.2
This Agreement has been duly executed by it and is legally binding upon it, enforceable in accordance with its terms, and does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material Applicable Law of any court, governmental body or administrative or other agency having jurisdiction over it.
1.117.3
SU is not a party to or otherwise bound by any agreements, oral or written, that are inconsistent with its obligations, or BI’s rights, under this Agreement;
1.117.4
SU has all the necessary rights, title and interest to grant the licenses set forth in Sections 5.1 and 5.2 of this Agreement;
1.117.5
Schedule 1.51 (“Licensed Technology”) includes all Patents Controlled by SU that are reasonably necessary or useful for Exploiting any Compound or Product in the Field in the Territory and are in force or pending and have not been abandoned;
1.117.6
SU is not in breach of its obligations under the Upstream Licenses in a way that would entitle the respective licensor to terminate the respective Upstream License.
1.117.7
To SU’s Knowledge, there are no Third Party Intellectual Property rights that would be infringed by the use of the Licensed Technology to conduct the Research Program in the manner contemplated by the Research Plan;
1.41.1
SU has not previously assigned, transferred, conveyed or otherwise encumbered its right, title and interest in and to the Licensed Technology in a manner that prevents SU from granting to BI rights to the Licensed Technology as required by this Agreement;
1.41.2
To SU’s Knowledge, the materials and methods to be employed by or on behalf of SU or provided by or on behalf of SU to BI to perform the Research Program according to the Research Plan [*];
1.117.8
There are no written claims, judgments or settlements pending against SU, its Affiliates or, to SU’s Knowledge, the licensors under the Upstream Licenses with respect to the Licensed Technology and SU has not received notice that any such claims, judgments or settlements are threatened.
1.117.9
SU has furnished or made available to BI [*].
1.117.10
SU (а) has never been debarred or subject to debarment or has received written notice from the FDA of an intent to debar or has been convicted of а crime for which an entity or Person could be debarred under 21 U.S.C. §335а; or (b) has never been under indictment for a crime for which a person or entity could be debarred under 21 U.S.С. §335а.
1.118
BI Representations. BI represents and warrants to SU that as of the Effective Date:
1.41.3
BI is validly existing and in good standing under the Applicable Laws of the state of its incorporation and has the full right, power and authority to enter into this Agreement;
1.118.1
This Agreement has been duly executed by it and is legally binding upon it, enforceable in accordance with its terms, and does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material Applicable Law of any court, governmental body or administrative or other agency having jurisdiction over it.
1.118.2
BI is not a party to any agreements, oral or written, that are inconsistent with its obligations under this Agreement.
1.118.3
BI (а) has never been debarred or subject to debarment or has received written notice from the FDA of an intent to debar or has been convicted of а crime for which an entity or Person could be debarred under 21 U.S.C. §335а; or (b) has never been under indictment for a crime for which a person or entity could be debarred under 21 U.S.С. §335а.
1.119
SU Covenants
1.119.1
SU shall not, during the term as determined in Section 17.1 (“Term”), enter into any agreements, oral or written, that are inconsistent with its obligations under this Agreement;
1.119.2
SU shall ensure that all employee Inventions made in connection with the Agreement will be duly transferred to SU;
1.119.3
SU shall not assign, transfer, convey or otherwise encumber its right, title and interest in and to the Licensed Technology, to the extent such assignment, transfer, conveyance or encumbrance conflicts any right granted to BI under this Agreement;
1.119.4
SU has obtained all authorizations and approvals and has notified all authorities necessary for its conduct of animal experiments pursuant to the Research Program and it will strictly comply with all Applicable Laws for the handling, treatment, welfare and ethical treatment of animals in the Research Program;
1.119.5
SU shall not, during the term of this Agreement, (i) breach any of its material obligations under the Upstream Licenses and/or New Technology Licenses and/or (ii) terminate or amend (in a manner that would adversely affect BI’s rights as a sublicensee) any of the Upstream Licenses and/or New Technology Licenses without BI’s prior written approval;
1.119.6
If, during the term of this Agreement, SU becomes aware that it or any of its employees, officers, independent contractors, consultants or agents rendering services relating to the Products: (a) is or will be debarred or convicted of a crime for which a person or entity could be debarred under 21 U.S.C. §335а; or (b) is under indictment for a crime for which a person or entity could be debarred under 21 U.S.C. §335а, then SU shall promptly notify BI of same in writing; and
1.119.7
SU will not knowingly (a) emрlоу or use any Third Party that employs any person debarred by the FDA (or subject to similar sanction of the EMA or other Regulatory Authority) or (b) еmрlоу any person that is the subject of an FDA debarment investigation or proceeding (or similar proceeding of the EMA or other Regulatory Authority), in each of (a)-(b), in the conduct of its activities under this Agreement.
1.120
BI Covenants.
1.120.1
BI shall not, during the term of this Agreement as determined in Section 17.1 (“Term”), enter into any agreements, oral or written, that are inconsistent with its obligations under this Agreement.
1.120.2
BI shall ensure that all employee Inventions made in connection with the Agreement will be duly transferred to BI;
1.120.3
BI has obtained all authorizations and approvals and has notified all authorities necessary for its conduct of animal experiments pursuant to the Research Program and it will strictly comply with all Applicable Laws for the handling, treatment, welfare and ethical treatment of animals in the Research Program; and
1.120.4
BI will not knowingly (a) emрlоу or use any Third Party that employs any person debarred by the FDA (or subject to similar sanction of the EMA or other Regulatory

Authority) or (b) еmрlоу any person that is the subject of an FDA debarment investigation or proceeding (or similar proceeding of the EMA or other Regulatory Authority), in each of (a)-(b), in the conduct of its activities under this Agreement.
1.121
DISCLAIMER. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH HEREIN, NEITHER PARTY MAKES ANY REPRESENTATIONS OR GRANTS ANY WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND ЕАСH PARTY SPECIFICALLY DISCLAIMS ANY OTHER WARRANTIES, WHETHER WRITTEN OR ORAL, OR EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR USE OR PURPOSE OR ANY WARRANTY AS ТО THE VALIDITY OF ANY PATENTS OR ТНЕ NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.
13.
Trade Compliance
1.42
The Parties acknowledge that any products, goods, software, technology (specific technical information necessary for the development, production or use of a product) and technical services provided by either Party under this Agreement (hereinafter “Items”) may be subject to international, EU, U.S. or other applicable trade compliance and/or export control laws and regulations (hereinafter “Trade Compliance Laws”) restricting exports, re-exports, transfer or disclosures, regardless of the mode of provision. The Parties shall comply with all such Trade Compliance Laws to the extent applicable.
1.43
If the Item is subject to any restriction or license requirement under the Trade Compliance Laws, the Parties shall notify each other about these restrictions accordingly. Upon request, the Parties shall cooperate with each other by providing information and other assistance necessary for the classification, export documentation, license determination, export licensing etc. of Items provided under this Agreement.
1.44
The Parties confirm that they are neither a “Sanctioned Party” in terms of UN, U.S., EU or any national “Sanctioned Party List” nor Controlled by a “Sanctioned Party”. The Parties notify each other without delay in case of any changes of this status.
14.
CUSTOMS26F
1.122
Both Parties hereby agree that SU will not ship any Material without the prior written request by BI. BI will request such Material through a purchase order or similar documentation which will outline the specific amount and price assigned to it as agreed between the Parties.
1.123
SU hereby agrees to monitor total Material synthesis/production and shipment for each Material under the Agreement on a yearly basis. SU shall share such data by filling in the form attached hereto as Schedule 14.2 and by sending it to BI within [*] of the beginning of each Calendar

Year to document the shipments during the previous Calendar Year. Such documentation shall include shipments by Third Parties to BI on behalf of SU.
1.124
To enable BI to perform Material synthesis/production, SU agrees to transfer the synthesis/production protocols and, in case of biological material, cell banks, of all Materials to BI.
1.125
SU agrees to collaborate with BI on determining the potential of SU becoming an approved exporter in a country that has a Reciprocal Preferential Trade Agreement with the EU in place and therefore all Materials meet preferential origin status.
1.126
SU hereby declares that the Material referred to in this Agreement is/are originated from the home country of SU and correspond and fulfill the rules of origin for preferential trade with the EU. SU shall undertake to make available to BI any additional documents required by the relevant customs authorities to prove this.
1.127
SU undertakes to provide legal authorizations for the issue of preference certificates, in particular the status of the authorized exporter under EU free trade agreements or a comparable status in other EU preferential agreements (for example, the status as a registered exporter in the general preferential system (GSP) and ensure the correct exercise of the obligations resulting from the granting of the respective status.
1.128
To comply with Applicable Law, following expiration or termination of this Agreement, SU shall continue to support BI in matters related to Taxes and customs compliance.
15.
ANIMAL WELFARE AND USE27F
1.129
SU represents, warrants and covenants to BI that:

1.129.1
It has obtained and will maintain in full force and effect any and all registrations, licenses, approvals and permits from governmental and other authorities and has notified all authorities necessary for the conduct of animal experiments as it may be required to maintain to conduct the activities allocated to SU pursuant to the Research Plan as required under Applicable Law or it will engage a Third Party service provider that possesses such required registrations, licenses, approvals and permits to perform such activities on SU’s behalf and it will strictly comply with all laws, regulations and guidelines for the handling, treatment, welfare and ethical treatment of animals in research and that it has truthfully completed the Animal Welfare Questionnaire attached hereto as Schedule 15.1.1 (“Animal Welfare Questionnaire”);
1.129.2
it will at all times maintain, adopt and adhere to generally accepted professional standards governing the procurement, provision, care, welfare, treatment, and use of research animals in its actual research and experimentation under the Research Plan, and shall ensure that all SU personnel involved in any such activities are qualified by training and experience to perform same in accordance with such standards;
1.129.3
it will permit BI to inspect and audit its animal care, welfare, housing and use facilities, which are used in connection with the Research Plan, and related records upon request to ensure compliance with this Article and shall cooperate with, facilitate and otherwise support BI in any such inspection and audit up to [*] at its own cost and expense, provided that BI shall provide SU with reasonable advance notice of such inspection and audit. SU will schedule the inspection and audit within [*] of such request.
1.130
The Parties acknowledge and agree that all laboratory animals used, procured or bred by or on behalf of SU under this Agreement are not owned by BI.
16.
INDEMNIFICATION AND LIMITATION OF LIABILITY
1.131
Indemnification by SU. Subject to Section 16.4 (“LIMITATION OF LIABLITY”), SU shall indemnify, defend, and hold harmless BI, and its Affiliates, and their respective officers, directors, employees, licensors, and their respective successors, heirs and assigns and representatives (the “BI Indemnitees”), from and against any and all damages, losses, suits, proceedings, liabilities, costs (including without limitation reasonable legal expenses, costs of litigation and reasonable attorney’s fees) or judgments, whether for money or equitable relief, of any kind (“Damages”) resulting from Third Party (including SU employees) claims or actions, to the extent arising out of or relating to, directly or indirectly: (i) the negligence, recklessness or wrongful intentional acts or omissions of SU, its Affiliates and/or subcontractors and its respective officers, directors, employees in connection with SU's performance of its obligations or exercise of its rights under this Agreement, (ii) any breach by SU of any obligation, representation, warranty or covenant set forth in this Agreement, and (iii) the failure to comply with any Applicable Laws by SU, its Affiliates, or any of its subcontractors, except in any such case (i)-(iii) for Damages to the extent reasonably attributable to any BI Indemnitee with respect to any matter for which BI is liable to indemnify SU pursuant to Section 16.2 (“Indemnification by BI”).
1.132
Indemnification by BI. Subject to Section 16.4 (“Limitation of Liability”), BI shall indemnify, defend, and hold harmless SU and its Affiliates, and their respective officers, directors, employees, licensors, and their respective successors, heirs and assigns and representatives (the “SU Indemnitees”), from and against any and all Damages resulting from Third Party (including BI employees) claims or actions, to the extent arising out of or relating to, directly or indirectly: (i) the negligence, recklessness or wrongful intentional acts or omissions of BI or its Affiliates, and its or their respective directors, officers and employees, in connection with BI’s performance of its obligations or exercise of its rights under this Agreement, (ii) any breach by BI of any obligation, representation, warranty or covenant in this Agreement, (iii) the failure to comply with Applicable Laws by BI or any of its Affiliates and (iv) the Exploitation of any Compound or Product by or on behalf of BI, its Affiliates or Sublicensees, except in any such case for Damages to the extent reasonably attributable to any SU Indemnitee with respect to any matter for which SU is liable to indemnify BI pursuant to Section 16.1 (“Indemnification by SU”).
1.133
Notification; Assumption of Defence; Cooperation and Assistance. In the event that a Party seeks indemnification hereunder with respect to a Third Party claim (a “Third Party Claim”), the Party seeking indemnification (the “Indemnified Party”) shall promptly notify the other Party (the “Indemnifying Party”) in writing of any Third Party Claim in respect of which it intends to claim indemnification under this Article 16. Any failure to provide the Indemnifying Party with any such notice will not relieve the Indemnifying Party from any liability that it may have to the Indemnified Party under this Article 16 except to the extent that the ability of the Indemnifying Party to defend such claim is materially prejudiced by the Indemnified Party's failure to give such notice. If the Indemnifying Party assumes such defence, the Indemnified Party will have the right to participate in the defence thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party; provided, that the Indemnified Party will have the right to employ counsel to represent it at the expense of the Indemnifying Party if the Indemnified Party has been advised by its counsel that there are one or more legal defences available to it that are different from or additional to those available to the Indemnifying Party or that there is otherwise a potential conflict between the interests of the Indemnified Party and the Indemnifying Party, in which event the reasonable fees and expenses of such separate counsel will be paid by the Indemnifying Party. If the Indemnifying Party does not assume control of the defence of a Third Party Claim within [*] after the receipt by the Indemnifying Party of the notice required pursuant to this Section 16.3 (“Notification; Assumption of Defence; Cooperation and Assistance”), the Indemnified Party will have the right to defend such claim in such manner as it may deem appropriate at the reasonable cost and expense of the Indemnifying Party. The Indemnified Party shall cooperate as may be reasonably requested in order to ensure the proper and adequate defence of any action, claim or liability covered by this indemnification. The Indemnifying Party may not settle or otherwise dispose of any Third Party Claim without the prior written consent of the Indemnified Party unless such settlement includes only the payment of monetary damages (which are fully paid by the Indemnifying Party), does not impose any injunctive or equitable relief upon the Indemnified Party, does not require any admission or acknowledgment of liability or fault of the Indemnified Party and contains an unconditional release of the Indemnified Party in respect of such Third Party Claim. The Indemnified Party may not settle or otherwise dispose of any Third Party Claim for which the Indemnifying Party may be liable for damages under this Agreement without the prior written consent of the Indemnifying Party.
1.134
LIMITATION OF LIABILITY. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT OR OTHERWISE, NEITHER PARTY SHALL BE LIABLE TO THE OTHER WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT, WHETHER

UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY, FOR ANY INCIDENTAL, INDIRECT, SPECIAL, EXEMPLARY, PUNITIVE, MULTIPLE, OR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, LOST PROFITS, LOSS OF USE, DAMAGE TO GOODWILL, OR LOSS OF BUSINESS); PROVIDED, HOWEVER, THAT THE FOREGOING SHALL NOT APPLY TO ANY BREACH BY A PARTY OF ARTICLE 10 (“CONFIDENTIALTY”) OR 12 (“REPRESENTATIONS, WARRANTIES AND COVENANTS”) OF THIS AGREEMENT, A PARTY’S INDEMNIFICATION OBLIGATIONS UNDER THIS ARTICLE 16, THE WILLFUL BREACH OR WILLFUL MISCONDUCT OF THIS AGREEMENT, OR GROSS NEGLIGENCE OR FRAUD BY A PARTY.
17.
TERM & TERMINATION
1.135
Term. This Agreement shall become effective upon the Effective Date and, if not otherwise terminated earlier pursuant to this Article 17 (“TERM & TERMINATION”), shall continue in full force and effect (a) until [*] after the end of the Research Program (the “Selection Period”) if BI has not then selected at least one Target-Specific mono Fzd4 SWAP as a Compound by notice to SU28F or (b) on a country-by-country and Product-by-Product basis until the expiration of the Royalty Term if, prior to or on the end of the Selection Period, BI selects at least one Target-Specific mono Fzd4 SWAP as a Compound .
1.136
Termination for Cause. This Agreement may be terminated at any time during the term of this Agreement by either Party:
1.136.1
Upon Default by the other Party (the “Defaulting Party”) which Default remains uncured for [*] (the “Default Cure Period”), measured from the date the Defaulting Party receives written notice provided by the other Party (the “Non-Defaulting Party“) of such Default (the “Default Notice“). The Default Notice shall identify the Default, the intent to so terminate this Agreement if the Default remains uncured at the end of the Default Cure Period and the actions or conduct that it considers would be an acceptable cure of such Default. In case the Defaulting Party disputes the Default under this Section 17.2.1, then the issue of whether the Non-Defaulting Party may properly terminate this Agreement on expiration of the Default Cure Period shall be resolved in accordance with Article 18 (“DISPUTE RESOLUTION”). If the Parties agree or an arbitral tribunal determines in an interim arbitral award that the alleged Defaulting Party committed a Default and the Defaulting Party does not subsequently cure such Default within [*] after the date of such agreement or receipt of the interim arbitral award (the “Additional Cure Period”), then such termination shall be effective as of the expiration of the Additional Cure Period and the arbitral tribunal shall be notified accordingly. If either Party disputes whether such Default was so cured, either Party alone may request the same arbitral tribunal to determine whether it was so cured. The Parties shall cooperate to allow such determination to be made within [*] after such request by either Party. Such dispute resolution process under Article 18 does not suspend any obligations of either Party hereunder, and each Party shall use reasonable efforts to mitigate any damage. If as a result of the Parties’ agreement or an interim or final arbitral award it is determined that the alleged Defaulting Party did not commit such Default (or such Default was cured in accordance with this Section 17.2.1, including during the Additional Cure Period), then no termination shall be effective, and this Agreement shall continue in full force and effect. Notwithstanding the foregoing, [*].
1.136.2
To the extent permitted by Applicable Laws upon the filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings, or upon an assignment of a substantial portion of the assets for the benefit of creditors by the other Party provided, however, that in the case of any involuntary bankruptcy proceeding such right to terminate shall only become effective if the Party consents to the involuntary bankruptcy or such proceeding is not dismissed within [*] after the filing thereof.
1.137
Termination by BI at Will. BI shall have the right to terminate this Agreement at will upon (i) [*] prior written notice to SU, provided such termination notice will be received by SU prior to [*]; or (ii) [*] prior written notice to SU, provided such termination notice will be received by SU after [*].

1.138
Effects of Expiration or Termination.
1.138.1
Effects of Termination by SU for Cause or by BI at Will. Upon termination of the Agreement by (i) SU pursuant to Section 17.2 (“Termination for Cause”), or (ii) BI according to Section 17.3 (“Termination by BI at Will”):29F
a.
All licenses granted by a Party to the other Party under this Agreement shall immediately terminate;
b.
If such termination occurs prior to the expiration of the Research Term, SU and BI shall as soon as possible wind down and terminate further activities under the Research Program;
c.
Except as reasonably necessary to exercise any surviving right or obligation hereunder, (i) SU shall promptly return to BI or destroy all Confidential Information of BI and, in accordance with Section 2.3, all BI Materials and (ii) BI shall promptly return to SU or destroy all Confidential Information of SU;

d.
To the extent requested by SU, BI shall, at its sole discretion, either elect to (i) enter into a license agreement whereby BI grants to SU a non-exclusive, worldwide, royalty-bearing, sublicensable license to Develop and Commercialize Compounds or Products, which license shall, if requested by SU, be exclusive with respect to the Compounds and Products, under BI’s rights to the (x) Foreground IP Controlled by BI and/or (y) any BI Background IP that has been used for Development or Commercialization of Compounds or Products prior to the time of termination that is reasonably necessary or useful to further develop, manufacture and commercialize any Compounds or Products, or (ii) assign ownership of such Foreground IP and/or such Background IP to SU; always provided that any rights to any BI or Third Party Controlled therapeutically active ingredient (other than a Compound) or device included in any Combination Product(s) or Co-Packaged Product shall be excluded. In each case (i) and (ii), if SU [*], SU shall have an obligation to pay to BI (a) [*] (b) [*] or (c) [*]. In each case (i) and (ii), if SU [*], SU shall pay to BI (i) [*] or (ii) [*]. If [*], SU shall not have any payment obligation to BI for such Product.
e.
In case BI licenses or assigns the rights to Foreground IP as set forth in Section 17.4.1d.
(i)
if applicable, the Parties shall, to the extent requested by SU, and at [*]’s cost and expense, cooperate to promptly transfer to SU the ownership of regulatory filings and approvals to the extent permitted by Applicable Laws, or if a transfer of ownership is not permitted under Applicable Laws, to provide SU a right of reference, contractual or other right as will enable SU to effectively benefit from and control such regulatory filings and approvals, in each case to the extent required for SU to pursue the Development of Compounds and/or Products;
(ii)
BI shall to the extent requested by SU, provide to SU all Know-How (including data) and Materials (1) [*], or (2) [*], in each case of (1) or (2) provided that such Know-How and Materials [*]. Notwithstanding the foregoing, BI shall not be under an obligation to provide any such data if this is not permitted by Applicable Law, including without limitation, applicable data protection laws and regulations.
1.1.1
Effects of Termination by BI for Cause. Upon the termination of this Agreement by BI pursuant to Section 17.2 (“Termination for Cause”) [*] will apply.
1.1.2
[*]BI Termination [*]. [*] BI may in its discretion [*] and render notice to SU accordingly. For the avoidance of doubt, if BI [*], it shall [*], unless this Agreement [*]

terminated by BI or SU pursuant to Section 17.2 (“Termination for Cause”) or by BI pursuant to 17.3 (“Termination by BI at Will”), subject to the conditions set forth in this Section:
a.
BI shall [*], subject to [*]; except that [*]; provided, however, that [*].
b.
Any [*] and, if applicable, all [*] will be [*] following the [*].
1.138.2
Rights Accruing Prior to Expiration or Termination. Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination. Any expiration or termination of this Agreement shall be without prejudice to the rights of either Party against the other accrued or accruing under this Agreement prior to expiration or termination, including the obligation to pay for any amounts that accrued prior to the effective date of such expiration or termination.
1.139
Survival. Expiration or termination of this Agreement for any reason shall not relieve a Party from obligations and duties which (i) by their nature extend beyond the expiration or termination of this Agreement or (ii) that are expressly indicated to survive the termination or expiration of this Agreement. Without limiting the foregoing, the following provisions shall expressly survive any such expiration or termination: Articles 1, 10, 11 (solely with respect to payment obligations that accrued prior to the effective date of termination or expiration), 16, 18 and Sections 5.3, 5.6, 9.1, 9.3, 12.5, 14.7, 17.4, 17.5, 19.3 19.5, 19.6, 19.8, and 19.10 through 19.18.
18.
DISPUTE RESOLUTION
1.140
Dispute Resolution.31F Except as provided in Sections 7.2 and 7.3 of this Agreement (regarding the responsibilities and decision-making of the JSC), any dispute, controversy or claim arising out of, in connection with or relating to this Agreement, including any question regarding its existence, formation, validity, enforceability or termination (each a “Dispute”) shall be referred for resolution to the respective Senior Executives of each Party or their duly authorized respective designees with equivalent decision-making authority with respect to matters under this Agreement. The Senior Executives shall attempt in good faith to resolve such Dispute by unanimous consent.
1.141
If the Senior Executives cannot resolve such Dispute within [*] of the matter being referred to them, either Party shall have the right to submit the Dispute to final and binding arbitration (“Request”) under the Rules of Arbitration of the International Chamber of Commerce (the “ICC”) in effect at the time the arbitration case is initiated (the “Rules”), except as otherwise provided in this Article 18. Any disputes concerning the propriety of the commencement of an arbitration shall be resolved by the arbitral tribunal.

1.142
The arbitration shall be conducted by a tribunal of three arbitrators, one nominated by the initiating Party in the Request, the second nominated by the responding Party within [*] after receipt of the Request, and the third, who shall act as chairperson, nominated jointly by the arbitrators within [*] of the nomination of the second arbitrator. If any arbitrator is not nominated within these time periods, the ICC shall appoint such arbitrator. All arbitrators shall be impartial and independent. No arbitrator shall be an employee, director or shareholder of either Party or any of their affiliated companies but each shall have experience in the pharmaceutical industry. The chairperson shall [*].
1.143
The arbitral tribunal shall have the power to decide all questions of arbitrability to the extent permitted by Applicable Law, including the scope, applicability of the agreement to arbitrate.
1.144
The seat, or legal place, of arbitration shall be New York, NY, USA. The arbitration proceedings and all pleadings and written evidence shall be in the English language. Any written evidence originally in another language shall be submitted in English translation accompanied by the original or a true copy thereof. Each Party agrees to use reasonable efforts to make all of its current employees available to testify or provide written statements, if reasonably necessary.
1.145
Each Party shall bear its own costs, expenses and attorneys' fees incurred in connection with any arbitration. However, the arbitral tribunal shall include in its award an allocation to any Party of costs, expenses and reasonable attorneys' fees, including but not limited to any costs, fees and expenses imposed by the arbitrators or the ICC, as the arbitral tribunal shall deem reasonable. In making such allocation, the arbitral tribunal shall consider the relative success of the Parties on their claims, counterclaims and defences.
1.146
Confirmation of, or judgment upon, any award rendered by the arbitral tribunal may be entered in any competent court or application may be made to any competent court for recognition of such an award and order for enforcement.
1.147
Any payment to be made by a Party pursuant to a decision of the arbitral tribunal shall be made in US dollars, without any deductions made for Tax obligations or any other deductions.
1.45
Neither Party shall be required to [*].
1.148
Interim Relief. Nothing in this Agreement shall limit the right of either Party to apply to the arbitral tribunal or any court of competent jurisdiction for any non-monetary interim relief or provisional remedy, including a temporary restraining order, preliminary injunction or other interim or conservatory relief that may be available under Applicable Law. The arbitral tribunal shall have the authority to grant any provisional or interim remedy that would be available under the Rules or from a court of competent jurisdiction.

1.149
Confidentiality. Except to the extent necessary for the conduct of the arbitration, to protect or pursue a legal right, or to enforce or challenge an award, decision or ruling in bona fide legal proceedings, and except as may be otherwise required under Applicable Law, including without limitation stock market rules and regulations applicable to the Parties as listed companies, neither Party may, and the Parties shall instruct the arbitrators not to, disclose the existence, content, or results of a dispute without the prior written consent of the other Party.
19.
MISCELLANEOUS
1.150
Affiliates. BI may perform its obligations hereunder personally or through one or more Affiliates, although BI shall nonetheless be solely responsible for the performance of its Affiliates. BI shall remain primarily liable for any acts or omissions of its Affiliates. In the event that parts of the scope of work are performed by SU in close collaboration with an Affiliate of BI, BI may notify SU thereof and SU shall Invoice such BI Affiliate according to the information provided by BI.32F
1.151
Subcontracting to Third Parties. SU shall not subcontract any of its obligations under this Agreement to any Third Party if not expressly agreed in writing by BI. Upon subcontracting of a Third Party agreed by BI, SU shall in relation to BI be responsible for the acts and omissions of any subcontractors used to fulfill SU’s obligations hereunder, as if such acts and omissions were its own.33F
1.152
Assignment. Subject to Sections 5.2 and 5.6, this Agreement may not be assigned or otherwise transferred, nor may any right or obligation under this Agreement be assigned or transferred, by either Party without the consent of the other Party; provided, that each Party may, without such consent, assign this Agreement and its rights and obligations hereunder (A) to an Affiliate of such Party, provided that such Party shall remain responsible for such Affiliate’s conduct; or (B) in the event of its merger or consolidation or change in control or similar transaction provided that [*].
1.153
Force Majeure. Neither Party shall be liable or deemed in default for failure to perform any duty or obligation that such Party may have under this Agreement where such failure has been occasioned by any act of God, fire, external strike, inevitable accidents, war, or any other cause outside the reasonable control of that Party, and occurring without its fault or negligence. The Party whose performance has so been interrupted shall give the other Party notice of the interruption and cause thereof, and shall use every reasonable means to resume full performance of this Agreement as soon as possible.
1.154
Severability. In the event that any clause or portion thereof in this Agreement is for any reason held to be invalid, illegal or unenforceable, the same shall not affect any other portion of this Agreement, as it is the intent of the Parties that this Agreement shall be construed in such fashion as to maintain its existence, validity and enforceability to the greatest extent possible. In any such event, this Agreement shall be construed as if such clause of portion thereof had never been contained in this Agreement, and there shall be deemed substituted therefore such provision as will most nearly carry out the intent of the Parties as expressed in this Agreement to the fullest extent permitted by Applicable Law unless doing so would have the effect of materially altering the right and obligations of the Parties.
1.155
Waiver. The failure of either Party to require performance by the other Party of any of that other Party’s obligations hereunder shall in no manner affect the right of such Party to enforce the same at a later time. No waiver by any Party of any condition, or of the breach of any provision, term, representation or warranty contained in this Agreement shall be deemed to be or construed as a further or continuing waiver of any such condition or breach, or of any other condition or of the breach of any other provision, term, representation, or warranty hereof. The remedies provided in this Agreement are not exclusive and the Party suffering from a breach or default of this Agreement may pursue all other remedies, both legal and equitable, alternatively or cumulatively.
1.156
Anti-Bribery/Anti-Corruption. SU represents and warrants that it, its owners, directors, officers, employees, sub-contractors and agents will act in full compliance with any applicable anti-bribery and anti-corruption laws and regulations, industry and professional codes of practice (including without limitation FCPA, UK Bribery Act, German Criminal Code, and any other international or local legislation, which may become applicable in connection to the Agreement) and will not offer, promise, pay or arrange for payment or giving of a bribe or any benefit, advantage or anything of value to any Public Official, individual, entity or any other third party in exchange for an improper advantage in any form either directly or indirectly. Any violation of this Section 19.7 constitutes a material breach of this Agreement and will allow BI to terminate this Agreement with immediate effect. SU shall indemnify and hold BI harmless for any loss or damage resulting of a breach by SU, its directors, officers, employees, sub-contractors and agents of this Section 19.7 (“Anti-Bribery/Anti-Corruption”).
1.157
Notices. Any notices and Invoices given under this Agreement shall be in writing and shall be deemed given (i) upon the date of personal delivery or by facsimile transmission (receipt verified), or (ii) one (1) Business Day after dispatch by overnight courier and if confirmed by delivery of the hardcopy original by overnight courier; or (iii) five (5) Business Days after dispatch of registered or certified mail (return receipt requested) and if confirmed by delivery of the hardcopy original by registered mail, in each case postage prepaid, provided that such date is a Business Day (otherwise on the next Business Day) and, in each of subsection (i), (ii) or (iii), above, to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice, provided, however, that notices of a change of address shall be effective only upon receipt thereof):

If to SU:

Surrozen Operating Inc.

Attn: Head of Business Development and Head of Legal

171 Oyster Point Blvd, Suite 400

South San Francisco, CA 94080

Emails: [*]

With a copy to:

Marya Postner

Cooley

3175 Hanover Street

Palo Alto, CA 94304-1130

Email: [*]

If to BI:

Boehringer Ingelheim International GmbH

Attn: Head of Transactions and Contract Management

Binger Strasse 173

55216 Ingelheim am Rhein

Germany

E-mail: [*]

With a copy to:

Head of Corporate Legal

(Address as above)

Fax: [*]

1.158
Insurance. During the term of this Agreement, each of the Parties shall maintain insurance consistent with normal business practice and adequate to cover the risks under this Agreement in an amount and for a time period that are usual and customary for a pharmaceutical company of its size (or reasonable self-insurance sufficient to provide materially the same level and type of protection). Each Party shall provide to the other, upon request of the other Party from time to time during the term of this Agreement, a certificate of insurance verifying the existence of such insurance. However, it is understood that the maintenance of such insurance coverage will not relieve either Party of its other obligations under this Agreement.

1.159
Governing Law. This Agreement shall be construed in accordance with and governed exclusively by the laws of the state of New York without regard to the United Nations Convention on Contracts for the International Sales of Goods (CISG) and the rules of conflict of law.
1.160
Headings; Interpretation. The captions to the Articles and Sections of this Agreement are not a part of this Agreement but are merely for convenience to assist in locating and reading the several Sections of this Agreement. Unless specified to the contrary, references to Articles, Sections and Appendices mean the Articles, Sections or Appendices to this Agreement and references to this Agreement include all Appendices hereto. Unless context otherwise clearly requires, whenever used in this Agreement: (i) the words “include” or “including” shall be construed as incorporating, also, “but not limited to” or “without limitation34F;” (ii) the word “day” or “year” means a calendar day or year unless otherwise specified; (iii) the word “notice” means notice in writing (whether or not specifically stated) and shall include notices, consents, approvals and other communications contemplated under this Agreement; (iv) the words “hereof,” “herein,” “hereby” and derivative or similar words refer to this Agreement (including all Appendices); (v) the word “or” shall be construed as the inclusive meaning identified with the phrase “and/or;” (vi) provisions that require that a Party, the Parties or a Committee hereunder “agree,” “consent” or “approve” or the like shall require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise; (vii) words of any gender include the other gender; (viii) words using the singular or plural number also include the plural or singular number, respectively; (x) references to any specific law, rule or regulation, or article, section or other division thereof, shall be deemed to include the then-current amendments thereto or any replacement law, rule or regulation thereof; (ix) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with Accounting Standards and any particular cost or expense shall be accounted for only once; and (x) neither Party or its Affiliates shall be deemed to be acting “on behalf of” or “under authority of” the other Party.
1.161
Entire Agreement; Amendments. This Agreement represents the entire and integrated agreement between the Parties with respect to the subject matter herein and supersedes all prior and contemporaneous negotiations, representations or agreements, either written or oral, regarding the subject matter of this Agreement, including without limitation any secrecy agreement entered into by the Parties prior to this Agreement. All information exchanged between the Parties under any such prior secrecy agreement shall be deemed to have been disclosed under this Agreement and shall be treated as Confidential Information hereunder. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by authorized representatives of both Parties.
1.162
Independent Contractors. It is expressly agreed that SU and BI shall be independent contractors and that the relationship between the Parties shall not constitute a partnership, joint venture or agency. Neither SU nor BI shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other Party, without the prior written consent of the other Party.
1.163
Non-Employment. Each Party or where applicable, its subcontractors, shall at all times be and remain the sole employer of persons assigned to the performance of work by such Party hereunder and shall assume any and all obligations, responsibilities and risks to such employment and the possible termination thereof.
1.164
Third Party Beneficiaries. None of the provisions of this Agreement shall be for the benefit of or enforceable by any Third Party, including, without limitation, any creditor of either Party. No such Third Party shall obtain any right under any provision of this Agreement or shall by reasons of any such provision make any claim in respect of any debt, liability or obligation (or otherwise) against either Party.
1.165
Further Assurances. Each of SU and BI agrees to duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including, without limitation, the filing of such additional assignments, agreements, documents and instruments, as the other Party may at any time and from time to time reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes of, or to better assure and confirm unto such other Party its rights and remedies under, this Agreement. Each person executing this agreement on behalf of a Party represents and warrants his/her capacity and authority to do so.
1.166
Cumulative Remedies. No remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under Applicable Law or in equity.
1.167
Counterparts; Electronic Delivery. This Agreement, and any amendments thereto, may be executed in counter-parts with the same effect as if both Parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument. Signatures to this Agreement or its amendments, transmitted by email in “portable document format” (“.pdf”), via DocuSign, or by any other electronic means intended to preserve the original graphic and pictorial appearance of this Agreement, or its amendment, shall have the same effect as physical delivery of the paper document bearing original signature.

[the remainder of this page is intentionally blank]

IN WITNESS WHEREOF, the Parties have executed this Agreement in duplicate originals by their duly authorized representatives as of the date and year first above written

Boehringer Ingelheim International GmbH

By: /s/ ppa. Detlev Mennerich

Name: Detlev Mennerich

Title: Authorized Signatory

By: /s/ ppa. Dorothee Schwall-Rudolph

Name: Dorothee Schwall-Rudolph

Title: Authorized Signatory

Surrozen OPERATING, INC.

By: /s/ Charles Williams

Name: Charles Williams

Title: Chief Financial Officer

Schedules:

Schedule 1.44: Requirements for Invoices

Schedule 1.51: Non-Exhaustive List of Licensed Technology

Schedule 1.77: Research Plan

Schedule 1.91: Side Letters

Schedule 2.3: Material Transfer Record Form

Schedule 3.3: Development Report

Schedule 5.5: Upstream License Terms and Required Information

Schedule 6.1: Technology Data Package Transfer

Schedule 6.4: Material Supply

Schedule 10.4: Press Release

Schedule 14.2: Partner Shipment Form

Schedule 15.1.1: Animal Welfare Questionnaire

Schedule 1.44
Requirements for Invoices

[*]

Schedule1.51
Non-Exhaustive List of Licensed Technology

[*]

{3 Pages Omitted}

Schedule 1.77

Research Plan

[*]

{15 Pages Omitted}

Schedule 1.91

[*]

{59 Pages Omitted}

SCHEDULE 2.3

Material Transfer Record Form

[*]

{4 Pages Omitted}

Schedule 3.3

Development Report

[*]

{6 Pages Omitted}

Schedule 5.5

Upstream License Provisions

[*]

{12 Pages Omitted}

(a)

Schedule 6.15F

Technology Data Package Transfer

[*]

© 2020 Boehringer Ingelheim International GmbH or one or more of its affiliated companies. All rights reserved.

Schedule 6.4

Material Supply6F

[*]

Schedule 10.4

Press Release

[*]

{3 Pages Omitted}

Schedule 14.2

Partner Shipment Form

[*]

{3 Pages Omitted}

Schedule 15.1.1

Animal Welfare Questionnaire

[*]

{9 Pages Omitted}

Exhibit 31.1

CERTIFICATION PURSUANT TO

RULES 13a-14(a) AND 15d-14(a) UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Craig Parker, certify that:

1.
I have reviewed this quarterly report on Form 10-Q of Surrozen, Inc.;
2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;
4.
The registrant's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and we have:
(a)
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;
(b)
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;
(c)
Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and
(d)
Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and
5.
The registrant's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):
(a)
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and
(b)
Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date: November 14, 2022	By:	/s/ Craig Parker
Craig Parker
President and Chief Executive Officer and Director (Principal Executive Officer)

Exhibit 31.2

CERTIFICATION PURSUANT TO

RULES 13a-14(a) AND 15d-14(a) UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Charles Williams, certify that:

1.
I have reviewed this quarterly report on Form 10-Q of Surrozen, Inc;
2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;
4.
The registrant's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and we have:
(a)
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;
(b)
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;
(c)
Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and
(d)
Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and
5.
The registrant's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):
(a)
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and
(b)
Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date: November 14, 2022	By:	/s/ Charles Williams
Charles Williams
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Surrozen, Inc. (the “Company”) on Form 10-Q for the quarter ended September 30, 2022, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Craig Parker, President and Chief Executive Officer and Director of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1)
The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: November 14, 2022	By:	/s/ Craig Parker
Craig Parker
President and Chief Executive Officer and Director (Principal Executive Officer)

Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Surrozen, Inc. (the “Company”) on Form 10-Q for the quarter ended September 30, 2022, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Charles Williams, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1)
The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: November 14, 2022	By:	/s/ Charles Williams
Charles Williams
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)